UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
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0-11

HEIDRICK & STRUGGLES

HEIDRICK & STRUGGLES

Letter to Stockholders

April 12, 2024

Dear Fellow Stockholders,

As I begin my tenure as CEO, I am proud to be joining such an accomplished team at this exciting time in the company’s history. As a former Heidrick & Struggles client, I have a deep appreciation for the exceptional value we offer and the enormous opportunities that lie ahead.

2023 was an outstanding year for Heidrick & Struggles. We helped our clients discover and enable the visionary and transformative leadership they urgently needed during a time of almost unprecedented global and economic change. Our strong financial results reflect our success in doing that.

Even with our solid performance, I believe the opportunity in front of us is vast. The challenges facing companies today – an AI-driven revolution in work, deepening divisions at work and in societies, and a complex geopolitical landscape, to name just a few – demand that organizations have the right leadership, armed with the right tools, to thrive and grow. We are building a company that meets this urgent need.

Three principles drive our strategy:

1)

We partner with clients on some of their most important challenges, which grow in size and complexity every day. Against a backdrop of volatile operating environments and often-competing stakeholder expectations, our work powers client performance. When we effectively partner with clients to discover, enable, and advance great leaders and teams, we create substantial value for organizations and society.

2)

Our platform creates unique client value. Across our business lines, we believe our platform is unrivaled in its ability to find, assess, develop, support, and promote critical talent. These businesses are built on two core foundations. First, a community of unmatched professionals who leverage unique intellectual property and advanced technology to deliver inspired work. Second, a culture that ensures we bring the best of Heidrick – across businesses and boundaries – to each client problem.

3)

We are committed to transforming client value into shareholder value. For the third consecutive year, we delivered over $1 billion in net revenue. We also grew our Adjusted EBITDA to over $125 million and reported adjusted diluted earnings per share of $2.91[1].

Our purpose is to partner with clients to create unrivaled economic value for their organizations and communities. The evidence is very clear that great leaders, empowered with solutions to lift the performance of their teams and themselves, are the most important way to make that happen. We are hard at work creating more value for more clients in more ways – and we appreciate your partnership in this deeply rewarding work.

This year we will once again conduct our Annual Meeting in a virtual format. Stockholders attending the virtual meeting will be afforded the same rights and opportunities to participate as they would in-person.

You can attend our Annual Meeting by visiting www.virtualshareholdermeeting.com/HSII2024 where you will be able to listen to the meeting live, submit questions and vote. Information about the business to be conducted, attending the meeting and voting your shares may be found in the Notice of 2024 Annual Meeting of Stockholders and Proxy Statement.

On behalf of our Board of Directors and our entire management team, thank you for your continued confidence and investment in our firm and your warm welcome as I begin my tenure as CEO.

Sincerely,

Thomas L. Monahan III
Chief Executive Officer

1

Adjusted EBITDA and Adjusted Diluted Earnings Per Share are Non-GAAP financial measures. A reconciliation of these Non-GAAP financial measures to the most directly comparable GAAP financial measures can be found on Annexes A and B.

HEIDRICK & STRUGGLES

Notice of 2024 Annual

Meeting of Stockholders

of Heidrick & Struggles International, Inc.

Date and Time

May 23, 2024

8:00 a.m. Central Time

Online check-in will be available beginning at 7:45 a.m. Central Time. Please allow ample time for the online check-in process.

Place

The Annual Meeting will be held entirely online at: www.virtualshareholdermeeting.com/HSII2024.

If you plan to participate in the virtual meeting, please see “Questions and Answers About the Proxy Materials and the Annual Meeting.” Stockholders will be able to attend, vote and submit questions (both before, and for a portion of, the meeting) from any location via the internet.

Record Date

The Record Date for the determination of the stockholders entitled to vote at our Annual Meeting, and any adjournments or postponements thereof, was the close of business on March 28, 2024.

Distribution of Materials

This Notice, the proxy statement, the accompanying proxy card and our Form 10-K for the year ended December 31, 2023 are being distributed to stockholders beginning on or about April 12, 2024. These documents are also available on our website at

https://investors.heidrick.com/financial -information/proxy-materials.

Items of Business

Stockholders are being asked to vote on the four agenda items described below and to consider any other business properly brought before the 2024 Annual Meeting and any adjournment or postponement of the meeting:

1.	Election to our Board of Directors of the eight director nominees named in the attached proxy statement.

2.	An advisory vote to approve named executive officer compensation (say-on-pay).

3.	Ratification of the appointment of RSM US LLP as our independent registered public accounting firm for the 2024 fiscal year.

4.	Approval of the Fifth Amended and Restated Heidrick & Struggles 2012 GlobalShare Program.

To participate in the 2024 Annual Meeting, you will need the 16-digit control number included on your proxy card or on any additional voting instructions accompanying these proxy materials.

On behalf of the Board of Directors,

Tracey Heaton

Chief Legal Officer & Corporate Secretary

PROXY STATEMENT 2024

HEIDRICK & STRUGGLES

Proxy

Statement

1

PROXY STATEMENT 2024

We are providing the enclosed proxy materials to you in connection with the solicitation by the board of directors (the “Board”) of Heidrick & Struggles International, Inc. (“Heidrick & Struggles,” “Heidrick,” the “firm” or the “Company”) of proxies to be voted at the Annual Meeting of Stockholders to be held on May 23, 2024 (the “Annual Meeting”), or any adjournment or postponement thereof. The Annual Meeting will be held entirely online at www.virtualshareholdermeeting.com/HSII2024. We began distributing these proxy materials to our stockholders on or about April 12, 2024.

This proxy statement contains forward-looking statements within the meaning of the federal securities laws, including statements relating to our environmental stewardship, social responsibility and governance (“ESG”) related goals and expectations. The forward-looking statements are based on current expectations, estimates, forecasts, and projections about the industry in which we operate and management’s beliefs and assumptions. Forward-looking statements may be identified by the use of words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “outlook,” “projects,” “forecasts,” “aims,” and similar expressions. Forward-looking statements are not guarantees of future performance, rely on a number of assumptions, and involve certain known and unknown risks and uncertainties that are difficult to predict, many of which are beyond our control. For more information on these risks, uncertainties and other factors, refer to our Annual Report on Form 10-K for the year ended December 31, 2023, under the heading “Risk Factors” in Item 1A, as updated in Part II of our subsequent Quarterly Reports on Form 10-Q, and other filings with the Securities and Exchange Commission. The forward-looking statements contained in this proxy statement speak only as of the date of this proxy statement. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. For more complete information regarding the Company’s 2023 performance, please review the Company’s Form 10-K for the year ended December 31, 2023.

Information set forth on our website, including our ESG Report (as defined below), shall not be deemed to be incorporated herein.

2	PROXY SUMMARY

HEIDRICK & STRUGGLES

Proxy Statement Summary

CEO Succession

On January 23, 2024, we announced that President and CEO Krishnan Rajagopalan planned to retire after more than 23 years with the Company. Mr. Rajagopalan stepped down as President and CEO and from the Board, effective March 4, 2024, and retired as an employee the Company on April 1, 2024, after which he has continued to serve as an advisor, working closely with clients around the world. Following a planned succession process, the Board appointed Thomas L. Monahan III to succeed Mr. Rajagopalan as CEO and a member of the Board, effective March 4, 2024. The Company also appointed Tom Murray, the Company’s Global Managing Partner of Executive Search, Regions, as the Company’s President, reporting to Mr. Monahan, effective March 4, 2024.

A discussion of the terms of Mr. Rajagopalan’s retirement is included in the Compensation Discussion and Analysis (“CD&A”) under the section “CEO Succession Process,” beginning on page 48. Messrs. Monahan and Murray’s employment agreements and compensation packages are discussed in the CD&A under the section “Offer Letter Agreements in Connection with CEO Succession”, beginning on page 68. The hiring of Mr. Monahan as CEO, as well as the promotion of Mr. Murray to President, represent the culmination of our Board’s active engagement in a planned, long-term, multi-year succession process.

2023 Business Highlights

We are pleased with the financial, operational, and strategic progress achieved during fiscal 2023. The year was highlighted by our dedicated efforts to further solidify Heidrick as a leader in providing diversified solutions to our clients while advancing our strategy, with a goal to achieve a more balanced revenue profile between our search and non-search businesses, while maintaining adjusted EBITDA margin discipline. During the year, our core Executive Search business continued to deliver strong profitability; our On-Demand Talent business continued to grow; our Heidrick Consulting business improved operations and efficiencies; and we signed up our first SaaS customers for our new digital product, Heidrick Navigator, which continued to receive positive feedback from initial client usage.

Heidrick ended 2023 with:

●	Consolidated net revenue of $1,026.9 million

●	Record net revenue achieved in On-Demand Talent and Heidrick Consulting

●	Strong balance sheet with $478.2 million in cash and cash equivalents and marketable securities

●	Adjusted EBITDA was $125.6 million and Adjusted EBITDA Margin was 12.2%[2]

Our strong top- and bottom-line results are a testament to our ongoing efforts to further diversify our business, as we continue to make investments for the long-term in digital product innovation and aim to set the stage for prolonged, profitable growth.

2

Adjusted EBITDA and Adjusted EBITDA Margin are Non-GAAP financial measures. A reconciliation of these Non-GAAP financial measures to the most directly comparable GAAP financial measures can be found on Annexes A and B.

PROXY SUMMARY	3

PROXY STATEMENT 2024

2023 Environmental, Social and Corporate Governance Highlights

Heidrick accomplished many of its ESG objectives in 2023. We published our third ESG report which covered activities that took place during the fiscal year 2022. The ESG report outlines how we address our environmental and social impact, our governance structures and how we integrate ESG considerations across our business lines. Highlights from 2023 included:

●	We completed a comprehensive assessment to determine our key ESG priorities that are important to our internal and external stakeholders.

●

We committed to submitting an emissions reduction target through the Science Based Targets initiative (SBTi) in 2024. This will be a collaborative effort, and we will work across business lines, geographies and functions to develop targets and implementation plans that will allow us to reduce our carbon emissions, while maintaining our client focus.

●

We established an ESG governance framework by forming the ESG Working Group and ESG Executive Steering Committee. These groups provide oversight of our ESG strategies and initiatives by providing cross-functional perspectives, setting direction and helping define priorities with the goal of creating alignment and building support for our ESG efforts throughout the business.

●

We are proud to share our progress advancing diversity, equity and inclusion across our business to foster representation at all levels and functions of the firm. As a premier provider of leadership advisory services, our culture helps us attract, develop and retain the highest-performing talent and build a more diverse and inclusive firm.

People highlights from 2023 include3:

●	38% of our own Board members were women, and 25% were racially/ethnically diverse.

●	Women represented 63% of our overall workforce, 66% of our new hires[4] and 64% of our promotions globally for the year.

●	People of color represented 27% of our U.S. workforce, 30% of our new hires[5] and 20% of our promotions for the year.

●	In 2023, our Learning & Development team delivered over 10,500 hours of facilitated training to our colleagues globally, and employees completed over 5,000 self-paced courses.

As we continue to make strides internally to advance our efforts in ESG matters, we also provide talent and human capital solutions that support our clients on their ESG journeys. Key 2023 updates include6:

●

At the Board of Directors level, 61% of our U.S. placements and 58% of our global placements[7] were diverse, an outcome of our Board Diversity Pledge, a global commitment that a minimum of half of the initial board candidates presented by us to our clients globally on an annual basis will be diverse.

●	Across practices, 42% of our total U.S. placements were diverse.

●	We completed 300+ ESG related search and consulting engagements for clients, as further described below.

2023 Compensation Highlights

●	Heidrick’s compensation program is guided by a pay-for-performance philosophy. A significant portion of executive compensation is based on variable pay, which aligns pay with performance.

●

Our program is designed to drive long-term stockholder value by aligning our business strategies and operating priorities with stockholders’ interest and rewarding executives for top- and bottom-line growth.

●	Our compensation philosophy focuses on attracting, retaining and motivating leaders that have the right skills to support the Company’s culture and drive short-term and long-term success.

3	As of December 31, 2023.
4	Excludes temporary employees deployed to clients in our On-Demand Talent business.
5	Excludes temporary employees deployed to clients in our On-Demand Talent business.
6	As of December 31, 2023.
7

Global updates comprise females globally plus ethnic diversity for males in the United States, Canada, Australia and the United Kingdom (“UK”) (the countries where we currently track ethnicity). For the UK, data relating to ethnic diversity is classed as “sensitive personal data” and requires self-identification. Therefore, for the placement statics relating to total or ethnic diversity (i.e.: include data from the UK) is not necessarily reflective of our placements but of those placements that have self-identified..

4	PROXY SUMMARY

HEIDRICK & STRUGGLES

2023 Compensation Best Practices

Our compensation policies and practices include:
Independent HRCC. All of the members of the HRCC are independent.

Independent Compensation Consultant. The HRCC receives objective advice from an independent compensation consultant.

Emphasis on Variable Pay. At least 65% of total target executive compensation is delivered through variable pay tied to the achievement of certain Company and individual performance goals.

Annual Assessment. The HRCC conducts an annual assessment of compensation policies to ensure that they are aligned with the Company’s performance objectives, are competitive in the executive search and leadership consulting industry, and do not encourage undue risk.

Annual Payout Limits. The potential annual payout on annual incentive plan and PSUs is limited to 200% of target, as further described on pages 57 and 63.

Long-Term Vesting. We encourage retention and long-term value creation by providing a combination of time- and performance-based equity awards that vest over three years.

No Excise Tax Gross-Ups. We do not provide excise tax gross-ups to the executive officers.

Double-Trigger Vesting. Our equity awards are subject to double-trigger vesting under our Change in Control Severance Policy.

Clawback Policies. We maintain two robust clawback policies that cover, including a standalone clawback policy in compliance with the Dodd-Frank requirements as well as a misconduct policy, all incentive-based compensation.

Stock Ownership Guidelines. The CEO is required to own five times their annual base salary in Company common stock, and all other NEOs are required to own two times their annual base salary. The CEO or other NEOs must retain ownership of Company shares in an amount equal to 50% of the net after-tax value of any newly-vested RSUs, performance shares and/or PSUs until the applicable multiple requirement is met, as further described on page 65.

No Hedging or Pledging. We do not permit our executives to hedge or pledge Heidrick stock.

PROXY SUMMARY	5

PROXY STATEMENT 2024

Key Elements of 2023 Executive Compensation Program

2023 Mix of Compensation Paid to CEO	2023 Mix of Compensation Paid to Other NEOs

2023 Corporate Governance Highlights

We are committed to regularly monitoring and evaluating best practices and new developments in corporate governance against our current practices to promote long-term value and strengthen Board and management’s accountability to our stockholders, clients and other stakeholders. Highlights of our corporate governance framework include the following:

Number of director nominees:	8	Board and committee oversight of human capital management and other ESG programs and disclosures	✓
Percentage of independent director nominees:	87.5%	Annual Board and committee self-assessments and director peer evaluations	✓
Directors attended 99% of meetings	✓	Risk oversight by full Board and committees	✓
Annual election of directors	✓	Stock ownership guidelines for directors and executive officers	✓
Independent Chair of the Board	✓	Annual talent management and succession planning for the CEO and his direct reports	✓
Regular executive sessions for independent directors	✓	Demonstrated commitment to Board refreshment	✓

6	PROXY SUMMARY

HEIDRICK & STRUGGLES

2024 Director Nominees Highlights

PROXY SUMMARY	7

PROXY STATEMENT 2024

Proposals Submitted to

Vote at the Annual Meeting and Voting Recommendations

Item	Description		Recommendation	Page

	Election of Directors
1	Elizabeth L. Axelrod Mary E. G. Bear John Berisford Lyle Logan	Willem Mesdag Thomas L. Monahan III Stacey Rauch Adam Warby	For Each Nominee	27
2	Advisory Vote to Approve Named Executive Officer Compensation		For	44
3	Ratification of Independent Public Accounting Firm		For	91
4	Approval of the Fifth Amended and Restated Heidrick & Struggles 2012 GlobalShare Program		For	93

We will also conduct any other business as may properly come before the Annual Meeting and any adjournments or postponements of that meeting. The proxy holders will use their discretion to vote on other matters that may arise at the Annual Meeting.

8	PROXY SUMMARY

HEIDRICK & STRUGGLES

Who We Are

Heidrick & Struggles is a premier provider of global leadership advisory and on-demand talent solutions, providing integrated talent and human capital solutions to help our clients change the world, one leadership team at a time®.

In our role as trusted leadership advisors, we partner with our clients to help them fulfill their leadership and talent needs and develop future-ready leaders, teams and organizations. We do this by focusing on two primary areas: Talent Acquisition and Effectiveness of Leaders, Teams and Organizations. Our breadth of offerings helps us provide our clients with effective solutions to help them address their most important leadership priorities and challenges. We provide our services through our global network of approximately 460 consultants located in major cities around the world.

Executive Search

We partner with our clients – respected organizations across the globe – to help them build the best leadership teams in the world. Our consultants specialize in executive searches for Boards of Directors and the C-suite, including roles such as Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, Chief Digital Officer and Chief Human Resources Officer, as well as functional officer roles in areas like Information Technology, Legal, Risk, Compliance and Government Affairs, Marketing, Sales and Strategy and Supply Chain and Operations. We see continued demand for executive searches related to AI, Energy Transition, Healthcare & Life Sciences, Technology, and Industrial Goods & Technology.

We have a highly respected brand with a global network of consultants and offices, and we are building larger and deeper accounts and helping our clients find forward-thinking, dynamic and diverse leaders for their organizations. We are market leaders in bringing the power of data to executive search and continually innovating, integrating new digital capabilities to provide world-class assessments and insights. This includes our Heidrick Leadership Framework, a uniform, data-driven framework, which brings together all of our data and research on leaders to help our clients understand what creates great leaders, going beyond things like experience and skills to also assess a leader’s impact on culture, and answer questions like “what makes an effective leader?” and “what are the most sought after attributes in leaders today?” Our relationship-based, data-driven approach allows us to complete searches with speed and precision, enabling us to help our clients identify the best leaders who can successfully lead their organizations to rally around their vision and deliver their business objectives.

On-Demand Talent

Through our leading On-Demand Talent services, we are bringing a transformational new way for our clients to quickly access flexible independent talent options to fulfil interim executive roles and high impact project needs. Alongside our Search offering, we can help clients quickly access talent, expertise and skills to solve for a variety of capability and capacity issues, such as: how to get talent faster; how to bring in a different type of talent; or how to get talent for a shorter, interim period. Companies today are using on-demand talent to augment their leadership capacity in a wide variety of ways, including leading operational transformation projects, analyzing new business opportunities, driving profitability improvement programs and implementing strategy. We are the biggest player in the US, growing in the UK, and in 2023 we acquired Atreus Group GmbH, a leading provider of interim management in Germany.

WHO WE ARE	9

PROXY STATEMENT 2024

Heidrick Consulting

In our Heidrick Consulting business, we offer leadership advisory solutions and work with clients through projectsdesigned to accelerate their strategies and the effectiveness of individual leaders, teams and organizations as a whole. We advise our clients on three key areas:

●	identifying, assessing and developing more effective, future-ready leaders;

●	aligning leaders and teams around culture, purpose and strategy to drive organizational effectiveness; and

●	aligning leaders around defining and implementing diversity, equity and inclusion strategies.

Working closely with our clients, we bring pragmatic solutions to create mindset shifts among leaders and teams, which helps to drive performance change and deliver tangible, meaningful and lasting impact. In 2023, we acquired businessfourzero, a London-headquartered consultancy specializing in developing and implementing purpose-driven change, enabling us to deepen our existing set of leadership advisory and industry-leading culture and organization solutions, and help our clients drive successful business transformations by linking purpose and strategy to leadership and culture.

By applying our deep understanding of the leadership attributes and behaviors of leaders that are most effective and in demand across many of the world’s premier companies, we guide our clients as they build future-ready leaders, teams and organizations. These premium services and offerings, which complement our Executive Search expertise, significantly contribute to our ability to deliver a full-service human capital consulting solution to our clients.

10	WHO WE ARE

HEIDRICK & STRUGGLES

ESG

At Heidrick, we aim to help our clients change the world, one leadership team at a time.®

In light of the importance placed on ESG issues by our clients, our shareholders, our employees, our communities and our broader stakeholder base, we evolve and monitor our ESG efforts through a global cross-functional team, including members of our Legal Department, Human Resources Department, Real Estate and Procurement teams and Sustainability practice, among others.

Our Nominating and Board Governance Committee of the Board is responsible for reviewing and making recommendations to the Board regarding the Company’s ESG programs and disclosures.

The most significant aspects of our ESG efforts and accomplishments, both internal and client-facing, are outlined below.

How We Champion ESG

At Heidrick, we are on the same ESG journey as our clients. In light of the importance placed on ESG issues by our clients, our shareholders, our employees, our communities and our broader stakeholder base, we evolve and monitor our ESG efforts through a global cross-functional team, including members of our Legal Department, Human Resources Department, Real Estate and Procurement teams and Sustainability practice, among others.

To help guide the Company’s ESG efforts, we determined our priority ESG issues. While we leveraged leading external frameworks and ratings, we also engaged our key stakeholders, including our employees and clients, to determine our critical focus areas. We believe the resulting priorities align with our core values and will inform our focus and prioritization of our ESG program. Further information on our progress on these topics will be available in the upcoming 2023 ESG report.

For our complete ESG story, the Company’s latest ESG Report can be found here: https://www.heidrick.com/-/media/heidrickcom/publications-and-reports/heidrick—struggles-2022-esg-report.pdf. The information contained in the Company’s ESG Report, or otherwise on or connected to the Company’s website, is not incorporated by reference into this proxy statement and should not be considered part of this or any other report filed with the SEC.

Environmental Sustainability: Creating the Foundation to Effectively Reduce Our Carbon Footprint

As one of the world’s largest executive recruiting and leadership advisory firms, we recognize the impact our offices and operations have on the planet, and we acknowledge our responsibility to reduce our environmental impact where possible. We care about our communities—local and global—and we are committed to pursuing environmental sustainability initiatives and creating transparency around our activities.

As part of our commitment to reducing our climate impact, we are actively working on setting emission reduction targets aligned with the SBTi, which we plan to submit in 2024. We are developing our targets and implementation

ESG	11

PROXY STATEMENT 2024

plans in partnership with internal stakeholder groups, working across business lines, geographies and functions, to effectively reduce our carbon emissions, while maintaining our client focus.

To help us create and integrate ESG action plans across the business, we established an ESG governance framework by forming the ESG Working Group and ESG Steering Committee. These cross-functional groups help ensure that our commitment to sustainability remains an intrinsic part of our firm’s ethos by providing oversight of our ESG strategies and initiatives, setting direction and helping define priorities with the goal of creating alignment and building support for our ESG efforts throughout the business.

Lastly, we continued to partner with Indigo Ag for a multi-year program with a goal to offset a portion of our carbon emissions. Indigo Ag develops biological and digital technologies to improve farmer profitability, environmental sustainability, and consumer health. Their carbon offset credits support farmers who adopt regenerative, sustainable agricultural practices that reduce and sequester carbon dioxide while enriching their soil. Indigo Ag’s model is unique among carbon credit vendors—it offers technical and other support to growers and verifies carbon sequestered through a third-party audit for buyers. The number of verified carbon offset credits are expected to increase through the coming years, and we expect to offset approximately 25% of our total 2021 carbon emissions through verified carbon offset credits by the end of 2024.

Driving Inclusion Within Our Firm: Our Own Diversity, Equity and Inclusion (“DE&I”) Journey

We are committed to nurturing a culture that actively champions our DE&I efforts internally. We firmly believe in embedding DE&I principles throughout our organization and business relationships, including our hiring practices, business development and internal employee programming, learning and development. Our dedication to DE&I is steadfast, with the aim of fostering an environment where everyone feels valued, respected and empowered. By cultivating a culture that brings a spectrum of ideas and experiences to our work with clients around the world, we believe we create better solutions for our clients’ business challenges and win as one firm.

Employee Resource Groups (ERGs). Our ERGs, affinity groups for women, people of color, people with disabilities, Veterans and LGBTQ+ employees and their allies, give our employees a chance to share experiences, mentor, advocate and engage internally and externally with various networks. The Professionals of Color, Women’s Inclusion Network, Pride@Heidrick, Honoring Equality and Inclusion for Disability, Ethnic Diversity Engagement Network, and Veterans@Heidrick ERGs hosted global and regional panels and in-person events with leading experts and guest speakers throughout 2023, in addition to sponsoring days of recognition campaigns, internally and externally. As of February 2024, approximately 30% of Heidrick & Struggles employees were active members of least one ERG.

Learning and Development. We are committed to investing in learning and professional development opportunities for various employee populations and position levels and have implemented and enhanced a series of programs that focus on mitigating bias, training, coaching, community building and sponsorship for our next generation of diverse business professionals and senior leaders. These programs help us to recruit, engage and develop diverse talent in differentiated and comprehensive ways as we support them in their career advancement and accelerate their readiness for expanded roles and opportunities. In 2023, our Learning & Development team delivered over 10,500 hours of facilitated training to our colleagues globally and employees completed over 5,000 self-paced courses.

People: Winning Teams Come from an Extraordinary Culture

As leaders in helping clients attract, develop and retain the highest-performing talent, we are constantly learning and promoting leadership and management best practices, which we also seek to incorporate into our own firm. We view our culture as a strategic differentiator, one where our colleagues can engage deeply in their work, pursue their passions and bring their authentic selves to the workplace. We believe this type of culture creates an environment that is most conducive for developing dynamic, productive teams and individuals.

12	ESG

HEIDRICK & STRUGGLES

We are committed to supporting our employees both professionally and personally as they continue to navigate a rapidly changing world on multiple fronts. One of the objectives of our benefits program is to help promote employee wellness.

We believe an engaged workforce is crucial to our success and our culture. To that end, we are keenly focused on creating an environment where employees are acknowledged, valued and supported. Employee engagement is a key element to attracting, developing, promoting and retaining the highest-performing talent and building a more diverse, equitable and inclusive workplace.

We are committed to the professional development of our employees and promoting a continuous learning culture within our firm. We have a comprehensive, global talent management framework across business lines that we use to support and grow our people and deliver on the firm’s strategic objectives.

Serving Clients: Finding Leadership Solutions for

Sustainable, Diverse and Inclusive Businesses

In 2023, we completed 300+ ESG related executive search and consulting assignments, partnering with our clients, candidates, employees and communities with an aim to make the world a better place. One of the fastest growing segments of our business, our ESG and Sustainability Practice focuses on sustainability officer roles, board placements focused on sustainability expertise, sustainable product or service businesses, businesses working to embed sustainability into their strategy, and sustainable assets managers, private equity funds, not-for-profit and philanthropic organizations, development banks and others.

Our global DE&I practice brings together Executive Search and Heidrick Consulting to help clients build diverse and inclusive leadership teams, organizations, and cultures. The DE&I practice has built a comprehensive, integrated suite of services and solutions that can be adapted and customized to meet our clients’ DE&I needs. With a complementary lens on talent recruitment, leadership development, and building inclusive cultures, the practice enables us to help our clients achieve their DE&I goals, no matter where they are in their journeys. As a recognized industry authority on leadership and human capital, we take a business-focused, data-driven, and leader-led approach where DE&I not only fosters positive change, but also drives performance and growth. Our DE&I offerings provide strategic advisory services through data-driven insights designed to accelerate performance. At the Board of Directors level, 61% of our U.S. placements in 2023 were diverse and 58% globally8, an outcome to our Board Diversity Pledge, a global commitment that a minimum of half of the cumulative initial board candidates presented by us to our clients globally on an annual basis will be diverse.

Community: Lending a Hand to Our Neighbors

We strongly believe that the benefits of our success and scale should enrich all of our stakeholders, especially the communities where we live and work. We know first-hand from our client work the positive effects that strong leaders can bring to both organizations and communities and encourage employees to contribute to our communities as well. On our fifth Global Day of Service, over 780 employees in offices around the world donated over 2,960 hours to 45 non-profit organizations. We also support our employees who bring attention to philanthropic causes and organizations that they engage with independently.

8

Global updates comprise females globally plus ethnic diversity for males in the United States, Canada, Australia and the UK (the countries where we currently track ethnicity). For the UK, data relating to ethnic diversity is classed as “sensitive personal data” and requires self-identification. Therefore, for the placement statics relating to total or ethnic diversity (i.e.: include data from the UK) is not necessarily reflective of our placements but of those placements that have self-identified.

ESG	13

PROXY STATEMENT 2024

Governance

14

HEIDRICK & STRUGGLES

Governance

Heidrick understands that corporate governance is not static, and as a result, we regularly monitor and evaluate best practices and new developments in corporate governance against our current practices. The value proposition of good governance extends beyond our own internal practices, as we serve as a trusted advisor to boards and C-suites on myriad issues. Heidrick offers its clients an integrated suite of services and advisory expertise at the CEO and board level, ranging from the acquisition of talent to longer-term Succession Planning, Board Dynamics and Culture Shaping.

Heidrick has built its reputation over the course of several decades on its core value of always acting with integrity. Our commitment to the highest levels of integrity and transparency in our business allows our investors to better assess risk and the value of our Company. Internally, Heidrick’s governance requires oversight at all levels. Heidrick invests in its people who are responsible for keeping careful watch over the Company’s assets – whether they are monetary in value, confidential data assets or other assets entrusted to the Company.

Heidrick is committed to translating our values and strategy into measurable results in order to improve our own performance on topics that are material to our stockholders, the clients we serve, the candidates and participants with whom we interact and engage, and others with whom we work every day.

Board Structure

The current members of the Board of Directors are: Elizabeth L. Axelrod, Mary E. G. Bear, John Berisford, Lyle Logan, Willem Mesdag, Thomas L. Monahan III, Stacey Rauch and Adam Warby.

The Board held five meetings during 2023. Each member of our Board of Directors (individually, “director”, and together, “directors”) attended at least 75% of the aggregate number of Board and committee meetings that occurred in 2023 during his or her tenure on the Board. Pursuant to our Director Attendance at Annual Meetings Policy contained in our Corporate Governance Guidelines, all directors are expected to make every effort to attend the Company’s annual meeting of stockholders, and all of them attended in 2023 (with the exception of John Berisford, who was appointed to the Board effective June 20, 2023 and Mr. Monahan, who was appointed as CEO and appointed to the Board effective March 4, 2024). The Company believes that annual meetings provide an opportunity for stockholders to communicate with directors.

Board Diversity

We believe that having a diverse Board of Directors enhances our Company’s performance, due to the nature of our business, our own organizational values and commitments, and the power of diverse perspectives to improve board composition and functioning. We are in the human capital business, focused on helping our clients build high-performing leadership teams and cultures, and diversity in those teams and cultures is an important accelerator for their success. Within our own Company, our commitment to promoting diversity, equity and inclusion is deeply rooted in our organizational values and is fundamental to how we operate; a diverse Board visibly exemplifies that commitment for all our employees and our clients. Further, we believe that considering diverse individuals allows us to recruit from a broader pool of talented candidates to join our Board, and that a board comprised of directors with diverse backgrounds, experiences and perspectives improves the dialogue and decision-making in the boardroom, helps advance our long-term strategy and contributes to overall board effectiveness. Consequently, we consider the diversity of candidates and of the Board overall with respect to skills, experience and viewpoints, as well as self-identified characteristics including gender, age, ethnicity, national origin and sexual orientation, and we include diverse candidates in all searches for new Board members.

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The below matrix outlines the gender and demographic diversity of the current members of our Board, in accordance with Nasdaq’s board diversity disclosure rules.

Board Diversity Matrix (As of April 12, 2024)	Male	Female

Total Number of Directors: 8

Part I: Gender Identity

Directors	5	3

Part II: Demographic Background

African American or Black	0	1
Asian	0	0
White	4	3

Board Leadership

The Board does not have a fixed policy regarding the separation of the offices of Chair of the Board (the “Chair”) and CEO and believes that it should maintain the flexibility to select the Chair and its Board leadership structure, from time to time, based on the criteria that it deems to be in the best interests of the Company and our stockholders. The Board believes that it is in the best interests of the Company for the Board periodically to evaluate and determine whether the roles of Chair and CEO should be separated or combined, based on the needs of the Board and the Company at such time. In the event that circumstances facing the Company change, a different leadership structure may be in the best interests of the Company and our stockholders. For this reason, our Board evaluates issues that may be relevant to our leadership structure as part of our annual Board evaluation process.

Mr. Adam Warby has served as our independent Chair since June 6, 2019. The Chair’s duties include coordinating the activities of the independent directors, coordinating the agenda for and moderating sessions of the Board’s independent directors, and facilitating communications among the other members of the Board. This structure also allows the CEO to focus his energies on the management of the Company. We believe this structure provides strong independent leadership and oversight for our Company and our Board, while positioning our CEO as the leader of the Company for our investors, counterparties, employees and other stakeholders.

Every director on our Board, other than our CEO, is independent. We believe that the number of independent, experienced directors that make up our Board benefits our Company and our stockholders.

Board and Committee Self-Assessments

Our Board conducts an annual self-assessment led by the Nominating and Governance Committee (the “NGC”) (as defined below). Each director receives a written questionnaire seeking his or her responses to questions on a wide range of subjects relating to the structure, functioning and performance of the Board and its committees. The NGC reviews the form of questionnaire each year and revises it as the NGC considers appropriate in light of evolving practices among other companies as well as suggestions made by directors in the self-assessment process. In addition, the Chair of the Board meets individually with each director to solicit his or her views on the Board, its committees and

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the performance of individual directors. The results of this process are discussed by the Board and its committees, and changes are made as and when appropriate to respond to the directors’ feedback.

Director Independence

We determine the independence of all non-employee directors in accordance with the independence requirements of our Corporate Governance Guidelines, our Director Independence Standards, our Related Party Transaction Policy and the rules of the Nasdaq Stock Market (“Nasdaq Rules”). Our Corporate Governance Guidelines, our Director Independence Standards and our Related Party Transaction Policy can be found at

https://investors.heidrick.com/corporate-governance.

Pursuant to the policies listed above, we affirmatively assess whether each director has a relationship that would interfere with the exercise of independent judgment pursuant to these policies and corporate governance best practices.

In addition to the NGC’s review, the Board conducts an annual review of director independence, during which the Board also considers transactions, relationships and arrangements between each director or an immediate family member of the director and each of the Company and our executive officers.

The Board has determined that each of the following non-employee directors who served during the last completed fiscal year qualifies as “independent” in accordance with the above listed guidelines, standards and rules: Elizabeth L. Axelrod, Mary E. G. Bear, John Berisford, Lyle Logan, Willem Mesdag, Stacey Rauch, and Adam Warby. As Mr. Rajagopalan was employed by Heidrick as our President and CEO during the last completed fiscal year, and Mr. Monahan is currently employed by Heidrick as our CEO, neither qualifies as independent.

Board Committees

The Board has three standing committees: the Audit & Finance Committee (“AFC”), the Human Resources and Compensation Committee (“HRCC”) and the NGC We have reviewed and determined that each of the members of the standing committees is independent under the provisions of the applicable committee’s charter, our Corporate Governance Guidelines, our Director Independence Standards, Nasdaq Rules. The Board has approved a written charter for each standing committee, which the Board reviews annually and revises as appropriate. The charters define each committee’s roles and responsibilities. The charters are available on our website at:

https://investors.heidrick.com/corporate-governance.

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The table below outlines the current membership and the frequency of meetings for each Board committee.

Name	AFC	HRCC	NGC

Elizabeth L. Axelrod		Chair	✔

Mary E. G. Bear		✔

John Berisford	✔	✔

Lyle Logan	✔		✔

Willem Mesdag	Chair	✔

Thomas L. Monahan III (CEO)

Stacey Rauch	✔		Chair

Adam Warby (Chair)	Ex Officio	Ex Officio	Ex Officio

Number of Meetings in 2023	6	4	5

The Chair is an ex officio member of the respective committees but is excluded from discussions regarding Chair compensation. Additionally, the CEO is permitted to attend committee meetings only at the invitation of the respective committee. Accordingly, the CEO is not permitted to attend committee meetings when the independent directors meet in executive session, such as when independent directors conduct performance evaluations or discuss the compensation of the CEO, or any other portion of any committee meeting that the independent directors deem appropriate to conduct outside of the CEO’s presence for any reason.

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Audit & Finance Committee (“AFC”) The AFC serves as an independent committee to assist in Board oversight of:

AFC
The integrity of the Company’s financial statements	✔
The Company’s compliance with legal and regulatory requirements that may have a material impact on financial statements, financial condition or results of operations	✔
The independent registered public accounting firm’s appointment, retention, qualifications and independence	✔
The Company’s risk, compliance and internal audit functions	✔
The review and recommendation to the Board concerning the payment of dividends	✔
The review of all related party transactions reported to the AFC by the NGC for appropriate financial statement disclosure	✔

In addition, the AFC consults with the NGC on the adequacy of the Code of Ethics, reviews the Company’s procedures for detecting violations of and ensuring compliance with the Code of Ethics and reviews violations and waivers of the Code of Ethics. Each member of the AFC is able to read and understand fundamental financial statements (as required under Nasdaq Rules) and meets the heightened standards of independence for audit committee members pursuant to the rules and regulations of the SEC (the “SEC Rules”). Messrs. Berisford, Mesdag and Logan each qualify as an “audit committee financial expert” within the meaning of the SEC Rules. All of the members of the AFC (Messrs. Berisford, Mesdag and Logan and Ms. Rauch, as well as Mr. Warby, who is a member of the AFC ex officio based on his status as Chair of the Board) are presumed to be financially sophisticated for purposes of the Nasdaq Rules.

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Nominating and Board Governance Committee (“NGC”) The NGC serves as an independent committee to assist the Board in determining:

NGC

The criteria for directors and the recommendation of nominees for election to the Board	✔

Committee membership recommendations	✔

Recommendations regarding the independence of director nominees and committee members under applicable standards	✔

The Company’s corporate governance policies, including the Corporate Governance Guidelines and Code of Ethics	✔

The form and amount of director compensation	✔

Oversight of other board memberships/limits on directorships	✔

CEO succession	✔

The Company’s ESG programs and disclosures	✔

In addition, the NGC coordinates and assists the directors, the Board and its committees with their annual evaluations. The NGC also reviews and approves related party transactions in consultation with the AFC. All of the members of the NGC are independent within the meaning of the Nasdaq Rules and the Company’s Corporate Governance Guidelines, Director Independence Standards, and Related Party Transaction Policy, which can be found at https://investors.heidrick.com/corporate-governance.

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Human Resources and Compensation Committee (“HRCC”) The HRCC serves as an independent committee to assist in Board oversight of:

HRCC

Administering and recommending all elements of compensation for the CEO; administering and approving all elements of compensation for the other executive officers	✔

Adopting, administering and approving cash incentive compensation plans and specific awards under the Company’s equity-based plans	✔

Reviewing and approving terms of employment, severance or other compensation-related agreements for any executive officer	✔

Developing and implementing the Company’s compensation clawback policies	✔

Approving the peer group used for the executive compensation benchmarking purposes	✔

Providing oversight and risk assessments in connection with Company-wide compensation programs	✔

Providing guidance on strategically critical human capital matters	✔

Reviewing talent management and succession planning for the CEO’s direct reports	✔

Reviewing annually, in consultation with senior management, the Company’s diversity and inclusion practices, key metrics, and talent pipelines	✔

Reviewing and providing advice to management on the Company’s broad-based employee compensation programs	✔

Each member of the HRCC meets the qualifications for compensation committee members pursuant to the Nasdaq Rules and is a “non-employee director” within the meaning of SEC Rule 16b-3. The HRCC may delegate authority to subcommittees when appropriate.

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Board Oversight of Corporate Strategy

Our Board takes an active role with management to formulate and review our long-term corporate strategy, including major business and organizational initiatives, growth opportunities and capital allocation priorities. On a quarterly basis the Board is provided a strategic update and management and the Board conduct an in-depth review of different aspects of the corporate strategy. Additionally, on an annual basis the Board and management conduct an in-depth, comprehensive review of the progress made against our strategic goals for the short and long-term.

The Board of Directors’ Role in Risk Oversight

Management is responsible for the day-to-day management and assessment of risk at the Company, including communication of the most material risks to the Board and its committees. The Board promotes an appropriate culture of risk management within Heidrick, sets the “tone at the top,” oversees the aggregate risk profile and monitors how Heidrick addresses specific risks. In carrying out this responsibility, the Board and its committees provide oversight over the risk management practices implemented by management.

The Board has delegated oversight of some risks to committees of the Board. However, even when the oversight of a specific area of risk has been delegated to a committee, the full Board maintains oversight over such risks through the receipt of reports from the respective committee chair to the full Board at each regularly scheduled full Board meeting. In addition, if a particular risk is material or where otherwise appropriate, the full Board may assume oversight over a particular risk, even if the risk was initially overseen by a committee. The Board does not view risk in isolation, but instead considers risk in conjunction with its oversight of Heidrick’s strategy and operations. The Board considers multiple time horizons, extending over several years, in its assessment of risks.

In its risk oversight role, the Board assesses whether the risk management processes and policies designed and implemented by management are adequate and functioning as designed. The Board performs its risk oversight function primarily through its committees as well as through reports the Board receives directly from management. The Board, its committees, and management coordinate risk oversight and management responsibilities in a manner that we believe serves the long-term interests of our company and our shareholders.

Board of Directors

●   The Board exercises its oversight responsibility for risk both directly and through its standing committees.

●   Throughout the year, the Board and each committee spend a portion of their time reviewing and discussing specific risk topics.

●   On an annual basis, members of senior management report on our top enterprise risks, and the steps management has taken or will take to mitigate those risks. The AFC assists the Board in these responsibilities.

●   Our Chief Legal Officer (who functions as the Company’s chief compliance officer) updates the Board and relevant committees regularly on legal and regulatory matters.

●   Written reports also are provided to and discussed by the Board regularly regarding recent business, strategic, competitive, operational, human capital, privacy and cybersecurity, legal and compliance and other developments impacting the Company.

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Human Resources and Compensation Committee

Oversees risks related to employees and compensation, including:

●   our compensation policies and practices for employees

●   our incentive compensation plans

●   senior management succession

●   attraction and retention of talent

●   diversity, equity & inclusion

Nominating and Board Governance Committee

Oversees risks related to our overall corporate governance, including:

●   Board effectiveness

●   Board and committee composition

●   Board structure

●   Board succession

●   CEO succession

●   environmental, social and governance (ESG) factors

Audit & Finance Committee

Oversees risks related to:

●   financial statements, financial reporting and internal controls

●   legal and compliance risks

●   cybersecurity

●   Code of Ethics compliance

●   the global economic environment

●   the competitive landscape

Enterprise Risk

Management undertakes a regular review of a broad set of enterprise risks across the Company’s business and operations to identify, assess, prioritize and manage potential issues. Specific emphasis is placed on identifying those risks that could have the highest impact to the Company and its operations, and the highest likelihood of risk occurrence. Management’s risk assessment also takes into account input from the internal audit function which reports regularly to the AFC. The Board receives ongoing updates from risk professionals on trends in risk management and in new risks facing the business. The directors have direct access to risk professionals. The AFC assists the Board in its responsibility to oversee our enterprise-level risk profile, monitor the processes and systems of enterprise risk management, and oversee management’s efforts to mitigate enterprise-wide risks facing the Company.

As part of management’s risk identification and mitigation efforts, along with the annual plans for managing and, where appropriate, mitigating significant Company risks that the Board receives, management has created and discussed with the Board an Incident Response Plan (“IRP”) framework which includes IRPs relating to a number of specific topics, including business continuity; data security; litigation and government investigations; and misconduct, harassment and sexual harassment. The IRPs articulate the reporting obligations for management to inform the Board of significant incidents and, where appropriate and possible, describe and delineate the Board and/or committee obligations with respect to such incidents, including identifying incidents requiring immediate Board oversight and input.

Compensation Risk

The Company completes an inventory of its executive and non-executive compensation programs globally, with particular emphasis on incentive compensation plans and programs. Based on this inventory, the Company evaluates the primary components of its compensation plans and practices to identify whether those components, either alone or in combination, properly balance compensation opportunities and risk.

Moreover, the HRCC at least annually conducts a risk assessment to determine whether the Company’s incentive compensation plans encourage excessive or inappropriate risk taking, and whether the risks arising from the Company’s compensation plans, policies and programs for its employees are reasonably likely to have a material adverse effect on the Company. Based on the Company’s assessments, the Company has determined that none of its compensation policies and practices are reasonably likely to have a material adverse effect on the Company. The Company believes that its overall cash versus equity pay mix, variable versus fixed pay elements, balance of shorter-

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term versus longer-term performance-focused and revenue-focused (versus profit-focused) performance measures, stock ownership guidelines and use of compensation “clawbacks” work together to provide its employees and executives with incentives to deliver outstanding performance to build long-term stockholder value, while taking only necessary and prudent risks.

Code of Ethics

The Board has adopted a Code of Ethics (the “Code”) that applies to all of the Company’s employees, officers and directors, as well as independent contractors working on behalf of the Company. Through our Code, we establish clear ethical and professional guidelines, and work though several mechanisms to hold the Company collectively to the highest professional ethical standards.

The Code meets the requirements of a “code of ethics” as defined by Item 406 of Regulation S-K, and also meets the requirements of a “code of business conduct and ethics” under Nasdaq Rules. All employees generally are required to certify that they have reviewed and are familiar with the Code annually. The Code can be located in its entirety on the Company’s website at https://investors.heidrick.com/corporate-governance.

EthicsLine

We foster a “Speak Up” culture where employees are encouraged to speak to their colleagues, managers or representatives from Legal and Human Resources whenever an ethical dilemma or situation arises. As an integral part of our ethics program, we maintain the Heidrick & Struggles EthicsLine (the “EthicsLine”), a service that provides a mechanism for reporting to the Company alleged breaches of any legal or regulatory obligations, financial fraud, including with respect to accounting, internal controls and auditing, or any alleged violation of the Code or corporate policies. The EthicsLine is a web-based and telephonic reporting hotline available to all Company employees, contractors, vendors, stockholders, clients or other interested parties. The EthicsLine is administered by an independent third party that is separate from Heidrick and specializes in running whistleblower hotline programs for multinational companies. Calls are not recorded and callers may remain anonymous. The EthicsLine is operational 24 hours a day, seven days a week. To contact the EthicsLine, you may visit www.heidrick.ethicspoint.com or dial 800-735-0589 toll-free in the U.S. For outside the U.S. you may dial one of our local lines, 800 94 50 54 (France); 0800 1819941 (Germany); 0800 048 5486 (UK); or 704-731-7242 (Global). All such communications received through the EthicsLine are handled in accordance with the procedures established by the AFC.

Data Privacy

Data is critical to our business. Trust in how we handle that data is essential. We continue to build awareness and expertise around data ethics as we develop new and innovative ways of working with data and focus on a privacy by design approach globally, with our core values of integrity and respect being central to our approach.

Our clients, talent, candidates and participants have growing expectations and interest in how data is handled, and we have responded by equipping our staff with the knowledge, resources and subject matter experts to ensure we can meet those needs. We continue to integrate data ethics training and awareness across the business, in addition to mandatory annual data and security training for all staff. It is important that all our staff understand and take responsibility for their actions when handling data. We also continue to evolve our approach to data governance, working across multiple functions to build a consolidated and systematic approach to data protection. As a proud leader in our industry, we strive to set an example of best data privacy practices.

The Company is privileged to interact with hundreds of thousands of individuals as they go on a professional journey of assessment, development and potentially new roles. This is something we do not take for granted. We are subject to federal, state, and foreign laws regarding privacy and protection of people’s data, including the EU’s and UK’s General Data Protection Regulation (“GDPR”). We have a global privacy program to facilitate our ongoing efforts to comply

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with global privacy regulations, including GDPR and other rapidly emerging privacy and data protection laws in countries such as China and the UK, or states in the U.S. such as California. Through our privacy policies and approaches, we inform individuals whose personal data we process what data we collect, how we use it, who we share it with and for what purpose, how long we keep it, and how we protect it.

As an international business, we focus on staying apprised of local developments for privacy and data protection laws across the globe. Cross-border data transfers have been a key area of focus globally, including the introduction of new standard contractual clauses in response to changes in EU law. As we launch new business lines, build new partnerships, explore technological improvements and expand into new jurisdictions, data protection remains a critical component. As part of our data governance processes, we periodically assess our data privacy compliance program with external experts to help identify ways to improve and evolve our policies and practices. We will continue our efforts to make our dealings in relation to personal data transparent, empowering individuals to make informed choices in the process.

We maintain a Data Subject Rights Hotline designed to enable our data subjects to easily submit a request related to data subject rights. The Data Subject Rights Hotline is a telephonic reporting hotline administered by a third party that is separate and independent of Heidrick and specializes in running compliance hotline programs for companies throughout the U.S. The Data Subject Rights Hotline is operational 24 hours a day, seven days a week. Data subject rights requests may be submitted by visiting www.heidrickdsr.ethicspoint.com, or by calling our U.S. and Canada toll-free number: 1-844-916-1329. Country specific privacy email contacts have also been set up for China and our Data Protection Representative in Europe, in addition to our global privacy email contact, all of which may be located on our website: https://www.heidrick.com/en/privacy/privacy-notice-english.

Information Security and Cybersecurity

Cybersecurity risk management, confidentiality and information security are core to our corporate vision and values. We employ a combination of people, technical safeguards and processes to protect information for which we are responsible. Our security program, policies, standards, processes, tools and talent are aligned with the purpose of preventing and mitigating any potential cybersecurity incidents and data leakage. We also continually evaluate the operating effectiveness of our cybersecurity measures.

Some key safeguards we have undertaken to assess, identify and manage material risks from cybersecurity threats include, but are not limited to:

●	Engaging an independent audit firm to conduct a System and Organization Controls (“SOC”) 2 audit of the Company in 2023;

●	Designing information security policies based on the International Organization Standardization (“ISO”) 27001 framework;

●	Maintaining well-documented processes to provide and remove access, for security incident response, for IT change control and for secure software development lifecycle;

●	Conducting regular system patching;

●	Conducting frequent, independent third-party vulnerability and penetration testing;

●	Providing access on a “need to know” basis applied with “least privilege” principle;

●	Requiring multi-factor authentication for system access;

●	Protecting the use of data centers with physical and environmental controls;

●	Encrypting data at rest and in transit;

●	Requiring regular, independent SOC 1 and/or SOC 2 audits for key SaaS providers;

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●	Requiring third-parties to have information risk management processes;

●

Requiring regular security awareness training, including annual online security awareness training, for all users of our systems, which covers topics like phishing, social engineering, mobile and device security and protection of sensitive information;

●	Testing awareness by sending regular test phishing emails;

●	Monitoring security 24/7/365; and

●	Providing for system redundancy and resilience to help ensure business continuity.

The AFC, comprised entirely of independent directors, assists the Board in its responsibilities of overseeing that the Company has established, documented, maintained and periodically reevaluates its processes with respect to cybersecurity. Our Chief Information Security Officer (“CISO”) briefs the AFC on cybersecurity matters, including on the evolving threat landscape and the Company’s enhanced efforts in light of emerging risks, no less than twice per year, and in 2023, our CISO provided cybersecurity updates to the AFC two times during the course of the year. In addition to formal updates provided to the AFC, our CISO maintains regular communication throughout the year with members of the AFC on these issues. The chair of the AFC also briefs the full Board on cybersecurity matters discussed amongst the AFC. Cybersecurity risks are also reviewed and discussed with the AFC and the full Board as part of the annual Enterprise Risk Management assessment. Further, the Company’s enterprise level IT general controls are audited annually by the Company’s internal audit function and the Company’s independent registered public accounting firm, RSM US LLP.

The Company also maintains a cyber enterprise risk management insurance policy, which would potentially defray some of the costs associated with a breach. In the last three years, to date and to the Company’s knowledge, the Company has not experienced a material cybersecurity incident, and as a result, cybersecurity threats have not had a material impact on the Company’s business strategy, results of operations, or financial condition.

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Proposal 1

Election of Directors

The Board recommends a vote “FOR” each of the director nominees named below. We have refreshed our Board over the past five years, as five highly-qualified directors have been added since 2019. We believe that the Board possesses an appropriate mix of diversity of backgrounds, perspectives, skills and experiences. Nevertheless, when we consider additional candidates, we look for individuals who can further enhance the diversity of our Board, including additional perspectives, skills, qualifications and experience.

Director Nominees

There are eight nominees to be considered for election to our Board: Elizabeth L. Axelrod, Mary E. G. Bear, John Berisford, Lyle Logan, Willem Mesdag, Thomas L. Monahan III, Stacey Rauch and Adam Warby. All of the nominees currently serve as directors on the Board and were elected to the Board by the stockholders at the 2023 annual stockholders meeting, except for John Berisford and Thomas L. Monahan III. Mr. Berisford was referred through the Company’s Executive Search business. Each director nominee has agreed to be named in this proxy statement.

The “Board Matrix” below under “Criteria for Considering Director Nominees” summarizes key qualifications, skills and attributes relevant to the decision to nominate each candidate for service on the Board.

The nominees’ biographies below describe each candidate’s background and relevant experience in more detail. The nominees are identified and discussed in the paragraphs below for election at this year’s Annual Meeting and, if elected by our stockholders, each nominee will serve a one-year term expiring at the 2025 annual stockholders meeting. Each director will hold office until his or her successor has been elected and qualified or until the director’s earlier resignation or removal.

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Criteria for Considering Director Nominees

In considering potential candidates for election to the Board, including with respect to incumbent directors and stockholder recommended candidates, the NGC shall consider, among other qualifications that it deems appropriate, the following:

Potential Candidate Criteria
The potential candidate’s principal employment, occupation or association involving an active leadership role.	The potential candidate’s expertise or experience relevant to the Company’s business that would not be otherwise readily available to the Board.
The potential candidate’s personal qualities including strength of character, maturity of thought process and judgment, values and ability to work collegially.	The potential candidate’s time commitments, particularly the number of other boards (including leadership positions held on such boards or their committees) on which the potential candidate may serve.
The potential candidate’s independence and absence of conflicts of interest as determined by the Director Independence Standards, the Nasdaq Rules and other applicable laws, regulations and rules.

The potential candidate’s ability to bring diversity to the Board, including whether the potential candidate brings complementary skills, experience, viewpoints and/or self-identified diversity characteristics, including gender, age, ethnicity, national origin and sexual orientation.

The potential candidate’s financial literacy and expertise.

We believe that having a diverse Board of Directors enhances our Company’s performance, due to the nature of our business, our own organizational values and commitments, and the power of diverse perspectives to improve board composition and functioning. Consequently, we consider the diversity of candidates and of the Board overall with respect to skills, experience and viewpoints, as well as self-identified characteristics including gender, age, ethnicity, national origin and sexual orientation, and we include diverse candidates in all searches for new Board members. Additional information about each nominee can be found below under “Board Matrix” and “Director Biographies.”

Stockholders who would like the NGC to consider their recommendations for director nominees should submit their recommendations to the Corporate Secretary of the Company at: Heidrick & Struggles International, Inc., Attn: Corporate Secretary, 233 S. Wacker Drive, Suite 4900, Chicago, Illinois 60606. Properly submitted director nominee recommendations by stockholders will receive the same consideration by the NGC as other suggested nominees.

Director Qualifications

The Board, acting through the NGC, considers its members, including those directors being nominated for reelection to the Board at the Annual Meeting, to be highly qualified for service on the Board. Generally, the Board seeks individuals with broad-based experience and the background, judgment, independence, and integrity to represent the stockholders in overseeing the Company’s management in their operation of the business.

The NGC reviewed, updated and evaluated the Board’s skill and experience matrix and evaluated each of the directors’ qualifications against the Company’s long-term strategic plans. Within this framework, specific items relevant to the Board’s determination for each director are listed in each director’s biographical information beginning on page 30. The directors’ ages are shown as of April 12, 2024. There are no family relationships among our directors or executive officers.

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Board Matrix

Listed below are certain skills, qualifications and experience that we consider important for our director nominees in light of our current business strategy and structure. The directors’ biographies note each director’s relevant experience, qualifications, and skills relative to this list.

HSII BOARD NOMINEE SKILLS & DIVERSITY MATRIX
Experience[9]	Axelrod	Bear	Berisford	Logan	Mesdag	Monahan	Rauch	Warby
PUBLIC CO. CEO EXPERIENCE
PROFESSIONAL SERVICES INDUSTRY
HUMAN CAPITAL
C-SUITE / GENERAL MANAGEMENT EXPERIENCE
INTERNATIONAL
RISK MANAGEMENT
INFORMATION SECURITY /CYBERSECURITY
MERGERS & ACQUISITIONS
FINANCIAL LITERACY
TECHNOLOGY / DIGITAL
PRODUCT STRATEGY & DEVELOPMENT
CUSTOMER-FOCUSED / SALES
PUBLIC COMPANY BOARD
AUDIT COMMITTEE FINANCIAL EXPERT
GENDER DIVERSITY
RACIAL & ETHNIC DIVERSITY

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Director Biographies

Elizabeth L. Axelrod, 61

Career Highlights:

●   Airbnb, Inc. (Nasdaq: ABNB) (2017-2021)

○   Global Head of Employee Experience

●   eBay, Inc. (Nasdaq: EBAY) (2005-2015)

○   Senior Vice President, Human Resources

●   WPP PLC (NYSE: WPP) (2002-2005)

○   Chief Talent Officer

●   McKinsey & Company (1989-2002)

○   Partner

Current Public Board Service:

●   YETI Holdings, Inc. (NYSE: YETI) (2023-present)

Past Public Board Service:

●   WPP plc (NYSE: WPP) (2002-2005)

Qualifications:

Ms. Axelrod is a proven human resources executive with a professional services background. She is also a thought leader in talent management which is core to Heidrick’s business. Her innovative approach to talent management including the use of data analytics brings to the Board a perspective on the relationship between recruiting talent and commercial success. Ms. Axelrod also brings a digital mindset to the Board informed by her former roles at eBay and at Airbnb.

Director Since: 2016 Board Committees: Human Resources and Compensation Committee (Chair); Nominating and Board Governance Committee

30	ELECTION OF DIRECTORS

HEIDRICK & STRUGGLES

Mary E. G. Bear, 52

Career Highlights:

●   SAP SuccessFactors

○   President & Chief Product Officer (2021-2023)

○   Product and Engineering Leader (2019-2021)

●   Juvo Mobile Inc. (2018-2019)

○   SVP of Product, Data and Engineering

●   Meg Bear Advisory (2017-2018)

○   Consultant

●   Imperva, Inc. (2015-2016)

○   SVP and General Manager of Cloud Services

●   Oracle Corporation (NYSE: ORCL)

○   Group VP of Social Cloud (2012-2015)

○   VP, HCM Development (2005-2012)

Current Public Board Service:

●   None

Past Public Board Service:

●   None

Qualifications:

Ms. Bear specializes in strategic and operational leadership that fuels growth and profitability. A product innovator that delivers disruptive global technology solutions at scale, she has extensive experience across a broad spectrum of technical and business domains, specializing in technology driven growth strategies. Ms. Bear is a patent holder, keynote speaker, TEDx host, change agent and startup advisor and investor.

Her expertise is identifying, developing and scaling technology solutions from concept to profit encompassing business strategy, product management, product development, mergers and acquisitions, and market acceleration.

Director Since: 2021 Board Committees: Human Resources and Compensation Committee

ELECTION OF DIRECTORS	31

PROXY STATEMENT 2024

John Berisford, 60

Career Highlights:

●   S&P Global Inc (NYSE: SPGI) (f/k/a McGraw-Hill)

○   President, S&P Global Ratings (2015-2022)

○   Executive Vice President, McGraw-Hill (2011-2015)

●   Pepsi Bottling Group (2005-2011)

○   Senior Vice President, Human Resources

Current Public Board Service:

●   None

Past Public Board Service:

●   Crisil Limited (NSE: CRISIL) (2015-2023)

Qualifications:

Mr. Berisford was one of the driving forces in leading the evolution of S&P Global from a well-established media conglomerate into a leading information services provider with best-in-class data and analytics. Before joining S&P Global, Mr. Berisford spent 22 years at PepsiCo where he spearheaded a number of important global initiatives and transformations, including helping to lead the integration of the independent Pepsi Bottling Group into PepsiCo’s overall corporate structure and serving as the Chief Human Resources Officer at the Pepsi Bottling Group after its initial public offering.

Mr. Berisford’s experience in business strategy, strong data and analytics acumen, and human resources executive experience will help the Board in leading the Company to continue to diversify its business and innovate for the future.

Director Since: 2023 Board Committees: Human Resources and Compensation Committee; Audit & Finance Committee

32	ELECTION OF DIRECTORS

HEIDRICK & STRUGGLES

Lyle Logan, 64

Career Highlights:

●   Northern Trust Company (Nasdaq: NTRS)

○   Executive Vice President and Managing Director of the Global Financial Institutions Group; Chair and CEO of The Northern Trust International Banking Corporation. (2009-present)

○   Executive Vice President and Managing Director, Institutional Sales and Client Servicing for Northern Trust Global Investments (2005-2010)

○   Head of Chicago Private Banking within Northern Trust’s Personal Financial Services (2003-2005)

○   Senior Vice President and Personal Financial Services Manager for Northern Trust’s Midwest Region (2000-2003)

Current Public Board Service:

●   None

Past Public Board Service:

●   Adtalem Global Education Inc (NYSE: ATGE) (2007-2022)

Qualifications:

In addition to his financial acumen and deep understanding of capital markets, Mr. Logan also brings significant experience as a client-facing leader in the financial services industry.

Director Since: 2015 Board Committees: Audit & Finance Committee; Nominating and Board Governance Committee

ELECTION OF DIRECTORS	33

PROXY STATEMENT 2024

Willem Mesdag, 70

Career Highlights:

●   HPS Investment Partners (2019-present)

○   Senior Advisor

●   Red Mountain Capital Partners (2005-present)

○   Managing Partner

●   Goldman Sachs & Co. (NYSE: GS) (1981-2002)

○   Partner and Managing Director

Current Public Board Service:

●   Destination XL Group, Inc. (Nasdaq: DXLG) (2014-present))

Past Public Board Service:

●   Yuma Energy, Inc. (NYSE:YUMAQ ) (2018-2019)

●   Nature’s Sunshine Products, Inc. (Nasdaq: NATR) (2009-2015)

●   Encore Capital Group, Inc. (Nasdaq: ECPG) (2007-2017)

●   Cost Plus, Inc. (Nasdaq: CPWM) (2008-2011)

●   3i plc (LSE: III) (2007-2013)

Qualifications:

Heidrick’s Board benefits from Mr. Mesdag’s extensive experience in capital markets, corporate strategy and public company governance. He also brings an investor’s perspective to the Board.

Director Since: 2016 Board Committees: Audit & Finance Committee (Chair); Human Resources and Compensation Committee

34	ELECTION OF DIRECTORS

HEIDRICK & STRUGGLES

Thomas L. Monahan III, 57

Career Highlights:

●   Heidrick & Struggles, Inc. (2024-present)

○   Chief Executive Officer

●   Norton Street Holdings (2017-present)

○   Founder, Managing Partner

●   DeVry University (2020-2023)

○   President and Chief Executive Officer

●   ProKarma, Inc. (2019-2022)

○   Executive Chairman

●   CEB Inc. (NYSE: CEB) (1995-2017)

○   Elected Chairman, 2007

○   Appointed CEO, 2005

○   Elected to Board of Directors, 2001

Current Public Board Service:

●   TransUnion (2017-present) (NYSE: TRU)

○   Audit Committee Chair (2020-present)

Past Public Board Service:

●   Convergys Corporation (NYSE: CVG); Director 2008-2018, when acquired by Synnex (NYSE: SNX)

○   Former Nominating and Corporate Governance Committee Chair

●   CEB, Inc. (NYSE: CEB); Director 2001-2017

Qualifications:

Through his day-to-day management of the Company as CEO, Mr. Monahan enhances the Board’s understanding of important business developments and Management’s implementation of the Company’s strategy and day-to-day operations. Mr. Monahan’s brings experience as an innovative executive with a deep passion for the leadership arena to the Board as it continues its focus on our strategy of innovative diversification.

Director Since: 2024

ELECTION OF DIRECTORS	35

PROXY STATEMENT 2024

Stacey Rauch, 66

Career Highlights

●   McKinsey & Company

○   Senior Partner Emeritus (2010-present)

○   Senior Partner (1998-2010)

○   Head of North American Retail and Apparel Practice (2001-2008)

○   Partner (1993-1998)

○   Associate (1986-1993)

Current Public Board Service:

○   Carter’s Inc. (NYSE: CRI) (2022-present)

Past Public Board Service:

●   Fiesta Restaurant Group (Nasdaq: FRGI) (2012-2023; Chair 2017-2023)

●   Land Securities Group PLC (LSE: LAND.L) (2012-2021)

●   Ascena Retail Group, Inc.(Nasdaq: ASNA) (2017-2021)

●   CEB, Inc. (NYSE: CEB) (2014-2017)

●   Ann, Inc. (NYSE: ANN) (2011-2015)

Qualifications:

Ms. Rauch’s strategic leadership, significant public company governance experience, and consulting expertise, coupled with her deep experience as an international business leader, adds important perspectives and diverse insights to the Board.

Director Since: 2019 Board Committees: Audit & Finance Committee, Nominating and Board Governance Committee (Chair)

36	ELECTION OF DIRECTORS

HEIDRICK & STRUGGLES

Adam Warby, Chair, 63

Career Highlights:

●   KKR & Co. Inc.

○   Senior Advisor (2020-Present)

●   Avande, Inc.

○   Chief Executive Officer Emeritus (2019-present)

○   Chief Executive Officer (2008-2019)

○   EVP Europe (2005-2008)

○   EVP Americas (2001-2004)

●   Microsoft Corporation/Avande, Inc. (1991-2000)

○   General Manager, Midwest District (1999-2000)

○   General Manager, Enterprise Services Global (1996-1999)

Current Public Board Service:

●   SoftwareOne Holding AG (Chairman) (SWON: SWX) (2023-present)

●   KKR & Co. Inc. (NYSE: KKR) (2020-present)

Past Public Board Service:

●   SimCorp A/S (Nasdaq Copenhagen: SIM) (2017-2023)

Qualifications:

Through over 35 years of strategic leadership and consulting experience, spanning his time at IBM, Microsoft and Avanade, Mr. Warby brings a unique understanding and experience of applying technology in both innovative and practical ways to address the opportunities and challenges stemming from the digital transformations Heidrick’s clients are facing today.

Director Since: 2018 Board Committees: Ex Officio member of all committees

The Board recommends a vote “FOR” each of the foregoing nominees.

ELECTION OF DIRECTORS	37

PROXY STATEMENT 2024

Non-Employee Director Compensation

We compensate non-employee directors for their service on the Board with a combination of cash and equity awards that we believe are commensurate with their role and involvement, and consistent with peer company practices. We intend to compensate our non-employee directors in a way that is competitive, attracts and retains a high caliber of directors, and aligns their interests to our stakeholders. The NGC annually reviews and makes recommendations to the Board regarding the level and form of compensation paid to non-employee directors, including our director compensation program’s underlying principles. As part of this analysis, the independent compensation consultant also provides guidance to the NGC with respect to director compensation trends and data from peer companies. Pursuant to the review, and in consideration of the advice of Semler Brossy Consulting Group LLC, the independent compensation consultant the NGC recommended, and the Board approved, to make no additional changes to the non-employee director compensation program for 2023.

Mr. Rajagopalan, who was a director and was also our President and CEO in 2023, did not receive any additional compensation for his service on our Board. Please refer to the section entitled “Executive Compensation” for additional details regarding Mr. Rajagopalan’s compensation.

Mr. Monahan, who is a director and is also our current CEO, does not receive any additional compensation for his service on our Board.

Directors may elect to defer up to one hundred percent of their cash compensation per year pursuant to our Voluntary Deferred Compensation Plan (the “VDC Plan”). All directors are reimbursed for their out-of-pocket expenses incurred in connection with their duties as directors.

Each non-employee director receives an annual equity award of either restricted stock units (“RSUs”) or shares of common stock with a value of approximately $135,000, typically awarded on the date of each annual meeting of stockholders. Each non-employee director can elect whether to receive his or her annual equity award in the form of common stock or RSUs. The RSUs remain unvested until the director retires from the Board. Additionally, non-employee directors receive a cash retainer of $85,000 each per year, payable quarterly in arrears. In addition, the Board chairperson and committee chairpersons receive compensation for their service in these capacities as outlined below.

Role	Cash Retainer
AFC Chair	$30,000
HRCC Chair	$30,000
NGC Chair	$20,000
Chair of the Board of Directors	$100,000

38	ELECTION OF DIRECTORS

HEIDRICK & STRUGGLES

The compensation of our non-employee directors, including all RSUs or shares of common stock, for the 2023 fiscal year is set forth in the table below and described in the accompanying footnotes.

Name	Fees Earned or Paid in Cash ($)[1]	Stock Award ($)[2]	All Other Compensation ($)	Total
Elizabeth L. Axelrod	$115,000[3]	$134,988[9]	$0	$249,988
Mary E. G. Bear	$85,000[4]	$212,494[11]	$0	$297,494
John Berisford	$45,069[5]	$125,365[12]	$0	$170,434
Lyle Logan	$85,000	$134,988[9]	$0	$219,988
Willem Mesdag	$115,000[6]	$134,988[10]	$0	$249,988
Stacey Rauch	$105,000[7]	$134,988[9]	$0	$239,988
Adam Warby	$185,000[8]	$134,988[10]	$0	$319,988

1

Reflects cash compensation earned by each director in 2023 and includes any amounts deferred at the director’s election under our VDC Plan, described above. In 2023, the cash retainer fee paid to each director (other than Mr. Rajagopalan, who received no compensation for his service as a director and Mr. Berisford, whose retainer was prorated as described in footnote 5 below) was $85,000.

2

Reflects the grant date fair value for financial reporting purposes in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation-Stock Compensation (“ASC Topic 718”) for shares of common stock or RSUs granted under the Fourth Amended and Restated Heidrick & Struggles 2012 GlobalShare Plan (the “GlobalShare Plan”).

3	Includes the cash retainer of $30,000 Ms. Axelrod earned as Chair of the HRCC.
4	25% of Ms. Bear’s fees $21,250 were deferred pursuant to our VDC Plan.
5

Mr. Berisford began his term as a director on June 20, 2023. His cash retainer of $45,069 represents the prorated portion from that date. All of Mr. Berisford’s fees were deferred pursuant to our VDC Plan.

6	Includes the cash retainer of $30,000 Mr. Mesdag earned as Chair of the AFC. All of Mr. Mesdag’s fees were deferred pursuant to our VDC Plan.
7	Includes a $20,000 cash retainer Ms. Rauch earned for her service as Chair of the NGC.
8	Mr. Warby earned an additional cash retainer of $100,000 as Chair of the Board. All of the $185,000 in fees earned were paid to Warby Ltd., a company in which Mr. Warby is the controlling shareholder.
9

The amount reflects the aggregate grant date fair value of shares of common stock granted on May 25, 2023 (the date of the 2023 annual stockholders meeting). The award was equal to the annual equity retainer of $135,000 divided by the closing stock price on the date of grant of $25.10 rounded to the nearest whole share, resulting in 5,378 shares of common stock.

10

The amount reflects an award of RSUs granted on May 25, 2023 (the date of the 2023 annual stockholders meeting) with the same value as the award of common stock described in footnote 9 above. The amount reflects the aggregate grant date fair value of RSUs granted on May 25, 2023, calculated in accordance with ASC Topic 718. The value of the award was $135,000 divided by the closing stock price on the date of grant of $25.10 rounded to the nearest whole share, resulting in 5,378 RSUs. As of December 31, 2023, the aggregate RSUs held by our non-employee directors that were granted and outstanding were as follows: 12,188 for Ms. Bear, 4,626 for Mr. Berisford, 34,671 for Mr. Mesdag, and 23,472 for Mr. Warby.

11

The amount reflects the award of RSUs granted on May 25, 2023 (the date of the 2023 annual stockholders meeting) with the same value as the award of common stock described in footnote 9 above, plus an additional award of RSUs granted on July 28, 2023. When Ms. Bear joined the Board in September 2021, she was not given an interim pro-rated award covering the remainder of the year. In 2023, Ms. Bear was issued an interim award comparable to the value she would have received in September 2021, had she been given an interim award in accordance with the Company’s non-employee director compensation program, as then in effect.. The value of the additional award was $77,507 divided by the closing stock price on the date of grant of $27.10 rounded to the nearest whole share, resulting in 2,860 RSUs. When the Board granted Mr. Berisford a pro-rated interim award after his start in 2023, (as described in footnote 12 below) they noted that Ms. Bear had not been given an interim award when she started in September 2021. They agreed that Ms. Bear should be treated consistently and therefore granted the additional pro-rated interim award to Ms. Bear, based on her start date in 2021.

12

The amount reflects a pro-rated interim award of RSUs granted on July 28, 2023, based on Mr. Berisford’s start date of June 20, 2023. The value of the award was $125,384 divided by the closing stock price on the date of grant of $27.10 rounded to the nearest whole share, resulting in 4,626 RSUs.

The Company’s stock ownership guidelines for directors require each non-employee director to own three times his or her annual cash retainer in Company common stock within three years of joining the Board. As of March 28, 2024, each of the non-employee directors has either satisfied the stock ownership guidelines or is on track to do so in compliance with the guidelines.

ELECTION OF DIRECTORS	39

PROXY STATEMENT 2024

Executive Officers

All of the Company’s executive officers have been appointed by and serve at the pleasure of the Board of Directors. Below is the name, age, title, principal occupation and certain biographical information as of April 12, 2024 for each of the Company’s executive officers, excluding Mr. Monahan, whose information is included above under “Director Biographies.”

Mr. Murray, 49, was appointed President of the Company, effective March 4, 2024. He previously served as the Company’s Global Managing Partner of Executive Search, Regions since 2022, where he was member of the global management committee and was responsible for leading the firm’s global executive search business and client operations. Prior to that role, Mr. Murray served in various other roles at the Company since 2018, including Global Managing Partner of the Company’s Global Technology & Services Practice from 2021 until 2022, Americas Managing Partner of the Company’s Global Technology & Services Practice from 2020 until 2021 and Partner in the Company’s Global Technology & Services Practice beginning in 2018. Prior to joining Heidrick & Struggles, Mr. Murray was Chief Talent Officer and Senior Vice President of Global Human Resources for Dell, focused on succession planning, talent acquisition, learning and development, talent management and human resources for global sales and marketing. Prior to that, he was Chief Talent Officer for EMC, which merged with Dell in 2016 making it the world’s largest privately controlled tech company at the time.
Tom Murray

Mr. Harris, 53, was appointed Chief Financial Officer of the Company on March 19, 2018. He had been serving as the Deputy Chief Financial Officer of the Company since February 2018. Before then, since 2015, Mr. Harris had been CFO at Hercules Capital, Inc., a publicly traded business development company, where he was responsible for finance, accounting, operations, legal and investor relations, as well as a voting member of the Investment Committee. Prior to that, Mr. Harris worked at Avenue Capital Group for over nine years, where he served as their Senior Managing Director/Head of Asia, in which he led the entire Asian investment strategy and before that, their Chief Financial Officer. Prior to working at Avenue Capital Group, from 2004 to 2006 Mr. Harris served as Corporate Financial Controller and Chief Accounting Officer at Hutchinson Telecommunications, a publicly traded telecommunications company based in Hong Kong. Prior to Hutchinson Telecommunications, Mr. Harris was a Manager at PricewaterhouseCoopers in their Global Capital Markets Group.
Mark Harris

40	EXECUTIVE OFFICERS

HEIDRICK & STRUGGLES

Ms. Heaton, 54, was appointed Chief Legal Officer and Corporate Secretary on November 15, 2021. Most recently, from February 2015 to July 2020 Tracey served as Senior Vice President and Chief Corporate Counsel for Visa Inc., a financial services corporation, and was a key member of the company’s senior legal leadership team. She advised Visa’s board of directors and C-suite executives and managed a team of more than 20 lawyers and legal professionals. Under her leadership, her team provided legal support for a wide variety of commercial and corporate areas, including: mergers, acquisitions and strategic venture investments; securities and public company reporting; ESG; treasury and finance; marketing and sponsorships; trademark portfolio and global entity management; and employment and executive compensation. Previously, Tracey served as Executive Vice President and Deputy General Counsel at NYSE Euronext Inc. and as Associate General Counsel at United Technologies Corporation. Tracey also held roles as an associate in the corporate group of Milbank, LLP, while based in New York and Hong Kong, and in the corporate department of Dechert LLP.
Tracey Heaton

Ms. Payne, 53, was appointed Chief Human Resources Officer on January 1, 2019. She is responsible for working closely with leaders within the firm and in setting and executing a global talent strategy that supports the near- and long-term business objectives for Heidrick. Ms. Payne joined Heidrick in 2015, serving as Vice President – Global Compensation and Human Resources, Americas until 2017 when she led global total rewards strategy and design, in addition to leading HR for the Americas Region. From 2017 until her appointment as CHRO in 2019, Ms. Payne served as Vice President – Human Resources, Global Executive Search where she served as a business partner to Heidrick’s global Executive Search leaders. Prior to joining Heidrick, Sarah held human resources roles leading Talent Acquisition and then Global Total Rewards at PanAmSat (later acquired by Intelsat) and in Executive Compensation while with Bunge, a global agribusiness firm.
Sarah Payne

Each of our executive officers has entered into an employment agreement with the Company, which contain customary restrictive covenants in favor of the Company. Each executive officer also participates in the Company’s MIP, CIC Plan, Severance Plan (as defined below), equity programs and vacation and benefit plans at the same level as other senior executives, as outlined below in further detail.

Certain Relationships and Related Party Transactions

Various Company policies and procedures and annual questionnaires completed by all Company directors and executive officers require disclosure of transactions or relationships that may constitute conflict of interest or otherwise require disclosure under applicable SEC and Nasdaq Rules. The process for reviewing certain relationships and related party transactions are outlined in the Company’s Related Party Transaction Policy and Policy on Resolution of Conflicts of Interest for Directors and Executive Officers. Depending on the particular transaction or relationship, the Company’s review processes vary.

Related Party Transactions. The Related Party Transaction Policy defines a “related party transaction” as a transaction, arrangement or relationship in which the Company or any of it subsidiaries is or will be a participant, the aggregate amount will or may be expected to exceed $120,000 in any fiscal year, and any Related Party has, had or will have a direct or indirect material interest. The definition contains exclusions for certain categories of transactions consistent with SEC rules. A “Related Party” is defined as an executive officer, a director or nominee for director, a stockholder owning more than 5% of any class of the Company’s voting securities, or an immediate family member of any such person.

EXECUTIVE OFFICERS	41

PROXY STATEMENT 2024

In addition, it is the practice of the NGC, although not part of a written policy, to review each transaction specifically disclosed as a potential related party transaction in connection with its review of the proxy statement for the annual meetings of stockholders, to the extent any such transaction has not previously been reviewed, applying the same standard.

Pursuant to our Related Party Transaction Policy, on an annual basis, as requested by the NGC or the Company’s Chief Legal Officer, each director and executive officer is required to disclose in writing to the Company all pertinent information regarding his or her related parties and each charitable or non-profit organization for which such director or executive officer (or any of his or her related parties) is actively involved in fundraising or otherwise serves as a director, trustee or in a similar capacity.

There were no related party transactions since January 1, 2023 that required approval under the Company’s Related Party Transaction Policy or the rules and regulations of the SEC.

Conflicts of Interest. When a transaction or relationship involving a potential conflict of interest is identified at the Chief Executive Officer or Board level, the NGC and/or its Chair, or in the instance of a potential conflict with the Chair of the NGC, the Board as whole, evaluates the transaction or relationship and approves or ratifies it (without the vote of any interested person) only if it is judged to be fair and in the best interests of the Company. When a transaction or relationship involving a potential conflict of interest arises at the level of an executive officer other than the CEO or Chief Legal Officer, the potential conflict must be disclosed to the Chief Legal Officer (or the CEO if the potential conflict involves the Chief Legal Officer) and if the Chief Legal Officer (or the CEO, as applicable) determines a conflict exists, the Chief Legal Officer (or the CEO) will submit the conflict to the Chair of the NGC and the Chair of the NGC will determine if a conflict exists and if so, will disclose the conflict to the full NGC and the NGC will decide whether to waive the conflict or require the executive officer or the Chief Legal Officer to remove the conflict. In either case, conflicts that are not approved or ratified must be removed.

Director Independence Standards. The Board, assisted by the NGC, determines each year whether and which directors can be considered independent based on relationships reported by directors in response to annual questionnaires and otherwise. To guide the Board in this process, the Company maintains Director Independence Standards that have been drafted to incorporate, and be more restrictive than, the independence requirements under applicable laws, rules and regulations. Directors who satisfy the Director Independence Standards are deemed to satisfy the requirements of such laws, rules and regulations. Notwithstanding the fact that a director may not satisfy one or more of the Director Independence Standards, the Board may find such director to be an independent director to the extent the Board determines that the relationships which cause the Director Independence Standards not to be met will not interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a member of the Board.

The Company’s Related Party Transaction Policy, Director Independence Standards and Policy on Resolution of Conflicts of Interest for Directors and Executive Officers can be found at: https://investors.heidrick.com/corporate-governance.

Additional Governance Matters

Communication with the Board

Stockholders may communicate directly with the Board. All communications should be directed to:

Corporate Secretary

Heidrick & Struggles International, Inc.

233 South Wacker Drive, Suite 4900

Chicago, Illinois 60606

Any such communication should prominently indicate on the outside of the envelope that it is intended for the Board or a particular committee, or director. All appropriate communication intended for the Board or a particular committee or director and received by the Corporate Secretary will be forwarded to the specified party following its clearance through normal security procedures.

42	EXECUTIVE OFFICERS

HEIDRICK & STRUGGLES

Executive

Compensation

43

PROXY STATEMENT 2024

Proposal 2

Advisory Vote to Approve 2023 Named Executive Officer Compensation

The Board and
HRCC value the
views of our
stockholders, and
currently conduct
an annual advisory
vote to approve
the compensation
of our Named
Executive Officers.
The Say-on-Pay
vote is advisory,
and therefore not
binding on the
Company, the
HRCC or our Board.

Pursuant to Section 14A of the Securities Exchange Act of 1934, the Company seeks your advisory vote on our 2023 executive compensation program. The Company asks that you support the compensation of our Named Executive Officers as disclosed in the Compensation Discussion & Analysis (“CD&A”) section and the accompanying executive compensation tables and narratives contained in this proxy statement.

The CD&A section of this proxy statement discusses our executive compensation philosophy, policies and structure during the most recently completed fiscal year. The HRCC and the Board believe that these policies and procedures are effective in implementing our executive compensation philosophy and in achieving its goals.

As an advisory vote, your vote will not be binding on the Company or the Board. However, our Board and our HRCC, which is responsible for designing and administering the Company’s executive compensation program, value the opinions of our stockholders and to the extent there is any significant vote against the compensation paid to our Named Executive Officers, we will consider our stockholders’ concerns and the HRCC will evaluate whether any actions are necessary to address those concerns.

The Board and the HRCC recommend that our stockholders vote “FOR” the approval, on an advisory basis, of the 2023 compensation paid to our Named Executive Officers, as disclosed in this proxy statement, including the following CD&A section, the executive compensation tables, and the related narrative discussion, and adopt the following resolution at the Annual Meeting: “RESOLVED, that approval, on an advisory basis, of the 2023 compensation paid to our named executive officers as disclosed in this proxy statement is hereby RATIFIED.”

44	SAY ON PAY

HEIDRICK & STRUGGLES

Compensation

Discussion & Analysis

Introduction

On January 23, 2024, the Company announced that Krishnan Rajagopalan notified the Board of his decision to step down as the Company’s President and Chief Executive Officer, effective March 4, 2024 and retire as an employee of the Company on April 1, 2024. In connection with his retirement, Mr. Rajagopalan also resigned as a member of the Board, effective March 4, 2024. During the period from March 4, 2024 through April 1, 2024, Mr. Rajagopalan continued to serve the Company as a non-executive employee. On January 23, 2024, the Company also announced that the Board appointed Thomas L. Monahan III and Tom Murray to serve as the Chief Executive Officer and President of the Company, respectively. The appointments of Mr. Monahan and Mr. Murray were the result of a planned long-term, multi-year succession process engaged by the Nominating and Governance Committee (“NGC”) and the full Board. In order to facilitate the transition of his responsibilities and to assist on other matters designated by the Board, Mr. Rajagopalan agreed to provide certain advisory services to the Company, during the period from April 2, 2024 through December 31, 2024. Please see the “CEO Succession Process” section later in this CD&A for a discussion of the arrangements that we entered into with Mr. Monahan, Mr. Murray and Mr. Rajagopalan in connection with this transition.

Heidrick is a human capital leadership advisory firm providing executive search, consulting and on-demand talent services to businesses and business leaders worldwide to help them improve the effectiveness of their leadership teams. More specifically, the Company provides these services through the expertise of its experienced consultants located in major cities around the world. The Human Resources and Compensation Committee (“HRCC”) seeks to maintain an executive compensation program that attracts, retains and rewards the best talent, while at the same time maintaining a strong link between pay and performance and aligning the interests of the Company’s executives and stockholders. Heidrick’s executive compensation philosophy emphasizes and rewards both Company and individual performance. The Company believes this approach promotes sustained long-term performance by rewarding not only the achievement of financial and operational goals, but also the accomplishment of individual strategic objectives. Further, we believe this approach enables profitable growth and advances our high-performance organization by using culture as a strategic differentiator to attract, develop, and retain the highest-performing talent, and to build a more diverse and inclusive Company.

Through our HRCC, the Company has implemented strong governance practices for considering and making decisions with respect to the compensation of the Company’s Named Executive Officers. Management, the HRCC and the full Board all play active roles in executive compensation decisions.

COMPENSATION DISCUSSION & ANALYSIS	45

PROXY STATEMENT 2024

This CD&A describes and explains the Company’s compensation philosophy and executive compensation program, as well as compensation awarded to and earned by the following persons who were our Named Executive Officers (“NEOs”) for 2023:

Name	Title

Krishnan Rajagopalan[1]	Former President & Chief Executive Officer

Mark Harris	Chief Financial Officer

Tracey Heaton	Chief Legal Officer & Corporate Secretary

Sarah Payne	Chief Human Resources Officer

1

Effective March 4, 2024, Mr. Rajagopalan stepped down as President and Chief Executive Officer and member of the Board, and retired from the Company as of April 1, 2024, at which time he assumed an advisory role with the Company.

The CD&A is Organized into Four Sections:

1. 2023 Year in Review	2. Executive Compensation Philosophy	3. 2023 Compensation Program	4. Other Compensation Policies and Information

The CD&A is followed by the Compensation Tables and Narrative Disclosures, which report and describe the compensation and benefit amounts paid to the NEOs for 2023.

2023 Year in Review

2023 was a solid year for Heidrick:

●	Consolidated net revenue was $1,026.9 million compared to $1,073.5 million in 2022

●	Operating income in 2023 was $75.4 million and operating margin was 7.3% compared to $112.3 million and 10.5% in 2022 respectively

●	Adjusted operating income in 2023 was $82.6 million and adjusted operating margin was 8.0% compared to $111.8 million and 10.4% in 2022, respectively

●	Diluted earnings per share were $2.62 compared to $3.86 in 2022

●	Adjusted diluted earnings per share were $2.91 compared to $3.84 in 2022

●	Adjusted EBITDA in 2023 was $125.6 million and adjusted EBITDA Margin was 12.2% compared to $120.9 million and 11.3% in 2022, respectively

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Adjusted Operating Income and Adjusted Diluted Earnings Per Share are Non-GAAP financial measures and include adjustments to Operating Income and Earnings Per Diluted Share in 2019 to exclude expenses for restructuring-related adjustments. The adjustments in 2020 exclude expense associated with goodwill impairment charges and restructuring charges. The adjustments in 2021 exclude restructuring charges and expenses for increases to earnout payouts related to the Business Talent Group (“BTG”) acquisition in April 2021. The adjustments in 2022 exclude one-time credits to decrease the earnout payout to the former owners of BTG. The adjustments in 2023 exclude goodwill impairment charges. Adjusted Operating Margin refers to Adjusted Operating Income as a percentage of Net Revenue.

Adjusted EBITDA is defined as net income before interest, taxes, depreciation and amortization, as adjusted, to the extent they occur, for earnout accretion, earnout fair value adjustments, contingent compensation, deferred compensation plan income or expense, certain reorganization costs, impairment charges and restructuring charges. Adjusted EBITDA margin is defined as Adjusted EBITDA as a percentage of Net Revenue in the same period.

A reconciliation of these Non-GAAP financial measures to the most directly comparable GAAP financial measures can be found on Annexes A and B.

CEO Succession Process

Succession planning is one of the most important responsibilities of the Board, and our full Board, along with the NGC and our former President and CEO Mr. Rajagopalan, had been involved in a planned long-term, multi-year succession planning process, utilizing the unique skills of senior partners on our Executive Search team to lead the process.

As announced in January 2024, Mr. Rajagopalan decided to step down as President and CEO and from the Board, effective as of March 4, 2024 and to retire as an employee of the Company on April 1, 2024, after more than 23 years of service with the Company. Prior to his retirement, Mr. Rajagopalan continued to receive his base salary, annual incentive payment for fiscal 2023 as well as his regular annual long-term incentive grant in 2024 with a total value of $2.25 million (equally divided between PSUs and RSUs) in recognition of his continued service through December 31, 2024. Following the planned succession process described above, the Board appointed Mr. Monahan as CEO (and as a member of the Board) and promoted Mr. Murray, who was previously serving as the Company’s Global Managing Partner of Executive Search, Regions, to the role of President, reporting to the CEO, in each case, effective as of March 4, 2024. The Board believes that this approach effectively balances internal continuity and familiarity with the firm, along with external experience with product, technology and business innovation, meeting the expanded needs of clients and engaging with the investor community. This leadership structure is expected to allow management to drive even greater focus on executing across our established businesses while expanding our capabilities to deliver broader, more comprehensive offerings for talent and human capital challenges. Messrs. Monahan and Murray bring unique and complementary knowledge, perspectives and expertise to the management team and, together, they bring to their roles deep experience in managing talent and human capital, driving digital innovation, expanding shareholder value and developing strong relationships with a variety of internal and external stakeholders.

The successful transition of Mr. Rajagopalan’s responsibilities is intended to be facilitated by Mr. Rajagopalan continuing to serve as an advisor to the Company through December 31, 2024 pursuant to an advisory agreement entered into in January 2024. For additional details with respect to payments made to Mr. Rajagopalan in connection with his advisory agreement, please see “Rajagopalan Advisory Agreement” later in this CD&A. In addition, each of Messrs. Monahan and Murray entered into an Executive Offer Letter Agreement with the Company in connection with his assumption of the role of CEO and President, respectively, pursuant to which each of Messrs. Monahan and Murray will receive certain compensation and benefits, as described in the “Offer Letter Agreements in Connection with CEO Succession” section later in this CD&A.

Executive Compensation Philosophy

Our executive compensation philosophy focuses on attracting, retaining and motivating leaders that support the Company’s culture and are committed to our mission, growth and strategy. Our executive compensation program is designed to drive long-term stockholder value by aligning our business strategies and operating priorities with stockholders’ interest and rewarding executives for top-and bottom-line growth. A significant portion of executive

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compensation is based on variable pay, which aligns pay with performance against certain financial metrics relating to the Company’s business strategies and qualitative metrics relating to individual performance. In assessing the individual performance of the NEOs, the HRCC considers, among other things, the NEOs’ achievement of individual and shared performance objectives, contributions to the Company’s strategic initiatives and demonstrated leadership qualities.

The primary objectives of our compensation program are to:

1. Attract and Retain	2. Align Pay with Performance	3. Create a Common Interest
Leaders that have the right skills to support the Company’s culture and drive short-term and long-term success	Aligned with our business strategies through the use of incentive compensation programs	Between our executives and stockholders

The HRCC regularly reviews the compensation program for the Company’s executives to assess whether the program continues to meet the needs of the business, is competitive in the executive search and leadership advisory industry, and aligns the interests of the Company’s executives with those of the Company’s stockholders. The Company’s executive compensation program may change from time-to-time based on this review by the HRCC.

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Compensation Best Practices

What We Do	What We Don’t Do

✔ Design compensation program with at least 65% of total target executive compensation delivered through variable pay	✘ No “single trigger” equity acceleration in connection with a change in control

✔ Annually assess peer-group composition and competitive compensation practices	✘ No hedging or pledging of Heidrick stock

✔ Encourage long-term value creation by providing for a combination of time- and performance-based equity awards that vest over three years	✘ No dividends or dividend equivalents paid until PSUs or RSUs vest

✔ Limit maximum payout on both annual incentive plan as well as PSUs to 200% of target	✘ No excise tax gross-ups to the executive officers

✔ Include double-trigger provisions under our Change in Control Policy	✘ No excessive perquisites for executive officers

✔ Maintain robust clawback policies including a standalone clawback policy in compliance with the Dodd-Frank requirements as well as a misconduct policy that covers all incentive-based compensation

✔ Require minimum stock ownership by all executive officers

✔ Utilize an independent compensation consultant to advise the fully independent HRCC

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Strong Governance Practices Utilized in Determining Executive Compensation

Role of the HRCC. The HRCC consists entirely of independent directors and is responsible for governance of the executive compensation program, including designing, reviewing and overseeing the program. Each year, the HRCC reviews and approves all compensation decisions relating to the NEOs. When making these compensation decisions, the HRCC analyzes data from the peer group pages 51-52 and additionally looks to market practices in the executive search and leadership advisory industry. In addition, the HRCC also considers a number of other factors, including:

●	Individual responsibilities, experience and achievement of the NEO and contributions toward the Company’s performance;

●	Internal considerations, such as retention, future potential with the Company and the NEO’s contributions relative to other NEOs;

●	Recommendations from the CEO (for NEOs other than the CEO); and

●	Input and recommendation from the independent compensation consultant.

The HRCC determines and approves the compensation of the NEOs based on this evaluation. In making its decisions, the HRCC does not apply formulaic weighting to any of the above factors.

Role of the Board. The HRCC independently reviews the CEO’s performance and recommends the CEO’s compensation to the Board. The Board then independently reviews the CEO’s performance and, based on the recommendation of the HRCC, considers and determines the compensation of the CEO.

Role of the CEO. The HRCC considers input from our CEO in making determinations regarding the compensation of our NEOs, other than our CEO. Following the discussion between the HRCC and the CEO of the annual performance reviews of the NEOs, the CEO presents NEO compensation recommendations to the HRCC for consideration, which includes base salary adjustments, payout results with respect to prior year’s cash incentive under the Management Incentive Plan (“MIP”), equity awards under the long-term incentive plan and targets for the current year’s MIP awards. These recommendations are based upon each individual’s performance and responsibilities, as well as comparative market data, as described below. The HRCC has full discretion to adopt, modify or reject any such recommendations.

Role of the Independent Consultant. The HRCC has retained an independent compensation consultant which reports directly to the HRCC and does no other work for management. In 2023, the HRCC retained the services of Semler Brossy. During 2023, the independent compensation consultant’s representatives participated in the HRCC meetings and provided guidance to the HRCC with respect to executive compensation, comparative peer group data, annual incentive compensation and consultant pay programs. In supporting the HRCC, the independent compensation consultant provides the HRCC with an independent assessment of the CEO’s compensation and the CEO’s recommendations for compensation of NEOs. It also reviews and confirms the peer group used by the Company to prepare market compensation data, and provides ad hoc support to the HRCC, including discussing executive compensation and related corporate governance trends. In 2023, the HRCC determined that Semler Brossy was independent and its work for the HRCC has not raised any conflicts of interest. This determination was reached after reviewing the independence factors set out in the Nasdaq Rules.

Use of a Peer Group. The HRCC evaluates the Company’s executive compensation program in comparison to those of a selected peer group, which in 2023 (and for the purposes of setting 2023 compensation) consisted of 14 similarly-sized public companies. The HRCC uses the peer group to compare total direct compensation and each of the compensation elements for each NEO against those for positions at peer group companies with similar responsibilities. The HRCC also uses the peer group to review executive pay programs and practices at those companies.

Each year, the HRCC reviews and approves the peer group composition with the advice of the independent compensation consultant. In February 2023, following an annual review and based on the recommendations of Semler

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Brossy, the HRCC determined it would modify our compensation peer group to remove Cross Country Healthcare, Inc. due to it having a less relevant business fit and Volt Information Sciences, Inc. due to its acquisition in April 2022. The HRCC at the same time added ASGN, Inc. and Kelly Services, Inc. to the peer group as comparable companies in the HR & employment services industry.

In addition, Marcus & Millichap, Inc. and Douglas Elliman were also added to the peer group in 2023 because the business model and strategy alignment of investment brokerage and commercial real estate services firms are similar to professional services firms like the Company.

For 2023, the peer group consisted of the following companies:

Peer Group

ASGN, Inc.	ICF International, Inc.

Barrett Business Services, Inc.	Kelly Services, Inc.

CBIZ, Inc.	Kforce, Inc.

CRA International, Inc.	Korn/Ferry International

Douglas Elliman Inc.	Marcus & Millichap, Inc.

FTI Consulting, Inc.	Resources Connection, Inc.

Huron Consulting Group, Inc.	TrueBlue, Inc.

In determining compensation, the HRCC considers the peer group companies with which the Company directly competes for executive talent. However, most of the Company’s executive search and leadership advisory competitors, from which executive talent is often recruited, are privately held and are not included in the above list of publicly traded companies. The HRCC therefore also relies on its general knowledge of executive compensation levels and practices in the executive search and leadership consulting industry. The HRCC also considers compensation survey data from the Equilar Total Compensation Report, an executive compensation survey.

The HRCC does not set a specific, relative percentile positioning for total direct compensation, or the elements of total direct compensation, as a target for NEO pay levels. Rather, the HRCC reviews the total direct compensation range for each position and the mix of elements to evaluate whether the compensation is adequate to attract and retain key executive talent. In order to link compensation to performance, the NEO compensation program is designed to deliver at least 65% of total target executive compensation through variable pay, with total payout based on Company and stock price performance. The NEO compensation program is also designed to deliver a significant proportion of NEO compensation in the form of equity and thus aligns compensation with the interests of the Company’s stockholders.

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Stockholder Vote and Engagement on Executive Compensation

The Company held its annual non-binding stockholder advisory vote to approve executive compensation (“say-on-pay”) at the 2023 Annual Meeting of Stockholders. The stockholders indicated their strong support for our 2022 executive compensation program, with approximately 93.5% of voting stockholders casting their vote in favor of the say-on-pay resolution.

The Company had regular and active discussions with its major stockholders on various topics throughout 2023 and, during those conversations, stockholders did not raise any specific issues relating to the design of the Company’s executive compensation program. The HRCC did not make any changes to the executive compensation program as a result of the 2023 say-on-pay vote or the Company’s stockholder outreach efforts during 2023. The HRCC is dedicated to continuous improvement of the executive compensation program to reflect an appropriate alignment of pay and performance and will continue to seek and review stockholder perspectives when designing and implementing the Company’s executive compensation program.

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2023 Compensation Program

Compensation Elements

Our NEO compensation mix is generally split into three principal components: (i) base salary; (ii) annual cash incentives; and (iii) long-term equity incentives. We believe that having a combination of these elements motivates, challenges and rewards our executives to achieve positive results for our Company and our stockholders. Each element of compensation is summarized as follows:

Element	Form	Compensation Philosophy	What it Rewards

Base Salary		Pay competitive salaries to attract and retain executive talent necessary to develop, implement and execute Heidrick’s business strategy, and to reflect responsibilities of the position, experience of the executive and the marketplace in which Heidrick competes for talent.	Accomplishment of day-to-day job responsibilities, taking into account individual performance and retention considerations.
Annual Incentives (“MIP”)		Motivate executives to generate outstanding performance and achieve or exceed the operating plan over a one-year period and align annual compensation with annual performance and financial results.	Achievement of specific pre-set performance thresholds related to financial, operational and strategic objectives including individual qualitative performance objectives.

Long-Term Incentive		Encourage achievement of long-term performance goals, align executive rewards with the interests of Heidrick’s stockholders through long-term stock price exposure, and facilitate the accumulation of Heidrick shares by executives, thereby enhancing ownership and promoting retention.	Share price growth and attainment of long-term financial goals, as well as retention.

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2023 Executive Total Direct Compensation Mix

The majority of total direct compensation paid to the NEOs for 2023 performance was variable compensation.

2023 Mix of Compensation Paid to CEO	2023 Mix of Compensation Paid to Other NEOs

Base Salary

Base salaries are reviewed annually by the HRCC against levels for positions with similar responsibilities at peer companies, using the comparative data prepared by the HRCC’s independent compensation consultant. The HRCC then considers individual performance, internal pay equity, functional expertise, experience and scope of responsibilities. In 2023, the HRCC approved the following changes to the base salaries for the NEOs: Ms. Heaton’s base salary increased from $400,000 to $425,000 and Ms. Payne’s base salary increased from $325,000 to $350,000 at the beginning of 2023 to reflect better alignment to the market for their respective roles.

Name	2022 Base Salary ($)	2023 Base Salary ($)	% Increase

Krishnan Rajagopalan	$900,000	$900,000	--

Mark Harris	$600,000	$600,000	--

Tracey Heaton	$400,000	$425,000	6.3%

Sarah Payne	$325,000	$350,000	7.7%

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PROXY STATEMENT 2024

Annual Incentives

The MIP is the vehicle through which NEOs are rewarded with an annual cash bonus for achieving specific short-term performance goals over a one-year period. The MIP rewards our NEOs for achieving key annual financial metrics and individual and shared qualitative performance objectives.

The HRCC sets Company and individual performance goals for the NEOs during each year. These goals consist of both financial and qualitative performance objectives. The HRCC considers the reviews conducted by the CEO of the other NEOs and conducts its own review of the CEO’s performance against those pre-established performance objectives, as well as Company performance milestones achieved during the year.

2023 Target MIP Percentage

For 2023, the HRCC set the following MIP target percentages, which were unchanged from 2022:

Name	MIP Target (% of Base Salary)

Krishnan Rajagopalan	150%

Mark Harris	100%

Tracey Heaton	75%

Sarah Payne	75%

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2023 MIP Metrics

The MIP metrics and targets that the HRCC selected for 2023 tie directly to our operational and strategic goals. Under the MIP, determination of the payout level (if any) for each NEO award is based upon the achievement of a combination of financial performance metrics (weighted at 70%) and individual and shared qualitative performance objectives (weighted at 30%). The objectives and rationale for selecting the MIP performance metrics for the year ended December 31, 2023, and the relative weight of each metric were as follows:

Performance Metric	Rationale for Using Performance Metric	Weight

Adjusted Operating Income	Measures the ability of the Company to efficiently translate revenues to profits, which allows the Company to invest for the future and enhance stockholder returns.	30%

Search Net Revenues	Coupled with profitability (above), focuses the NEOs on growing the Company’s top-line revenue from its core business.	20%

Non-Search Net Revenues	Aligns the NEOs to the Company’s strategic objectives of diversifying its revenues.	20%

Qualitative Performance Objectives	Measures achievement of critical strategic & operational objectives, both shared and individual.	30%
Total		100%

Payout amounts under the MIP were set for each financial metric based on ”Threshold”, “Target”, “High-Target”, and “Maximum” performance levels and corresponding award levels based on the Company’s business plan and other operational and environmental factors. “Target” performance is the level at which a participant will earn 100% of their respective target award. Depending upon the relationship of the Company’s actual financial performance and the individual’s annual performance review, final payouts under the MIP may be as little as zero (below “Threshold” performance) and as high as 200% of Target (at “Maximum” performance). The “High-Target” payout is set at 150% of Target. The HRCC has discretion to modify any payouts (upwards or downwards) under the MIP as it deems appropriate to align with the plan objectives, taking into consideration a variety of Company specific or environmental factors.

The financial metrics were set taking into account the Company’s strategic objectives to align with short and long-term performance, internal budgeting for the relevant year, external guidance and expected market conditions. The HRCC and the Company believe they have set targets with appropriate rigor. The 2023 target level for Non-Search Net Revenue was set above the 2022 actual results. The 2023 target levels for Adjusted Operating Income and the Search Net Revenue were set below the 2022 actual results because the Company was projecting lower profitability in 2023 compared to 2022 and lower volume of new Executive Search confirmations in 2023 compared to 2022 due to macroeconomic uncertainties including higher interest rates, unprecedented inflation, an expected recession and geo-political tensions. Also, emerging from the extraordinary post-COVID economic recovery in 2021 and 2022, we expected a market slowdown. Each NEO also had individual and shared qualitative performance objectives that were reviewed and approved by the HRCC in early 2023 and were aimed at aligning each NEO’s performance to Company’s short-and long-term strategy and goals.

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Threshold, Target, High-Target and Maximum Performance Levels for 2023, as well as the actual performance results for both the financial performance metrics and the qualitative performance objectives are set forth below:

	Adjusted Operating Income	Search Net Revenues	Non-Search Net Revenues	Qualitative Performance Objectives	Total

Performance

Threshold	$83.7 million	$724.5 million	$174.3 million
Target	$93.0 million	$805.0 million	$193.7 million
High-Target	$102.3 million	$845.3 million	$203.4 million
Maximum	$116.3 million	$869.4 million	$209.2 million

Target Weighting: % of Total Bonus

Actual Performance	$129.0 million[1] 138.7% of Target	$780.0 million 96.9% of Target	$165.1 million 85.3% of Target	See below

Bonus Result	200% x 30% weight: 60%	85% x 20% weight: 16.9%	0% x 20% weight: 0%	140% x 30% weight: 42%	118.9%

Results: All NEOs

1

For purposes of the MIP, Adjusted Operating Income includes a net upward adjustment of $53.7M to Operating Income of $75.3M.The upward adjustments approved by the HRCC are as follows: $22.7M related to Company’s research and development efforts for new technologies aiming to enhance existing products and services and to expand the range of offerings across current and new business lines; $15.5M acquisition-related expenses; $7.3 related to goodwill impairment; $4.9M reorganization charges; and $3.3M related to mark-to-market expenses on a non-qualified deferred compensation plan and phantom stock. The expenses related to the research and development efforts were excluded from the actual performance because they were also excluded when setting the targets for Adjusted Operating Income under the MIP.

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2023 MIP NEO Qualitative Performance

As discussed above, for 2023, 30% of MIP performance was contingent on achieving individual and shared qualitative performance objectives. Our CEO recommended and the HRCC evaluated the level of achievement for each NEO’s individual and shared qualitative performance objectives in February 2024. After discussion and review, the HRCC accepted the CEO’s recommendation that each NEO should receive 140% of his or her target bonus for the achievement of his or her individual and shared qualitative performance objectives, reflecting above-target achievements. The HRCC and the Board evaluated our CEO’s level of achievement of his individual and shared qualitative performance objectives and determined that he should also receive 140% of his target bonus for this component, reflecting above-target performance.

2023 Shared Objectives and Accomplishments for all NEOs

● Strengthened a high performance, diverse and inclusive culture measured through improved employee engagement and progress on the Company’s DE&I strategic pillars and roadmap

● Led building scale in high opportunity areas through seamless integration of acquisitions and building framework for future M&A

● Continued to focus on evolved business model that is designed to deliver operational synergies and improved profitability

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Name	2023 Individual Performance Accomplishments
Krishnan Rajagopalan

●   Led growth and differentiation by continued focus on building scale and business in high opportunity areas

●   Successfully launched Company’s new digital offering and continued team build out, enhanced market engagement and helped create additional pipeline

●   Partnered with the Board on CEO succession planning

Mark Harris

●   Developed Finance & IT team succession planning and organizational model

●   Developed Investor Growth Roadmap

●   Enhanced tools and efficiency within financial reporting and operating processes

●   Led sourcing, evaluating and executing on acquisitions that align with our strategy

Tracey Heaton

●   Built and evolved data privacy and governance processes

●   Evaluated and executed acquisitions that align with our strategy and supported full integration of recently completed acquisitions

●   Enhanced the firm’s ESG disclosures and built more robust ESG program foundations

●   Partnered with HR and the Board in CEO succession planning

Sarah Payne

●   Enhanced talent review process and expanded global leadership and development programs

●   Led a comprehensive cataloguing and review of enterprise-wide compensation models

●   Continued to drive the firm’s DEI strategy by cascading enterprise-wide programs and establishing a multi-year DEI roadmap

●   Partnered with legal and the Board in CEO succession planning

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Based on the results of the financial metrics and the accomplishments related to the individual and shared qualitative performance objectives, the NEOs earned annual incentive awards for 2023 as follows:

Name	2023 MIP Target	Performance Goal Achievement Level (% of Target)	2023 MIP Payout

Krishnan Rajagopalan	$1,350,000	118.9%	$1,605,150

Mark Harris	$600,000	118.9%	$713,400

Tracey Heaton	$318,750	118.9%	$378,994

Sarah Payne	$262,500	118.9%	$312,113

Long-Term Incentives

Long-term incentives (“LTIs”) are the vehicle through which NEOs are awarded the Company’s common stock for continued service and for achieving specific performance goals over a three-year period. These awards vest over a three-year period after the grant date. LTIs are designed to focus the NEOs on the strategic goals deemed necessary to increase stockholder value and further position the Company to succeed in a changing environment.

LTI awards issued to the NEOs in 2023 consist of:

50%	Performance Stock Units (“PSUs”)

PSU awards are based on performance over a three-year period, which provides greater focus on sustained long-term results. Each PSU represents a right to receive one share of the Company’s common stock upon vesting. PSUs cliff-vest on the third anniversary of the date of grant, subject to the satisfaction of the applicable performance goals.

50%	Restricted Stock Units (“RSUs”)

RSUs are service-based and vest in three equal installments (specifically, on the first, second and third anniversaries of the date of grant). Each RSU represents a right to receive one share of the Company’s common stock upon vesting.

When issuing LTI awards, the Company calculates the number of RSUs and PSUs awarded to the NEOs by dividing the total dollar value of the LTI award by the closing price of the Company’s common stock on the grant date. All outstanding RSUs and PSUs are credited with dividend equivalents that are payable in cash when and if the related units vest. The primary purpose of crediting dividend equivalents on LTI awards is to align the participant with the value of being a stockholder over the course of the vesting period, but only to the extent the award vests.

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PROXY STATEMENT 2024

The LTI awards are based on the HRCC’s review of publicly disclosed data for the Company’s applicable peer group and internal pay equity considerations, as well as the CEO’s recommendations (other than with respect to himself) and a review of individual performance and potential. The award value for Mr. Harris was increased from $800,000 in 2022 to $950,000 in 2023 to reflect better alignment to the external market and in recognition of an increase in responsibilities for his role in 2022 and thereafter. The HRCC approved the following 2023 LTI awards for the NEOs:

NEO	PSUs (Target)	RSUs	Award Value[1]

Award Date	6/22/2023	6/22/2023

Award Price	$27.02	$27.02

Krishnan Rajagopalan	41,636	41,636	$2,250,009

Mark Harris	17,579	17,580	$949,996

Tracey Heaton	6,476	6,477	$349,990

Sarah Payne	6,476	6,477	$349,990

1

Award value in this column is based upon number of RSUs and PSUs awarded multiplied by the closing share price on the date of the award. This differs from the award values shown in the 2023 Summary Compensation Table, which are calculated in accordance with ASC Topic 718 and use fair value calculated based on the Monte-Carlo simulation model with respect to the portion of the PSUs that vests based on R-TSR performance.

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2023 PSU Performance Metrics

The PSUs granted in 2023 are subject to target goals for the Company’s three-year Adjusted Operating Margin, as established by the HRCC at the beginning of the three-year PSU performance period, and three-year Relative Total Shareholder Return (“R-TSR”) for the 2023 – 2025 performance period. Vesting for the awards will be determined based on the achievement of Adjusted Operating Margin and R-TSR relative to the target goals, with each metric weighted 50%.

The target level for the Adjusted Operating Margin goal was set at a level which the HRCC considered to be challenging but achievable with strong management performance. Achievement of threshold performance with respect to the Adjusted Operating Margin goal would pay at 50% of target, target achievement would pay at 100% and maximum achievement would pay at 200% of target. Straight line interpolation will be applied for performance between payout levels.

The peer group for the R-TSR metric consists of HR and Employment Services industry-specific companies1. The table below outlines the potential vesting of the percentages of the units tied to the R-TSR goals granted in 2023. Straight line interpolation will be applied for performance between payout levels.

	Performance Target Relative TSR Ranking	Percentage of Target PSUs Vesting

Maximum	>=75th %ile	200%

Target	50th %ile	100%

Threshold	25th %ile	50%

	<25th %ile	0%

1

For the 2023 PSUs, the rTSR comparator group included the following HR and Employment Services industry-specific companies: Alight, Inc., ASGN Incorporated, Barret Business Services, Inc., BGSF, Inc., DLH Holdings Corp., First Advantage Corporation, GEE Group Inc., HireQuest, Inc., HireRight Holdings Corporation, Hudson Global, Inc., Insperity, Inc., Kelly Services, Inc., Kforce Inc., Korn Ferry, ManpowerGroup Inc., Mastech Digital, Inc., Recruiter.com Group, Inc., Robert Half Inc., ShiftPixy, Inc., Skillsoft Corp., Staffing 360 Solutions, Inc., Sterling Check Corp., Tri Net Group, Inc., TrueBlue, Inc., and Upwork Inc.

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PROXY STATEMENT 2024

2021 PSU Awards Outcome

In 2021, the HRCC granted PSU awards to our then serving NEOs. The performance period for the PSUs awarded in 2021 ended on December 31, 2023. The table below illustrates the structure of the 2021 PSU awards with an equal weighting placed on each of the performance targets.

	Performance Target 3-year Adjusted Operating Margin	Performance Target Relative TSR Ranking	Percentage of Target PSUs Vesting

Maximum	>=6.5%	>=75th %ile	200%

Target	5.0%	50th %ile	100%

Threshold	3.5%	25th %ile	50%

	<3.5%	<25th %ile	0%

For the three-year performance period of 2021—2023, the Adjusted Operating Margin was 12.5% ($369.5M of Adjusted Operating Income, $2,951.5M of Adjusted Revenues) and the three-year R-TSR performance placed the Company at the 46th percentile of the HR and Employment Services industry-specific companies1. As a result of the performance achieved, the HRCC approved a vesting percentage of 146% of the target number of PSUs as follows.

Name	Target PSUs	PSUs Vested

Krishnan Rajagopalan	26,316	38,421

Mark Harris	11,380	16,615

Sarah Payne	4,979	7,269

1

For the 2021 PSUs, the rTSR comparator group included the following HR and Employment Services industry-specific companies: ASGN Incorporated, Barret Business Services, Inc., BGSF, Inc., DLH Holdings Corp., GEE Group Inc., HireQuest, Inc., Hudson Global, Inc., Insperity, Inc., Kelly Services, Inc., Kforce Inc., Korn Ferry, ManpowerGroup Inc., Mastech Digital, Inc., Robert Half Inc., ShiftPixy, Inc., Staffing 360 Solutions, Inc., Tri Net Group, Inc., TrueBlue, Inc., and Upwork Inc.

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Other Compensation Policies and Information

Stock Ownership Guidelines

To enhance the alignment of our NEOs’ interests with those of stockholders, the Company maintains stock ownership guidelines. The CEO is required to own five times his annual base salary in Company common stock, and all other NEOs are required to own two times their annual base salary. To the extent a covered employee becomes subject to these stock ownership guidelines and at that time does not own qualifying shares in an amount equal to or in excess of the relevant ownership multiple requirement, or falls below the relevant ownership multiple requirement, the employee must retain ownership of Company common stock issued upon the vesting of RSUs or performance shares/PSUs, in an amount equal to 50% of the net after-tax value of the newly vested RSUs, performance shares and/or PSUs until the applicable multiple requirement is met.

Equity interests that count toward the satisfaction of the ownership guidelines include HSII shares owned outright by the employee, HSII shares jointly owned, vested or unvested restricted HSII shares, and unvested RSUs payable in HSII shares. Outstanding HSII stock options and performance shares/PSUs are not counted toward the guidelines. As of December 31, 2023, the NEOs all were on target to meet their ownership guidelines.

Hedging and Pledging Policy

Since 2013, the Company has had policies prohibiting hedging or pledging of Heidrick stock. Pursuant to our Insider Trading Policy, our officers, directors, and employees are prohibited from holding Heidrick securities in a margin account, pledging Heidrick securities as collateral for a loan, purchasing financial instruments or otherwise engaging in transactions that either hedge or offset any decrease in value of Heidrick securities. The full text of our Insider Trading Policy, which includes details on our restrictions on hedging and pledging of Heidrick securities can be located on our website at: https://investors.heidrick.com/corporate-governance.

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Clawback Policies

On October 26, 2022 the SEC adopted final rules implementing the incentive-based compensation recovery provisions of the Dodd-Frank Act. In September 2023, the HRCC recommended and the Board approved a standalone clawback policy to comply with the amended Nasdaq listing standards required by the Dodd-Frank Act, which went into effect on October 2, 2023 (the “Dodd-Frank Clawback Policy”). We continue to maintain our existing clawback policy (with Dodd-Frank related provisions removed) to retain the ability to clawback compensation in connection with certain acts of misconduct (the “Misconduct Clawback Policy” and, collectively, the “Clawback Policies”). The HRCC and our management team collaborated with Semler Brossy on the Clawback Policies and a summary of them is provided below:

	Dodd-Frank Clawback Policy	Misconduct Clawback Policy
What is considered a “trigger”?	Accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws (a no-fault standard)

Employee engaging in fraud, bribery, or other intentional, illegal misconduct or Code of Conduct violation, or knowingly failing to report such acts of any employee over whom such person had direct supervisory responsibility.

Who is covered?	Any current or former “executive officer” (as defined under the SEC rules)	All incentive plan participants
What type of compensation is covered?

Incentive compensation based wholly or in part upon the attainment of financial reporting measures in or derived from the Company’s financial statements, including performance-based cash, stock, options or other equity-based awards, whether paid, granted, earned or vested (i.e., PSUs, 70% of MIP based on shared quantitative metrics)

Incentive compensation NOT covered – time-based RSUs, 30% of the MIP based on qualitative metrics

Incentive awards (cash or equity, including time-based awards like RSUs), whether outstanding or already paid, other than compensation required to be recovered under the Dodd-Frank Clawback Policy
What time frame is covered?	Three (3) completed fiscal years immediately preceding the date on which the Company is required to prepare the financial restatement	Performance periods in progress during or concluded within three (3) fiscal years preceding date of the HRCC’s determination

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How much compensation can be subject to the clawback?	Difference between what was paid based on the erroneous financial information vs. what would have been paid based on the corrected financial information (gross, not net of taxes paid)	Amount determined by HRCC
Is there discretion?

Limited only to when recovery would be impracticable because (A) cost to third parties to recover would be more than what could be recovered, (B) would violate home country laws in effect on November 28, 2022, or (C) recovery would likely cause the Company’s 401(k) plan to fail to meet certain requirements under the Internal Revenue Code

Yes – at HRCC’s sole discretion

The full text of our Clawback Policies can be found at: https://investors.heidrick.com/corporate-governance. The full text of the Dodd-Frank Clawback Policy can also be found as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

Perquisites and Other Personal Benefits

Heidrick provides its NEOs with the same benefits that are provided to all employees generally, including medical, dental and vision benefits, group term life insurance and participation in a 401(k) plan. The NEOs are also reimbursed for expenses incurred for an annual executive physical examination, financial planning services (maximum reimbursement for financial planning is $1,080 per year, or $3,150 if expenses are incurred for the first time) and approved business club memberships.

Severance Arrangements

The Company has adopted other executive compensation arrangements, including a Change in Control Severance Plan designed to retain executives in the event of a change of ownership of the Company and a Management Severance Pay Plan designed to provide financial assistance to executives following termination of employment. The material terms and conditions of these plans are described in the “Potential Payments Upon Termination or a Change in Control” section below.

Employment Agreements

Each of our NEOs has entered into an employment agreement with the Company, which contains general employment terms (including base salary and eligibility to participate in various incentive and benefit plans) and customary restrictive covenants in favor of the Company. These restrictive covenants contain non-competition and non-solicitation restrictions for a period of 12 months after certain terminations of employment. Severance protection for our NEOs is generally covered by our Management Severance Pay Plan (the “Severance Plan”) and our Change in Control Severance Plan (the “CIC Plan”) (described in the “Potential Payments Upon Termination or Change in Control” section below) instead of by their employment agreements.

However, while serving as our CEO, Mr. Rajagopalan’s employment agreement provided for the following enhanced benefits: (i) if he is entitled to receive severance payments under the Management Severance Pay Plan, he would also

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be entitled to a pro-rata bonus for the year of termination and (ii) he would receive the benefits described in the Management Severance Pay Plan upon his resignation of employment for Good Reason (as defined in his employment agreement) instead of only upon a termination by the Company without Cause as provided for under the Management Severance Pay Plan. As noted above, Mr. Rajagopalan retired from the Company as of April 1, 2024. Upon his retirement, Mr. Rajagopalan did not receive a pro-rata annual bonus for his service in 2024.

Offer Letter Agreements in Connection with CEO Succession

In connection with the CEO succession planning described above and the appointment of Mr. Monahan as CEO and promotion of Mr. Murray to the role of President, in each case, effective as of March 4, 2024, the Company entered into an Executive Offer Letter Agreement with each of Messrs. Monahan and Murray. Pursuant to Mr. Monahan’s agreement, Mr. Monahan began serving the Company as an employee in a transitional role on February 1, 2024, and was paid $75,000 in exchange for such service prior to March 4, 2024 (the “Transition Date”). Following his assumption of the role of CEO on the Transition Date, Mr. Monahan became entitled to: (i) an annual base salary of $900,000; (ii) an annual cash bonus target opportunity under the MIP equal to 150% of his base salary, subject to the attainment of certain performance goals established annually by the HRCC; and (iii) an annual long-term incentive equity award target opportunity for fiscal 2024 equal to $2,000,000, with the performance-based awards to be subject to the attainment of certain performance goals established annually by the HRCC; provided, that Mr. Monahan’s annual bonus for fiscal 2024 will be pro-rated based on his start date. Mr. Monahan will participate in the Company’s: (a) MIP; (b) CIC Plan; and (c) vacation and benefit plans at the same level as other senior executives. In addition, Mr. Monahan received an initial long-term incentive award in the form of PSUs, with a grant date fair value of $3,000,000 (the “Monahan Initial Equity Award”). The Monahan Initial Equity Award will be earned in equal 25% increments upon the attainment of certain prescribed stock price hurdles, and will vest in equal annual installments on each of the first four anniversaries of the grant date, subject to Mr. Monahan’s continuous employment with the Company or an affiliate through such vesting date and the achievement of the applicable stock price hurdle for that year. For the purposes of Monahan Initial Equity Award, a stock price hurdle shall be attained upon the closing price of the Company’s common stock equaling or exceeding each of 125% (1st year), 150% (2nd year), 175% (3rd year) and 200% (4th year) of the base price, in each case, for at least thirty consecutive trading days. The base price for the Monahan Initial Equity Award is $30.88, representing the average closing price of the Company’s common stock for the thirty consecutive days including and immediately preceding the grant date. If a stock price hurdle is not achieved by the applicable vesting date, then the shares subject to the portion of the Monahan Initial Equity Award that are subject to such hurdle will remain outstanding and be eligible to vest on the next scheduled vesting date. Any portion of the Monahan Initial Equity Award that is subject to a stock price hurdle that is not achieved by the fourth anniversary of the grant date will be forfeited. Mr. Monahan will also be eligible for severance benefits under the Severance Plan in the event his employment is terminated by the Company without cause or due to good reason (each as defined in his Executive Offer Letter Agreement). Mr. Monahan’s Executive Offer Letter Agreement also contains customary restrictive covenants in favor of the Company.

Pursuant to Mr. Murray’s agreement, following his assumption of the role of President, Mr. Murray became entitled to: (i) an annual base salary of $750,000; (ii) an annual cash bonus target opportunity under the MIP equal to 125% of his base salary, subject to the attainment of certain performance goals established annually by the HRCC; and (iii) an annual long-term incentive equity award target opportunity for fiscal 2024 equal to $1,500,000, with the performance-based awards to be subject to the attainment of certain performance goals established annually by the HRCC. Mr. Murray will participate in the Company’s: (a) MIP; (b) CIC Plan; and (c) vacation and benefit plans at the same level as other senior executives. Mr. Murray will also be eligible for severance benefits at the Tier I level under the Severance Plan in the event his employment is terminated by the Company without cause or due to good reason (each as defined in his Executive Offer Letter Agreement). Mr. Murray will also be eligible to receive a promotional performance cash award in an amount up to $1,000,000, which will be paid 50% within 60 days following each of the first anniversary of the Transition Date and the second anniversary of the Transition Date, subject to his continuous employment with the Company or an affiliate through each payment date and the achievement of certain performance goals that will be determined by the HRCC in consultation with the Company’s CEO; provided, that the amount of the first payment will be guaranteed to be $500,000. In addition, Mr. Murray will receive a promotional long-term incentive award in the form of PSUs, with a grant date fair value of $1,000,000 (the “Murray Promotion Equity Award”). The Murray Promotion Equity Award will be subject to the same vesting terms applicable to the Monahan Initial Equity Award, as described above.

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The Executive Offer Letter Agreement also provides that, in the event Mr. Murray returns to a non-executive commercial facing role within the Company in the future, then in the first two fiscal years following such return to a commercial role, he will receive an annual base salary of no less than $350,000 and a guaranteed minimum bonus of $2,000,000 under the bonus plan for such commercial role, with such amounts to be prorated for the first fiscal year based on his time served in a non-executive commercial role during such year. The HRCC will have the discretion to cancel any or all of the unvested portion of the Murray Promotion Equity Award and promotion cash award and the most recent annual long-term incentive award granted to Mr. Murray prior to the effective date of Mr. Murray’s return to a non-executive commercial role within the Company. Mr. Murray’s Executive Offer Letter Agreement also contains customary restrictive covenants in favor of the Company.

Rajagopalan Advisory Agreement

In connection with his retirement, in January 2024, Mr. Rajagopalan and the Company entered into an advisory agreement (the “Rajagopalan Advisory Agreement”) pursuant to which Mr. Rajagopalan will provide the Company with certain advisory services during the period from April 2, 2024 through December 31, 2024 (such period, the “Rajagopalan Advisory Period”). Under the Rajagopalan Advisory Agreement, Mr. Rajagopalan will be paid a monthly consulting fee of $33,750 during the Rajagopalan Advisory Period. Mr. Rajagopalan’s outstanding equity awards will continue to vest in accordance with the retirement vesting treatment applicable to such awards under the Company’s Retirement Policy, as described under Potential Payments Upon Termination or Change in Control below.

Report of the HRCC

The HRCC has reviewed and discussed the CD&A as required by Item 402(b) of Regulation S-K with Management and, based on such review and discussion, the HRCC recommended to the Board of Directors that the CD&A be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, and this proxy statement.

The Human Resources and Compensation Committee

Elizabeth L. Axelrod, Chair

Mary E. G. Bear

John L. Berisford

Willem Mesdag

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PROXY STATEMENT 2024

Compensation Tables and Narrative Disclosures

2023 Summary Compensation Table

The table below summarizes the total direct compensation paid or earned by each of the NEOs for the last three fiscal years, and only reflects information for those years in which the NEO was determined to be an NEO of the Company. The amounts in the Stock Awards column indicate the fair value on the grant date associated with all grants awarded in the corresponding year and may not correspond with the amounts that the NEO will eventually realize with respect to these awards. The benefit, if any, actually received from these awards will depend upon the future value of our common stock.

Name & Principal Position	Year	Salary ($)[1]	Bonus ($)	Stock Awards ($)[2]	Non-Equity Incentive Plan Compensation[3]	All Other Compensation[4]	Total ($)

Krishnan Rajagopalan[5]	2023	900,000	—	2,559,157	1,605,150	19,800	5,084,107

President & Chief	2022	900,000	—	3,839,223	2,116,800	18,300	6,874,323

Executive Officer	2021	850,000	—	2,120,410	2,506,650	17,400	5,494,460

Mark Harris Chief Financial Officer	2023	600,000	—	1,080,521	713,400	19,800	2,413,721
	2022	568,750	—	910,068	891,800	18,300	2,388,918
	2021	450,000	—	916,921	884,700	17,400	2,269,021

Tracey Heaton	2023	425,000	—	398,075	378,994	19,800	1,221,869

Chief Legal Officer and	2022	400,000	—	398,161	470,400	18,300	1,286,861

Corporate Secretary	2021	51,795	125,000	125,021	—	2,000	303,816

Sarah Payne	2023	350,000	—	398,075	312,113	19,800	1,079,988

Chief Human	2022	325,000	—	398,161	367,575	18,300	1,109,036

Resources Officer	2021	300,000	—	401,166	442,350	17,103	1,160,619

1	Amounts reflect base salary paid in the year pursuant to employment agreements.
2

Amounts reflect annual LTI awards granted under the Fourth Amended and Restated 2012 Heidrick & Struggles GlobalShare Program (the “GlobalShare Plan”) in a combination of PSUs and RSUs. The grant date fair value of RSUs and PSUs was calculated in accordance with ASC Topic 718. The fair values of the RSUs were based on the closing price of the common stock on the grant date ($27.02). The PSUs are earned based 50% upon the Adjusted Operating Income of the Company and 50% based upon the R-TSR performance of the Company relative to a peer group. The fair value of the awards based on R-TSR performance was determined using the Monte-Carlo simulation model. A Monte Carlo simulation model uses stock price volatility and other variables to estimate the probability of satisfying the performance conditions and the resulting fair value of the award. Thus, the grant date fair values of LTI awards shown in this column differ from the award values shown on page 62. The grant date fair value of the PSUs is $34.45 per share. The grant date fair value of the PSU awards assuming achievement of maximum performance would be: Mr. Rajagopalan – $2,868,304; Mr. Harris – $1,211,017; and Mses. Heaton and Payne $446,132.

3

The Non-Equity Incentive Plan Compensation amounts in this column for 2023 reflect our MIP awards for 2023. The performance goals were established by the HRCC in 2023, final evaluation of those performance goals was determined in February 2024, and awards were paid in March 2024. These awards are discussed in further detail beginning on page 56.

4	The amounts reported in the All Other Compensation column for 2023 include a 401(k) employer matching contribution of $19,800 for each NEO.
5

Effective March 4, 2024, Mr. Rajagopalan stepped down as President and Chief Executive Officer and member of the Board, and retired as an employee of the Company on April 1, 2024, at which time he assumed an advisory role with the Company.

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2023 Grants of Plan-Based Awards Table

The table below sets forth certain information with respect to awards that were granted during the fiscal year ended December 31, 2023 for each NEO.

Name	Grant Date		Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards[4]			Estimated Future Payouts Under Equity Incentive Plan Awards[5]			All Other Stock Awards: Number of	All Other Option Awards: Number of	Exercise or Base Price of	Grant Date Fair Value of Stock and Option Awards ($)[7]
				Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Shares of Stock or Units (#)[6]	Securities Underlying Options (#)	Option Awards ($/Sh)

Krishnan Rajagopalan	[1]		2/8/23	135,000	1,350,000	2,700,000	—	—	—	—	—	—	0
	6/22/23	[2]	2/8/23	—	—	—	—	—	—	41,636	—	—	1,125,005
	6/22/23	[3]	2/8/23	—	—	—	20,818	41,636	83,272	—	—	—	1,434,152

Mark Harris	[1]		2/8/23	60,000	600,000	1,200,000	—	—	—	—	—	—	0
	6/22/23	[2]	2/8/23	—	—	—	—	—	—	17,580	—	—	475,012
	6/22/23	[3]	2/8/23	—	—	—	8,790	17,579	35,158	—	—	—	605,509

Tracey Heaton	[1]		2/8/23	31,875	318,750	637,500	—	—	—	—	—	—	0
	6/22/23	[2]	2/8/23	—	—	—	—	—	—	6,477	—	—	175,009
	6/22/23	[3]	2/8/23	—	—	—	3,238	6,476	12,952	—	—	—	223,066

Sarah Payne	[1]		2/8/23	26,250	262,500	525,000	—	—	—	—	—	—	0
	6/22/23	[2]	2/8/23	—	—	—	—	—	—	6,477	—	—	175,009
	6/22/23	[3]	2/8/23	—	—	—	3,238	6,476	12,952	—	—	—	223,066

1	The amounts in this row reflect a Non-Equity Incentive Plan Award representing our annual Short-Term Incentive MIP awards for 2023 as established by the HRCC at the beginning of 2023.
2

The amounts in this row include awards granted on June 22, 2023 consisting of an annual LTI RSU award issued under our GlobalShare Plan that will vest in three equal installments on each grant date anniversary subject to continued employment with the Company or as otherwise provided for in the underlying award agreement..

3

The amounts in this row include awards granted on June 22, 2023 consisting of an annual LTI PSU award issued under the GlobalShare Plan that will vest (if at all) after a three-year performance period and subject to continued employment with the Company or as otherwise provided for in the underlying award agreement.

4

With respect to our Non-Equity Incentive Plan Awards representing our annual Short-Term Incentive MIP awards, the performance goals were established by the HRCC in 2023, the final evaluation of those performance goals was determined in February 2024, and awards were paid in March 2024. The amounts in the table reflect the range of potential MIP award payouts which may be as little as 10% (assuming threshold achievement with respect to one metric under the MIP and as high as 200% of target. The amounts actually paid under the MIP for 2023 performance appear in the Non-Equity Incentive Plan Compensation column of the 2023 Summary Compensation Table on page 70.

5

With respect to our Equity Incentive Plan Awards representing our annual LTI PSU award issued under the GlobalShare Plan, the awards are target-based equity grants that vest three years from the grant date and are subject to the achievement of certain performance measures. Upon vesting, the recipients will receive anywhere from 0% to 200% of the target number of shares based on actual Company performance over the performance period and generally subject to the executive’s continued employment with the Company. The unvested PSUs are credited with dividend equivalents which are payable in cash to the extent the shares subject to the PSUs vest.

6

With respect to our All Other Stock Awards representing our annual LTI RSU award issued under the GlobalShare Plan, the awards are service-based equity awards that vest in three equal installments on the first, second and third anniversaries of the date of grant, generally subject to the executive’s continued employment with the Company. All unvested RSUs are credited with dividend equivalents which are payable in cash to the extent the shares subject to the RSUs vest.

7

Reflects the grant date fair value of RSUs and PSUs calculated in accordance with ASC Topic 718. The fair values of the RSUs were based on the closing price of the common stock on the grant date ($27.02). The PSUs are earned based 50% upon the Adjusted Operating Income of the Company and 50% based upon the R-TSR performance of the Company relative to a peer group. The fair value of the awards based on R-TSR performance was determined using the Monte-Carlo simulation model. A Monte Carlo simulation model uses stock price volatility and other variables to estimate the probability of satisfying the performance conditions and the resulting fair value of the award. The grant date fair value of the PSUs is $34.45 per share.

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PROXY STATEMENT 2024

2023 Outstanding Equity Awards at Fiscal Year End Table

The table below includes certain information with respect to RSUs and PSUs previously awarded under our GlobalShare Plan to the NEOs that were outstanding as of December 31, 2023. The market value of each award was determined using our closing stock price on December 29, 2023 (the last trading day of 2023), of $29.53. No stock options were outstanding as of December 31, 2023.

Name	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)[1]	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)[1]

	8,345 [2]	246,428	38,421 [6]	1,134,572
Krishnan Rajagopalan	29,420 [3]	868,773	88,258 [7]	2,606,259
	41,636 [4]	1,229,511	83,272 [8]	2,459,022

	3,609 [2]	106,574	16,615 [6]	490,641
Mark Harris	6,974 [3]	205,942	20,922 [7]	617,827
	17,580 [4]	519,137	35,158 [8]	1,038,216

	965 [5]	28,496	—	—
Tracey Heaton	3,051[3]	90,096	9,154 [7]	270,318
	6,477 [4]	191,266	12,952 [8]	382,473

	1,579 [2]	46,628	7,269 [6]	214,664
Sarah Payne	3,051[3]	90,096	9,154 [7]	270,318
	6,477 [4]	191,266	12,952 [8]	382,473

1	The market value of the stock awards and equity incentive plan awards was determined using our closing stock price on December 29, 2023 (the last trading date of 2023): $29.53.
2	Consists of RSUs granted on March 9, 2021. These remaining RSUs vested on March 9, 2024.
3	Consists of RSUs granted on March 9, 2022. Half of these RSUs vested on March 9, 2024 and half will vest on March 9, 2025.
4	Consists of RSUs granted on June 22, 2023. One-third of these RSUs will vest each on June 22, 2024, June 22, 2025 and June 22, 2026.
5	Consists of the unvested portion of RSUs relating to the award of 2,894 RSUs provided to Ms. Heaton December 21, 2021 upon joining the Company. These remaining RSUs vest on December 21, 2024.
6

Consists of the unvested portion of PSUs granted on March 30, 2021, which are performance-based equity grants that vest three years from the grant date and are subject to the achievement of certain performance measures. The PSUs vested on March 30, 2024 at 146% of target as per the terms of the PSU program.

7

Consists of the unvested portion of PSUs granted on March 9, 2022, which are performance-based equity grants that vest three years from the grant date and are subject to the achievement of certain performance measures. The number of shares that vest will range from 0% to 200% of target based on actual Company performance over the performance period. In accordance with SEC Rules, the value is calculated at 200% of target based upon performance to date, which has trended above target.

8

Consists of the unvested portion of PSUs granted on June 22, 2023, which are performance-based equity grants that vest three years from the grant date and are subject to the achievement of certain performance measures. The number of shares that vest will range from 0% to 200% of target based on actual Company performance over the performance period. In accordance with SEC Rules, the value is calculated at 200% of target based upon performance to date, which has trended above target.

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2023 Option Exercises and Stock Vested Table

The table below includes certain information with respect to the vesting of RSUs and PSUs for the NEOs during the fiscal year ended December 31, 2023. There are no outstanding stock options for our NEOs. The Company has not issued stock options since September 2008.

	Stock Awards
Name	# of Shares Acquired on Vesting (#)[1]	Value Realized on Vesting ($)[2]
Krishnan Rajagopalan	86,532	2,855,556
Mark Harris	31,987	1,055,571
Tracey Heaton	2,490	78,879
Sarah Payne	13,061	431,013

1

The amounts reflect the number of units converted into common shares on a one-for-one basis from grants issued as follows: Messrs. Rajagopalan and Harris and Ms. Payne: RSUs issued in 2020, 2021, and 2022, and PSUs issued in 2020; and Ms. Heaton: RSUs issued in 2021 and 2022. In connection with the vesting of shares in this column, related dividend equivalents were paid to each NEO of $120,120 to Mr. Rajagopalan, $46,431 to Mr. Harris, $1,844 to Ms. Heaton and $18,773 to Ms. Payne.

2

The amounts reflect the pre-tax value of the number of RSUs and PSUs vesting multiplied by the closing market price of our stock on the date of vesting. In those cases where the date of vesting falls on a weekend or holiday, the closing market price of the stock on the next business day is used.

Pension Benefits

Pension benefits are not provided to any of the NEOs.

Nonqualified Deferred Compensation

Pursuant to Heidrick’s U.S. Employee Deferred Compensation Plan (the “EDC Plan”), each NEO (based in the U.S. only) may defer up to 25% of his or her base salary and up to 25% of his or her cash incentive compensation not to exceed $500,000 per year. The purpose of the EDC Plan is to facilitate future wealth creation and individual financial planning by deferring payments earned today to the future.

A participant completes an election form at the time he or she enrolls in the EDC Plan and chooses from investment funds offered by the EDC Plan Administrator. The Company does not contribute to the amount deferred nor does it provide above market rates on the investment funds. The EDC Plan Administrator calculates the earnings for the funds selected for each participant’s account. A participant makes distribution elections on the enrollment form and can elect to receive his or her distributions on either a date specified in the future (as long as it is at least three years from the effective date that contributions begin) or upon termination. A participant can also elect to receive his or her distributions in either a lump sum or in installments (over five, ten or fifteen years) paid quarterly on a declining balance approach.

In 2023, none of our NEOs participated in, or had an account balance under the EDC Plan.

EXECUTIVE COMPENSATION	73

PROXY STATEMENT 2024

Potential Payments Upon Termination or a Change in Control

Heidrick provides certain benefits to eligible employees upon certain types of termination of employment, including a termination of employment following a change in control of the Company. Certain benefits are in addition to the benefits to which the employee would be entitled upon a termination of employment generally (i.e., vested retirement benefits accrued as of the date of termination, equity-based awards that are vested as of the date of termination, and the right to continued medical coverage pursuant to COBRA). These incremental benefits as they pertain to the continuing NEOs are described below.

Change in Control Severance Plan

During 2023, all NEOs were participants under the Change in Control Severance Plan (the “CIC Plan”). The CIC Plan provides severance benefits to the executive if they are terminated by the Company without “Cause,” or if the executive terminates their employment with us for “Good Reason,” within two years of a “Change in Control” of the Company (or within six months prior to a Change in Control of the Company if such termination is prior to, but in anticipation of, the Change in Control). The following benefits are to be provided under the CIC Plan to a participant upon a qualifying termination of employment:

●	Salary and other compensation earned but not paid as of the termination date, including any unpaid bonus and earned but unused vacation time.

●	A prorated bonus payment equal to the participant’s annual target bonus under the MIP as of the date immediately prior to the Change in Control (the “bonus amount”).

●	A lump sum payment equal to the sum of the participant’s base salary (the highest annual rate during the preceding 12 months) and annual target bonus amount multiplied by a factor of:

●	2.5 for the CEO.

●	2.0 for all other NEOs.

●

Double trigger accelerated vesting of unvested stock awards (PSUs vest at the greater of target level or the number that would be achieved based on performance as of the date of the Change of Control) after a Change in Control if the CIC Plan participant’s employment is terminated for certain reasons within the two-year period beginning on the date of a Change in Control.

●	Continuation of health, dental and/or vision benefits for up to one year at no additional cost to the participant with the same terms in effect immediately prior to the termination date.

●	Reimbursement of reasonable legal fees incurred by the participant in enforcing in good faith his or her rights under the CIC Plan (unless the participant was terminated for Cause).

●

The CIC Plan does not provide an excise tax gross-up, but instead permits all participants to either elect to have their payments under the CIC Plan reduced to avoid excise tax liability or to receive the full amount of payments under the CIC Plan and be responsible for paying all related excise taxes, interest and penalties.

The CIC Plan contains restrictive covenants that prohibit the participant, for a period of time, from working on the accounts of certain clients, with respect to which he or she had significant involvement, providing services to competitors, or soliciting or hiring employees or employee candidates of the Company. In order to receive benefits under the CIC Plan, the participant must waive his or her right to receive any severance benefits he or she is entitled to receive under any other Company severance plan or employment agreement to which we are a party.

For purposes of the CIC Plan:

●

“Cause” means the executive’s (i) willful and continued failure to substantially perform his or her duties that is not cured after notice from us (other than a failure due to a physical or mental condition), or (ii) willful misconduct that is materially injurious to the Company.

74	EXECUTIVE COMPENSATION

HEIDRICK & STRUGGLES

●

“Good Reason” means the occurrence of one of the following events without the executive’s written consent: (i) the assignment to the executive of duties inconsistent with, or a reduction in his or her responsibilities or functions associated with, his or her position immediately prior to the change in control; (ii) a reduction in the executive’s base salary or any failure to pay the executive any compensation within seven days of the due date for such payment; (iii) a change by 50 miles or more of the executive’s principal work location; (iv) a substantial change in the executive’s required business travel; (v) our failure to continue substantially similar benefits under our welfare and fringe benefit plans, taking any action that adversely affects or reduces the executive’s benefits under such plans, or our failure to provide the executive with his or her accrued vacation days in accordance with our policy in effect immediately prior to the change in control; (vi) the failure to provide the executive with the bonus and long term incentive opportunity available immediately prior to the change in control; (vii) a material increase in the executive’s working hours; or (viii) the failure of any successor to the Company to assume the obligations under the CIC Plan.

●

“Change in Control” means (i) a person’s acquisition of more than 30% of the voting power of our outstanding securities; (ii) during any 24 month period, the incumbent board members, and generally any new directors whose election by the board or whose nomination for election by the Company’s stockholders was approved by at least 2/3 of the incumbent or previously approved board members, cease to constitute a majority of the board; (iii) a merger or consolidation of the Company (other than a merger or consolidation (A) that results in our outstanding voting securities continuing to represent more than 66 2/3% of the combined voting power of the outstanding securities of the surviving entity or its parent corporation immediately after the transaction, and, (B) after which no person holds 30% or more of the combined voting power of the outstanding securities of the surviving entity or its parent corporation immediately after the transaction); (iv) a complete liquidation, or a sale of substantially all of the assets, of the Company; or (v) any other event that the Board determines to be a change in control. A change in control does not include any of the above events if after such event (x) we cease to be subject to Section 13 or 15(d) of the Securities Exchange Act of 1934 and no more than 50% of the outstanding stock is owned by any entity subject to such requirements, and (y), our executive officers own 25% or more of the then outstanding common stock or 25% or more of the combined voting power of the outstanding voting securities of the Company or any acquiror or successor to substantially all of the business of the Company.

Management Severance Pay Plan

The Management Severance Pay Plan (the “Severance Plan”) provides severance benefits to select employees, including our NEOs. Benefits are available if an employee is terminated without Cause as defined in the Severance Plan (and, in the case of Mr. Rajagopalan, would have been paid upon his resignation for Good Reason per the terms of and as defined in his employment agreement). Benefits are not available if the termination is for Cause or due to voluntary resignation, leave of absence, retirement, death or disability. If the termination is due to the employee’s transfer to an unaffiliated business, the sale of the stock or assets of the Company or the outsourcing of a division, department, business unit or function, severance benefits will be provided only if the employee has not been offered employment with the successor entity. An employee’s receipt of severance benefits is conditioned on his or her execution of a release. The severance benefit payable to a participant is equal to the sum of the participant’s base salary rate in effect on the date of termination and target bonus amount multiplied by a factor of:

●	2.0 for the CEO;

●	1.5 for other NEOs.

The severance benefits will be paid to the participant in equal installments over the severance period in accordance with applicable payroll procedures, beginning no later than 30 days after the participant delivers an executed release. Until the earliest of one year following the participant’s termination of employment, the end of the applicable severance period, or the date on which the participant becomes employed and covered under another employer’s benefit plan, Heidrick will maintain and pay the full cost of the participant’s health benefits. The Company may, in its discretion, pay to the employee an amount equal to the employee’s target bonus amount for the performance period in which the termination occurs, subject to any ordinary course adjustments applicable to all participants in the applicable bonus plan. The Severance Plan also provides for the partial acceleration of a prorated portion of unvested

EXECUTIVE COMPENSATION	75

PROXY STATEMENT 2024

RSUs upon a termination without cause for the NEOs, based on the number of days served during the vesting period in which the termination occurs. Finally, the Severance Plan includes twelve-month non-solicitation and non-competition provisions for the NEOs, and six-month non-solicitation and non-competition provisions for all other executives that apply to the extent the participant is not already subject to such restrictions pursuant to another agreement with us.

Bonus, RSU and PSU Retirement Policy

Under the Bonus, RSU and PSU Retirement Policy (the “Retirement Policy”), an employee is eligible for retirement if the following criteria are met:

●	age 62 on the date of retirement and years of service is at least 5 on the date of retirement; or

●	age 55 or older on the date of retirement, provided they are age 50 or older as of March 23, 2018 and the combined age and years of service add up to at least 70 on the date of retirement; and

●	for an employee other than Section 16 Officers, notification of the intent to retire is made no later than October 15th of the year before the year of actual retirement.

The Company’s Retirement Policy allows for the following benefits if the above criteria are met:

●

payment of any annual incentive based on the prior year’s performance that would have been payable in the year of retirement even if the employee retires prior to the actual date of payment, and payment of a pro-rated bonus in the year following retirement based on actual performance and time in role during the year of retirement;

●	continued vesting of RSUs post-retirement in accordance with the existing vesting schedules; and

●

continued vesting of the PSUs post-retirement (subject to the relevant performance factors) as follows: either (i) prorated vesting based on the percentage of the three-year performance period worked by the employee prior to retirement and if the employee retires in the first year of the performance period for the relevant PSU grant they forfeit the PSU, or (ii) if the employee is a NEO on the date of retirement or was an NEO within three months immediately preceding the retirement date and such employee is 62 years of age or older on the date of retirement and has completed at least five years of service, the PSUs will continue to vest in accordance with the normal vesting schedule with no proration.

Restrictive covenants will extend to the end of the vesting period for all equity awards as well as through the payment of any bonuses upon retirement.

76	EXECUTIVE COMPENSATION

HEIDRICK & STRUGGLES

Contingent Payments

The tables below show the additional benefits and payments to be made to each of our continuing NEOs in the event of a termination by the Company without cause, resignation by the executive for good reason (applicable only to Mr. Rajagopalan), termination by reason of death or long-term disability, or termination following a change in control of the Company, on December 31, 2023. The tables assume the exercise of discretion under the Severance Plan to pay out bonus amounts in respect of the year of termination.

Krishnan Rajagopalan

	Involuntary Termination Without Cause ($)[1]	Resignation for Good Reason ($)	Death or Long-Term Disability ($)	Termination Following a Change in Control ($)[2]
Base Salary	1,800,000	1,800,000	—	2,250,000
Management Bonus	2,700,000	2,700,000	—	3,375,000
Prorated Bonus	1,350,000	1,350,000	—	1,350,000
Continued Health Coverage[3]	22,185	22,185	—	17,672
Vesting of Outstanding RSUs and PSUs[4]	1,281,100	1,281,100	5,654,463	5,654,463
Vesting of Deferred Bonus[5]	—	—	55,291	55,291
Total	7,153,285	7,153,285	5,709,754	12,702,426

As described in the CD&A section of this Proxy Statement, Mr. Rajagopalan retired from the Company as of April 1, 2024, and continued to receive compensation and benefits through such date, as well as continued vesting of his equity awards in accordance with the Retirement Policy described above. If he had retired on December 31, 2023, Mr. Rajagopalan would have been entitled to a payment of his annual incentive award of $1,605,150 based on 2023 performance and to continued vesting of unvested RSUs and PSUs post-retirement. Based on the closing price per share of our common stock on December 29, 2023, the last trading day of 2023, the value of Mr. Rajagopalan’s unvested RSUs as of December 31, 2023 was $2,344,712 and the value of his unvested PSUs (assuming actual performance for 2021 PSUs and target performance for 2022 and 2023 PSUs) as of December 31, 2023 was $3,667,213. In addition, Mr. Rajagopalan received an equity grant on March 8, 2024 ( the “2024 Grant”) with a grant date fair value of $2,250,000 in the form of 50% RSUs and 50% PSUs in recognition of his continued service through December 31, 2024. The 2024 Grant will continue to vest in accordance with the Retirement Policy. In addition, Mr. Rajagopalan entered into an advisory agreement with the Company in January 2024, pursuant to which he would provide the Company with certain advisory services through December 31, 2024 and be entitled to receive a monthly consulting fee of $33,750 for the duration of the Rajagopalan Advisory Period.

EXECUTIVE COMPENSATION	77

PROXY STATEMENT 2024

Mark Harris

	Involuntary Termination Without Cause ($)[1]	Death or Long-Term Disability ($)	Termination Following a Change in Control ($)[2]

Base Salary	900,000	—	1,200,000

Management Bonus	900,000	—	1,200,000

Prorated Bonus	—	—	600,000

Discretionary Severance Bonus	600,000	—	—

Continued Health Coverage[3]	36,431	—	26,641

Vesting of Outstanding RSUs and PSUs[4]	421,866	1,995,726	1,995,726

Vesting of Deferred Bonus[5]	—	19,515	19,515

Total	2,858,297	2,015,241	5,041,882

Tracey Heaton

	Involuntary Termination Without Cause ($)[1]	Death or Long-Term Disability ($)	Termination Following a Change in Control ($)[2]

Base Salary	637,500	—	850,000

Management Bonus	478,125	—	637,500

Prorated Bonus	—	—	318,750

Discretionary Severance Bonus	318,750	—	—

Continued Health Coverage[3]	36,431	—	26,641

Vesting of Outstanding RSUs and PSUs[4]	148,595	636,253	636,253

Vesting of Deferred Bonus[5]	—	—	—

Total	1,619,401	636,253	2,469,144

78	EXECUTIVE COMPENSATION

HEIDRICK & STRUGGLES

Sarah Payne

	Involuntary Termination Without Cause ($)[1]	Death or Long-Term Disability ($)	Termination Following a Change in Control ($)[2]

Base Salary	525,000	—	700,000

Management Bonus	393,750	—	525,000

Prorated Bonus	—	—	262,500

Discretionary Severance Bonus	262,500	—	—

Continued Health Coverage[3]	36,431	—	26,641

Vesting of Outstanding RSUs and PSUs[4]	173,046	801,415	801,415

Vesting of Deferred Bonus[5]	—	8,944	8,944

Total	1,390,727	810,359	2,324,500

1	Reflects amounts payable under the Severance Plan.
2	As per the terms of the CIC Plan and the GlobalShare Plan.
3

Under the Severance Plan, the costs of continuation of coverage are fully covered by the Company. Reflects both the individual and the Company-paid premiums for such coverage. Under the CIC Plan, the Company and the participant share the costs of the continuation of such coverage.

4	As per the terms of the GlobalShare Plan and the Severance Plan. Values calculated using the closing stock price on December 29, 2023 of $29.53.
5

Reflects amounts payable with respect to the deferred portion of annual bonuses earned in 2020. Historically, 15% of the NEOs’ earned annual bonus amounts were deferred each year and paid out equally over the following three years. HRCC approved the removal of this element of MIP effective in 2021.

CEO Pay Ratio

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act and Regulation S-K, we are providing the following information about the relationship of the median annual total compensation of our employees and the annual total compensation of Mr. Rajagopalan, our former President and CEO during 2023. SEC disclosure rules permit registrants to identify the median employee once every three years unless there has been a change in their employee population or employee compensation arrangements that the registrant reasonably believes would result in a significant change in pay ratio disclosure. The pay ratio included in this section is calculated in a manner consistent with Item 402(u) of Regulation S-K.

For our 2023 fiscal year:

●	the annual total compensation of the median employee (defined below) was $129,194 (the individual with such median compensation, the “median employee”); and

●

the annual total compensation of Mr. Krishnan Rajagopalan, our President and CEO during 2023, was $5,084,107, which is the same amount reported for 2023 as total compensation in the 2023 Summary Compensation Table.

Based on this information, for 2023, the ratio of the annual total compensation of Mr. Rajagopalan, the Chief Executive Officer, to the median employee was estimated to be 39:1.

The pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on payroll and employment records and the method described below. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allows companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices.

EXECUTIVE COMPENSATION	79

PROXY STATEMENT 2024

We determined that there was no change in our employee population or employee compensation arrangements during the last completed fiscal year that we believe would significantly impact the pay ratio disclosure for 2023. Accordingly, we used the same median employee we identified in 2022 for purposes of calculating our pay ratio disclosure for 2022. As permitted under SEC rules, we did not consider as part of our determination approximately 203 individuals who became employees in connection with the 2023 acquisitions of Atreus Group GmbH and businessfourzero.

To identify the median employee in 2022:

●

We examined the 2022 compensation for all individuals, excluding the CEO, who were employed by the Company on December 31, 2022, the last day of the payroll year. For this purpose, compensation included base salary, cash bonus, overtime wages, and long-term incentives awarded in 2022. We included all employees, whether employed on a full-time or part-time basis and annualized the base compensation for full-time employees that were not employed by the Company for all of 2022.

●	We calculated the median employee’s total annual compensation using the same methodology we use for our NEOs as set forth in the 2023 Summary Compensation Table in this proxy statement.

80	EXECUTIVE COMPENSATION

Pay Versus Performance
The following table sets forth additional compensation information of our Principal Executive Officer (
PEO
) and our
non-PEO
NEOs along with total shareholder return, net income, and Adjusted Operating Income performance results for our fiscal years ending in 2020, 2021, 2022, and 2023, in accordance with Item 402(v) of Regulation
S-K.
The calculations and analysis below do not necessarily reflect the Company’s approach to aligning executive compensation with performance. For information concerning the Company’s compensation philosophy and how the Company aligns executive compensation with financial performance, refer to the Compensation Discussion and Analysis section of this proxy statement.

			Pay Versus Performance (In thousands, except Total Shareholder Return)

Year¹	Summary Compensation Table Total for PEO (s)²	Compensation Actually Paid to PEO ($)³	Average Summary Compensation Table Total for Non-PEO NEOS ($)²	Average Compensation Actually Paid to Non-PEO NEOS ($) 4	Value of Initial Fixed $100 Investment Based on: 5		Net Income ($)	Adjusted Operating Income ($) 7
					Total Shareholder Return ($)	Peer Group Total Shareholder Return ($) 6

2023	5,084	6,028	1,572	1,762	98.64	121.22	54,410	129,011

2022	6,874	3,073	1,826	842	91.41	113.87	79,486	118,882

2021	5,494	9,553	1,653	2,328	140.29	152.43	72,572	121,597

2020	4,144	3,697	1,395	1,358	92.91	100.85	(37,707)	64,728

1	Krishnan Rajagopalan served as the Company’s PEO for the entirety of 2020, 2021, 2022, and 2023 and the Company’s other NEOs for the applicable years were as follows:
-	2023: Mark Harris; Sarah Payne; and Tracey Heaton.
-	2022: Michael Cullen; Mark Harris; Sarah Payne; and Tracey Heaton.
-	2021: Michael Cullen; Mark Harris; Sarah Payne; Tracey Heaton; and Kamau Coar.
-	2020: Michael Cullen; Mark Harris; Sarah Payne; and Kamau Coar.
2
Amounts reported in this column represent (i) the total compensation reported in the Summary Compensation Table for the applicable year in the case of Mr. Rajagopalan and (ii) the average of the total compensation reported in the Summary Compensation Table for the applicable year for the Company’s NEOs for the applicable year other than the principal executive officer for such years.

EXECUTIVE COMPENSATION	81

PROXY STATEMENT 2024

3
Amounts reported in this column represent the compensation actually paid (“
CAP
”) to Mr. Rajagopalan as the Company’s Chief Executive Officer in the indicated fiscal year, based on his total compensation reported in the Summary Compensation Table for the indicated fiscal year and adjusted in accordance with SEC disclosure rules. The 2023 Summary Compensation Table total is adjusted as shown in the table below:

PEO

2023	2023
Summary Compensation Table—Total Compensation (a)	$5,084,107
- Grant Date Fair Value of Stock Awards Granted in Fiscal Year (b)	($2,559,157)
+ Fair Value at Fiscal Year-End of Outstanding and Unvested Stock Awards Granted in Fiscal Year (c)	$2,967,455
+ Change in Fair Value of Outstanding and Unvested Stock Awards Granted in Prior Fiscal Years (d)	$29,167
+ Fair Value at Vesting of Stock Awards Granted in Fiscal Year That Vested During Fiscal Year (e)	—
+ Change in Fair Value as of Vesting Date of Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year (f)	$386,516
- Fair Value as of Prior Fiscal Year-End of Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year (g)	—
+ Dividend equivalents paid in cash upon vesting of RSUs and PSUs (h)	$120,120
= Compensation Actually Paid	$6,028,208

(a)	Represents Total Compensation as reported in the Summary Compensation Table for 2023.
(b)	Represents the aggregate grant date fair value of the stock awards granted to Mr. Rajagopalan during 2023, computed in accordance with FASB ASC 718.
(c)
Represents the aggregate fair value as of 2023
year-end
of Mr. Rajagopalan’s outstanding and unvested stock awards granted 2023, computed in accordance with FASB ASC 718 and, for awards subject to performance-based vesting conditions, based on the probable outcome of such performance-based vesting conditions as of the last day of the fiscal year.

(d)
Represents the aggregate change in fair value during 2023 of the outstanding and unvested stock awards held by Mr. Rajagopalan as of the last day of 2023, computed in accordance with FASB ASC 718 and, for awards subject to performance-based vesting conditions, based on the probable outcome of such performance-based vesting conditions as of the last day of the fiscal year.

(e)	Represents the aggregate fair value at vesting of the stock awards that were granted to Mr. Rajagopalan and vested during 2023, computed in accordance with FASB ASC 718.
(f)
Represents the aggregate change in fair value, measured from the prior fiscal year-end
to the vesting date, of each stock award held by Mr. Rajagopalan that was granted in a prior fiscal year and which vested during 2023, computed in accordance with FASB ASC 718.

(g)
Represents the aggregate fair value as of the last day of the prior fiscal year of Mr. Rajagopalan’s stock awards that were granted in a prior fiscal year and which failed to meet the applicable vesting conditions in 2023, computed in accordance with FASB ASC 718.

(h)	Represents the value of dividend equivalents accrued over the vesting period and paid in cash upon vesting of RSUs and PSUs.

82	EXECUTIVE COMPENSATION

HEIDRICK & STRUGGLES

4
Amounts reported in this column represent the compensation actually paid to the Company’s NEOs other than Mr. Rajagopalan in the indicated fiscal year, based on the average total compensation for such NEOs reported in the Summary Compensation Table for the indicated fiscal year adjusted in accordance with SEC disclosure rules. The 2023 Summary Compensation table total is adjusted as shown in the table below:

Other NEOs Average(a)

2023
Summary Compensation Table—Total Compensation (b)	$1,571,859
- Grant Date Fair Value of Stock Awards Granted in Fiscal Year (c)	($625,557)
+ Fair Value at Fiscal Year-End of Outstanding and Unvested Stock Awards Granted in Fiscal Year (d)	$725,360
+ Change in Fair Value of Outstanding and Unvested Stock Awards Granted in Prior Fiscal Years (e)	($1,280)
+ Fair Value at Vesting of Stock Awards Granted in Fiscal Year That Vested During Fiscal Year (f)	—
+ Change in Fair Value as of Vesting Date of Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year (g)	$69,691
- Fair Value as of Prior Fiscal Year-End of Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year (h)	—
+ Dividend equivalents paid in cash upon vesting of RSUs & PSUs (i)	$22,349
= Compensation Actually Paid	$1,762,422

(a)	Please see footnote 1 for the NEOs included in the average for 2023.
(b)	Represents the average Total Compensation as reported in the Summary Compensation Table for the reported NEOs in 2023.
(c)	Represents the average aggregate grant date fair value of the stock awards granted to the reported NEOs during 2023, computed in accordance with FASB ASC 718.
(d)
Represents the average aggregate fair value as of 2023
year-end
of the reported NEOs’ outstanding and unvested stock awards granted during such fiscal year, computed in accordance with FASB ASC 718, and, for awards subject to performance-based vesting conditions, based on the probable outcome of such performance-based vesting conditions as of the last day of the fiscal year.

(e)
Represents the average aggregate change in fair value during 2023 of the outstanding and unvested stock awards held by the reported NEOs as of the last day of the fiscal year, computed in accordance with FASB ASC 718 and, for awards subject to performance-based vesting conditions, based on the probable outcome of such performance-based vesting conditions as of the last day of the fiscal year.

(f)	Represents the average aggregate fair value at vesting of the stock awards that were granted to the reported NEOs and vested during 2023, computed in accordance with FASB ASC 718.
(g)
Represents the average aggregate change in fair value, measured from the prior fiscal year-end
to the vesting date, of each stock award held by the reported NEOs that was granted in a prior fiscal year and which vested during 2023, computed in accordance with FASB ASC 718.

(h)
Represents the average aggregate fair value as of the last day of the prior fiscal year of the reported NEOs’ stock awards that were granted in a prior fiscal year and which failed to meet the applicable vesting conditions in 2023, computed in accordance with FASB ASC 718.

(i)	Represents the average value of dividend equivalents accrued over the vesting period and paid in cash upon vesting of RSUs and PSUs.

5
Pursuant to rules of the SEC, the comparison assumes $100 was invested on December 31, 2019 in our common stock. Historic stock price performance is not necessarily indicative of future stock price performance.

6
The TSR Peer Group consists of the component companies in the S&P Composite 1500 Human Resource & Employment Services Index, which is the same peer group used to satisfy the disclosure requirements under Reg
S-K,
Item 201(e)(1)(ii).

7
As noted in the CD&A, for 2023, the HRCC determined that Adjusted Operating Income continues to be viewed as a core driver of the Company’s performance and stockholder value creation and, accordingly, was utilized as a component in the 2023 MIP. For the purposes of the MIP, Adjusted Operating Income included adjustments to the Operating Income as described on page 58, which the HRCC reviewed and approved.

EXECUTIVE COMPENSATION	83

PROXY STATEMENT 2024

Relationship Between Pay and Performance
We believe the “Compensation Actually Paid” in each of the years reported above and over the four-year cumulative period are reflective of the HRCC’s emphasis on
“pay-for-performance”
as the “Compensation Actually Paid” fluctuated year-over-year, primarily due to the result of our stock performance and our varying levels of achievement against pre-established
performance goals under our 2023 MIP and 2023 LTI awards, including our Adjusted Operating Income performance.
Relationship Between CAP, Company Total Shareholder Return and Peer Group Total Shareholder Return.
The graph below reflects the relationship between the PEO and average
Non-PEO
NEO CAP, the Company’s total shareholder return and the peer group’s total shareholder return for the fiscal years ended December 31, 2020, 2021, 2022 and 2023:

84	EXECUTIVE COMPENSATION

HEIDRICK & STRUGGLES

Relationship Between CAP, Net Income and Adjusted Operating Income.
The graph below reflects the relationship between the PEO and average
Non-PEO
NEO CAP, the Company’s net income and the Company’s adjusted operating income
1
for the fiscal years ended December 31, 2020, 2021, 2022 and 2023:

List of Most Important Financial Performance Measures
The following is a list of financial performance measures, which in the Company’s assessment represent the most important financial performance measures used by the Company to link compensation actually paid to the NEOs for 2023:

●	Adjusted Operating Income
●	Search Net Revenue
●	Non-Search Net Revenue
●	Adjusted Operating Margin
●	Relative TSR

1	Adjusted operating income is a non-GAAP financial measure. Please see Annex A for further information and a reconciliation to the most comparable GAAP financial measure.

EXECUTIVE COMPENSATION	85

PROXY STATEMENT 2024

Audit Matters

86

HEIDRICK & STRUGGLES

Audit Matters

The AFC is responsible for providing general oversight of the Company’s financial accounting and reporting processes, selection of critical accounting policies, and the Company’s system of internal controls.

The AFC is directly responsible for the appointment, compensation and oversight of our independent registered public accounting firm, RSM US LLP (“RSM”); approval of the engagement letter describing the scope of the annual audit; approval of fees for audit and non-audit services; providing an open avenue of communication among the independent registered public accounting firm, the risk and Internal Audit functions, management and the Board; and preparing the Audit Committee Report required by the SEC and included in this proxy statement below. These and other aspects of the AFC’s authority are more particularly described in the AFC’s charter which can be accessed at: https://investors.heidrick.com/corporate-governance.

The AFC is currently comprised of four directors, Messrs. Berisford, Mesdag and Logan and Ms. Rauch, each of whom is independent within the meaning of the AFC’s charter, the Company’s Corporate Governance Guidelines and Director Independence Standards and applicable Nasdaq Rules. Additionally, Mr. Warby, who is also independent within the meaning of the AFC’s charter, the Company’s Corporate Governance Guidelines and Director Independence Standards and applicable Nasdaq Rules, is an ex officio member of the AFC based on his status as Chair of the Board. The Board has determined that Messrs. Berisford, Logan and Mesdag are “audit committee financial experts” as defined in the SEC Rules. During 2023, the AFC met six times.

AUDIT MATTERS	87

PROXY STATEMENT 2024

Audit & Finance Committee Report

As part of its oversight of the Company’s financial statements, the AFC reviews and discusses with both management and RSM all annual and quarterly financial statements prior to their issuance. The AFC reviews key initiatives and programs aimed at strengthening the effectiveness of the Company’s disclosure control structures, including its internal controls, and provides oversight of the Company’s risk management protocols.

The AFC reviewed and discussed with RSM the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The AFC has also received the written disclosures and the letter from RSM, required by applicable requirements of the PCAOB, regarding RSM’s communications with the AFC concerning independence, and has discussed with RSM the firm’s independence from the Company.

The AFC’s meetings included executive sessions with RSM and with the Company’s Internal Audit function (which has been partially outsourced to PricewaterhouseCoopers), in each case without the presence of management during which members of the AFC raised and discussed any issues they may have had about the financial statements and the adequacy and proper functioning of the Company’s internal and disclosure control systems and procedures.

In performing these functions, the AFC acted and continues to act only in an oversight capacity on behalf of the Board. Management has primary responsibility for the Company’s financial statements and the overall reporting process, including its systems of internal and disclosure controls. In its oversight role, the AFC necessarily relies on the procedures, work and assurances of management. RSM has audited the annual financial statements prepared by management, expressed an opinion as to whether those financial statements fairly present the Company’s financial position, results of operation and cash flows in conformity with generally accepted accounting principles in the U.S., and discussed any issues they believe should be raised with the AFC.

During 2023, management documented, tested and evaluated the Company’s internal controls pursuant to the requirements of the Sarbanes-Oxley Act of 2002 and the criteria established in Internal Control—Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission. Management and RSM kept the AFC apprised of the Company’s progress at each regularly scheduled AFC meeting. Management and RSM have each provided the AFC with a report on the effectiveness of the Company’s internal controls. The AFC has reviewed management’s and RSM’s assessment of the effectiveness of the Company’s internal controls included in the Annual Report on Form 10-K for the year ended December 31, 2023.

Based on the above mentioned reviews and discussions with management and RSM, the undersigned AFC members recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2023. The AFC has also appointed RSM as the Company’s independent registered public accounting firm for 2024.

The Audit & Finance Committee

Willem Mesdag, Chair

John Berisford

Lyle Logan

Stacey Rauch

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Audit & Finance Committee Policy and Procedures

The AFC has established a policy governing the engagement of the Company’s independent registered public accounting firm for audit and non-audit services. Under this policy, the AFC is required to pre-approve all audit and non-audit services performed by the Company’s independent auditors to assure that the provision of such services does not impair the auditor’s independence. The AFC has delegated the authority to evaluate and approve audit and permissible non-audit fees and engagements up to $100,000 to the AFC Chair. In this event, the Chair then presents a summary of the fees and services to the AFC at its next meeting. The independent registered public accounting firm may not perform any non-audit service that independent auditors are prohibited from performing under the SEC Rules or the rules of the PCAOB. RSM did not perform any non-audit services in 2023.

At the beginning of each fiscal year, the AFC reviews with Management and the independent registered public accounting firm the types of services that are likely to be required throughout the year. For each proposed service, the independent auditor provides documentation regarding the specific services to be provided. At that time, the AFC pre-approves a list of specific audit-related services that may be provided and sets fee limits for each specific service or project. Management is then authorized to engage the independent auditor to perform the pre-approved services as needed throughout the year, subject to providing the AFC with regular updates. The AFC must review and approve in advance, on a case-by-case basis, all other projects, services and fees to be performed by or paid to the independent auditor. The AFC also must approve in advance any fees for pre-approved services that exceed the pre-established limits, as described above.

All services provided by RSM were approved in accordance with the AFC’s policy in 2023.

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Fees Paid to Auditor

The aggregate fees billed for services provided by RSM, the Company’s independent registered public accounting firm, in 2023 and 2022 are as follows:

Fee Category	2023	2022

Audit Fees[1]	$1,800,000	$1,534,000

Audit-Related Fees	—	—

Tax Fees	—	—

All Other Fees2,	—	$27,500

Total Fees	$1,800,000	$1,561,500

1

Fees for professional services rendered for the audit of the Company’s annual consolidated financial statements, reviews of the consolidated financial statements included in its Quarterly Reports on Form 10-Q, statutory audits required internationally, and the audit of the Company’s internal control over financial reporting.

2	For 2022, all other fees related to liquidation planning for the Company’s joint venture in China.

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Proposal 3

Ratification of Appointment of Auditor

The Board and the AFC recommend a vote “FOR” ratification of the appointment of RSM US LLP (“RSM”) as our independent registered public accountants for the 2024 fiscal year.

The AFC appointed RSM, an independent registered public accounting firm, as the auditor to audit and report to stockholders on the consolidated financial statements for the Company and its subsidiaries for the fiscal year ending December 31, 2024. Although stockholder approval is not required for the appointment of RSM, the Board and the AFC have determined that it would be desirable as a good corporate governance practice to request stockholder ratification of the appointment of RSM as the Company’s independent registered public accounting firm.

The AFC has concluded that the continued retention of RSM is in the best interests of the Company and its stockholders and appointed RSM as the Company’s independent registered public accountants for the fiscal year ending December 31, 2024. Services provided to the Company by RSM in fiscal 2023 are described in the “Fees Paid to Auditor” section above. The AFC evaluates the independent registered public accountant’s qualifications, performance, audit plan and independence each year. In addition to assuring regular rotation of the lead audit partner every five years as required by the SEC Rules, one or more of the members of the AFC will meet with candidates for the lead audit partner and the AFC will discuss the appointment before the rotation occurs.

We are asking our stockholders to ratify the selection of RSM as our independent registered public accountants for the fiscal year ending December 31, 2024. In the event stockholders fail to ratify the appointment, the AFC may reconsider this appointment. Even if the appointment is ratified, the AFC, in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the AFC determines that such a change would be in the Company’s and stockholders’ best interests.

Representatives of RSM will attend the Annual Meeting virtually and be given an opportunity to make a statement and/or respond to appropriate questions.

The Board and the AFC recommend that the stockholders ratify the appointment of RSM and adopt the following resolution at the Annual Meeting: “RESOLVED, that the appointment of RSM as the independent auditor of this Company for the fiscal year 2024 is hereby RATIFIED.”

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GlobalShare

Program

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Proposal 4

Approval of the Fifth Amended and Restated Heidrick & Struggles 2012 GlobalShare Program

The Board is requesting that stockholders vote in favor of amending and restating the Heidrick & Struggles 2012 GlobalShare Program (as amended and restated, the “GSP”) to increase the number of shares of common stock reserved for issuance under the GSP by 649,000 shares and to extend the term of the GSP to the date of our first annual meeting of stockholders to occur on or after the tenth anniversary of the approval of the amendment and restatement by our stockholders.

The GSP (prior to the amendments) was approved by our Board and stockholders in 2012. It originally authorized 1,300,000 shares of common stock for issuance pursuant to awards under the GSP. Our stockholders and Board subsequently approved an additional 700,000 shares for issuance in 2014, 850,000 additional shares in 2018, 500,000 additional shares in 2020 and 1,060,000 additional shares in 2023. As of March 28, 2024, there were 548,897 shares of common stock that remained available for future issuance under the GSP, assuming that outstanding PSUs are settled at the target performance level.

In 2023, we projected that the additional share request would allow us to cover equity awards through 2025. However, with the issuance of a one-time new hire equity grant and a one-time promotional equity grant in relation to the recent appointments of a new CEO and a new President in 2024, respectively, our share usage was higher than we had anticipated based on our normal compensation programs and our stock price at the time. In order to maintain the Company’s ability to attract and retain key personnel and continue to provide them with strong incentives to contribute to the Company’s future success and to further align their interests with stockholder interests, the Board believes that an increase in the number of shares available at this critical juncture is in the best interests of our stockholders.

The proposed amendment and restatement of the GSP amends and restates the GSP to increase the number of shares available for issuance under the GSP by 649,000 shares to 5,059,000 shares and extends the term of the GSP to the date of our first annual meeting of stockholders to occur on or after the tenth anniversary of the approval of the amendment and restatement by our stockholders

Subject to stockholder approval at the Annual Meeting, our Board approved this amendment and restatement of the GSP, recognizing the importance of equity as a component of our compensation program for our most critical talent in our search and consulting businesses and as an invaluable lever to help to attract, motivate, and retain talented employees, directors and independent contractors. The Board believes that equity awards granted under the GSP align participant and stockholder interests, link compensation to company performance, and maintain an employee culture based on employee stock ownership.

In assessing the appropriate number of additional shares of common stock available for issuance under the GSP, the HRCC considered, among other items, our compensation philosophy and practices, feedback from our stockholders, as well as input from Semler Brossy, the HRCC’s independent compensation consultant. We carefully manage share usage under the GSP and review a number of metrics to assess the cumulative impact of our equity compensation program.

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As a professional services firm, we seek to balance the need to attract, motivate, and retain top talent in a highly competitive business with the need to manage our annual use of equity or “burn rate.” Our annual burn rate is equal to the total number of equity awards granted in a given year divided by the weighted average number of shares of common stock outstanding. Our burn rates for 2023, 2022 and 2021 are shown below:

Year	Full Value Shares Granted[1]	Basic Weighted Average Common Shares Outstanding (000s)	Burn Rate

2023	369,617	20,029	1.85%

2022	377,604	19,758	1.91%

2021	351,022	19,515	1.80%

1

Full value shares granted equals the total amount of RSUs and PSUs granted (at target). The number of RSUs granted and PSUs vested in 2023, 2022 and 2021 were 417,104, 369,588 and 355,223 respectively. Full value shares granted includes awards of RSUs to our directors and awards of shares of common stock to our directors of 16,134 shares, 11,850 shares and 7,869 shares in 2023, 2022 and 2021, respectively.

The GSP is used to provide equity incentive awards to directors, officers, other employees and independent contractors in order to align the interests of these important stakeholder groups with the Company’s strategic priorities and the creation of shareholder value and to offer competitive pay packages to support the Company’s efforts to attract and retain key talent.

Category	Number of Shares Subject to Awards Granted	% of Total 2023 Grants

Non-Employee Directors	39,754	10.76%

Named Executive Officers	144,337	39.05%

All Other Participating Employees and Contractors	185,526	50.19%

Total	369,617	100.0%

If approved, we expect this additional share request would allow us to maintain our regular equity compensation programs without interruption through 2026, which allows stockholders to regularly and frequently review our use of equity compensation and to vote upon the continued use of the GSP.

Corporate Governance Considerations

Our GSP includes provisions designed to serve stockholders’ interests and promote effective corporate governance, including the following:

●	No “Evergreen” Provision

The GSP specifies a fixed number of shares available for future grants and does not provide any automatic increase based on an increase in the number of outstanding shares of common stock.

●	No Discounted Stock Options or Stock Appreciation Rights

The GSP prohibits the granting of stock options or stock appreciation rights at an exercise price that is less than the fair market value of the common stock on the date the stock option or stock appreciation right is granted.

We have not granted any stock options since 2008 and have never granted stock appreciation rights.

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●	No Repricing without Stockholder Approval

Neither the GSP nor any award agreement may be amended to provide for the repricing of stock options or stock appreciation rights, without first obtaining the approval of our stockholders.

●	Limitation on Size of Awards

The GSP limits the total number of shares with respect to which incentive stock options may be granted to 1,300,000. It also limits the number of shares that may be granted to any participant who is or may be a “covered employee” in any calendar year to 200,000 for stock options or stock appreciation rights awards and 200,000 for qualified performance-based awards (provided that for the initial year of employment these limits are 400,000).

●	Limitation on Reuse of Shares

The shares delivered to, or withheld by, the Company (i) as payment for an award (including the exercise of a stock option), (ii) as payment of any required withholding taxes, (iii) not issued or delivered upon the net settlement or net exercise of an award, or (iv) repurchased by the Company on the open market with the proceeds of a stock option exercise cannot be reissued in connection with subsequent awards under the GSP, and all shares subject to the award count toward the number of shares used under the GSP.

●	Prohibition of “Reload” Stock Options

The GSP expressly prohibits the use of “reload” stock options. Under a reload stock option, if a participant pays for all or a portion of the exercise price of a stock option or the related withholding tax by delivering to the Company shares covered by the stock option, the participant would be granted a new stock option equal to the number of stock option shares delivered to pay the exercise price and withholding taxes.

●	Minimum Vesting Requirements

The GSP provides that no award (or portion thereof) may vest prior to the first anniversary of the date of grant, subject to limited exceptions set forth in the GSP as described below.

●	Clawback Policy

Any award granted under the GSP will be subject to any Clawback Policy developed by the Board or the HRCC.

●	Double-trigger Change in Control

All of the equity awards we have granted since 2011 contain a “double-trigger” change in control (CIC) vesting provision, meaning that vesting is accelerated only if there is both a CIC and a termination of employment within two years following the CIC. The actual CIC event is defined in the terms of the GSP, and the Board does not have broad discretion to determine the events which would constitute a CIC.

●	No Dividends on Unvested Awards

A participant will not have the right to receive dividends or other stockholder distributions with respect to their awards under the GSP until such awards have vested.

●	Dividends on Stock Options or Stock Appreciation Rights

The GSP prohibits granting dividend rights with respect to stock option and stock appreciation right awards.

●	Annual Director Compensation Limit

In general, the GSP provides that the aggregate value of cash compensation and the grant date fair value of shares that may be awarded or granted under the GSP to any non-employee director during a fiscal year of the Company may not exceed $700,000 (increased to $1,000,000 with respect to the fiscal year of a non-employee director’s initial service as a non-employee director). This limit cannot be modified without stockholder approval.

●	Limitations on Transferability

Awards are not transferable or assignable by the participant other than by will or by the laws of descent and distribution.

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Description of the GSP

The principal features of the GSP are described below. The description below is qualified in its entirety by reference to the complete text of the GSP which is attached as Annex C to this Proxy Statement. Stockholders are encouraged to review the GSP carefully. The GSP, as amended and restated, will not become effective unless stockholder approval is obtained at the Annual Meeting.

Number of Shares of Common Stock

The maximum number of shares of common stock authorized to be issued under the GSP upon approval of the amendment and restatement will be 5,059,000 shares of common stock, of which 3,861,103 have been issued (net of forfeitures) and 1,275,613 are outstanding as of March 28, 2024. There are no stock options or stock appreciation rights outstanding as of March 28, 2024. Shares subject to awards, other than substitute awards, that are forfeited, terminated, or expire unexercised, or are settled in cash, will again be available for grant under the GSP. However, any shares subject to an award that are delivered to the Company by a participant, or withheld by the Company on behalf of such participant, as payment for an award or payment of withholding taxes due in connection with an award will not again be available for issuance, and the aggregate number of shares subject to the award will count toward the number of shares issued under the GSP. In addition, shares that were subject to a stock option or stock-settled stock appreciation right and were not issued or delivered upon the net settlement or net exercise of such stock option or stock appreciation right and shares repurchased by the Company on the open market with the proceeds of a stock option exercise will not again be available for issuance under the GSP, and will count towards the aggregate number of shares that have been issued under the GSP. Shares issuable under the GSP may be authorized but unissued shares, treasury shares or shares which are authorized and issued and have been acquired by or on behalf of the Company or the GSP. As of the Record Date, March 28, 2024, the market value of a share of our common stock as quoted on the Nasdaq stock market was $33.66.

As of March 28, 2024

Total number of shares subject to outstanding appreciation awards	0

Total number of shares subject to outstanding full value awards	1,275,613

Total number of shares available for grant under the existing GSP	548,897

Proposed new shares to be reserved under the GSP	649,000

Total number of shares outstanding	20,206,622

The number of shares issuable under the GSP is subject to adjustment in the event of any reorganization, recapitalization, stock split, stock distribution, merger, consolidation, split-off, spin-off, combination, subdivision, consolidation or exchange of shares, any change in our capital structure or any similar corporate transaction. In such case, the HRCC shall make adjustments as it deems necessary to preserve the intended benefits under the GSP.

Limits on Issuance Under the GSP

Under the GSP: (i) the maximum number of shares issuable as incentive stock options is 1,300,000 and (ii) the maximum number of shares issuable as (A) stock options or stock appreciation rights or (B) performance-based awards in any calendar year to any employee who is or may be a “covered employee” for purposes of 162(m) is, in each case, 200,000 (400,000 for the first fiscal year of employment).

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Annual Director Compensation Limit

The aggregate value of cash compensation and the grant date fair value of shares that may be awarded or granted to any non-employee director during a fiscal year (excluding distributions of previously deferred compensation under a deferred compensation plan maintained by the Company or any affiliate and compensation received by the director in his or her capacity as an executive officer or employee of the Company) may not exceed $700,000 (increased to $1,000,000 with respect to the fiscal year of a non-employee director’s initial service as a non-employee director).

Transferability of Awards

No award granted under the GSP may be transferred, except by will, the laws of descent and distribution, pursuant to a qualified domestic relations order, or as permitted by the HRCC.

Administration

The GSP is administered by the HRCC, or a subcommittee thereof that is comprised of two or more directors who satisfy the “non-employee director” definition under Rule 16b-3 of the Securities Exchange Act of 1934 (the “Exchange Act”). The HRCC has full authority to select the directors, employees and independent contractors who will receive awards under the GSP, determine the form and amount of each of the awards to be granted to directors, employees and independent contractors, establish the terms and conditions of such awards, and delegate authority under the GSP (to the extent permitted by the terms of the 2022 Plan, applicable law and applicable stock exchange rules). The HRCC may, in its sole discretion and for any reason at any time, take action such that (i) any or all outstanding stock options and stock appreciation rights will become exercisable in part or in full, (ii) all or a portion of the restriction period applicable to any outstanding awards will lapse, (iii) all or a portion of the performance period applicable to any outstanding awards will lapse and (iv) the performance goals (if any) applicable to any outstanding awards will be deemed to be satisfied at the target, maximum or any other interim level.

Eligibility

All of our directors, employees and independent contractors (and employees and independent contractors of our subsidiaries and affiliates) who are designated by the HRCC, are eligible to receive awards under the GSP. As of March 28, 2024, approximately seven non-employee directors, 2,223 employees and 791 independent contractors were eligible to participate in the GSP. The basis for participation in the GSP is meeting the eligibility requirements and being designated for participation by the HRCC.

Awards Under the GSP

The GSP provides for discretionary awards of stock options, stock appreciation rights and other stock-based awards, including restricted stock and stock units. Other stock-based awards may, in the discretion of the HRCC, be performance-based.

Minimum Vesting Requirement

Other than substitute awards, shares of common stock delivered in lieu of fully vested cash obligations and certain awards to non-employee directors, no more than 5% of awards may have a minimum vesting term of less than one year, subject to the HRCC’s ability to accelerate or continue vesting in the event of a change in control, termination of service or otherwise.

Stock Options

The HRCC has the sole discretion to grant either non-qualified stock options or incentive stock options to employees, and non-qualified stock options to non-employee directors and independent contractors. Subject to the minimum vesting requirements described above, the HRCC has the discretion to set the terms and conditions applicable to the stock options, including the type of stock option and the number of shares subject to the stock option, provided that:

i.	the exercise price of each stock option, other than substitute awards, will not be less than the closing sales price of a share on the date of grant (“fair market value”);

ii.

an option will not vest earlier than either 100% on the third anniversary of the date of grant or 33 1/3% on each of the first three anniversaries of the date of grant (although the HRCC has the discretion to accelerate the

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vesting date in the case of a Change in Control, a participant’s termination of employment or service or otherwise as described above); and

iii.	each stock option will expire not more than 10 years from the date of grant.

In addition, an incentive stock option is subject to the following rules:

i.

the aggregate fair market value (determined at the time the stock option is granted) of the shares with respect to which an incentive stock option is exercisable for the first time by an employee during any calendar year (under all incentive stock option plans of the Company and its subsidiaries) cannot exceed the amount established by the Internal Revenue Code (currently $100,000), and if this limitation is exceeded, so much of the stock option that does not exceed the applicable dollar limit will be an incentive stock option and the remainder will be a non-qualified stock option; and

ii.

if an incentive stock option is granted to an employee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, the exercise price of the incentive stock option will be 110% of the closing price of a share on the date of grant and the incentive stock option will expire no later than five years from the date of grant.

Stock Appreciation Rights

Stock appreciation rights may be awarded under the GSP, subject to terms and conditions determined by the HRCC. Each right entitles the holder to receive the difference between the fair market value of a share on the date of exercise of the right and the exercise price thereof, multiplied by the number of shares with respect to which the right is being exercised. Upon exercise, the stock appreciation right will be paid in cash or in shares (based upon the fair market value on the date of exercise) or a combination thereof, as set forth in the award agreement. Subject to the minimum vesting requirements described above, the HRCC has the discretion to set the terms and conditions applicable to stock appreciation rights, provided that:

i.	the exercise price of each stock appreciation right, other than substitute awards, will not be less than 100% of the fair market value of a share on the date of grant;

ii.

unless otherwise provided in the award agreement, a stock appreciation right will not vest earlier than either 100% on the third anniversary date of the date of grant or 33 1/3% on each of the first three anniversaries of the date of grant (although the HRCC has the discretion to accelerate the vesting date in the case of a Change in Control, a participant’s termination of employment or service or otherwise as described above); and

iii.	each stock appreciation right will expire not more than ten years from the date of grant.

Other Stock-Based Awards

The HRCC may grant restricted stock awards, RSUs, and other awards that are valued or based on the fair market value of the shares. The number of shares or units awarded to each participant, and the terms and conditions of each award, will be set at the discretion of the HRCC, provided that:

i.

an award conditioned on continued service or the occurrence of an event will not vest earlier than either 100% on the third anniversary of the date of grant or at a rate of 33 1/3% on each of the first three anniversaries of the date of grant; and

ii.

an award conditioned solely or in part on attainment of performance goals will not vest earlier than the first anniversary of the date of grant (although the HRCC has the discretion to accelerate the vesting date in the case of a Change in Control, a participant’s termination of employment or service or otherwise as described above).

Performance-Based Awards

Other stock-based awards may be subject to the attainment of performance goals established by the HRCC. The HRCC will establish performance goals and targets for participants for achievement of the performance goals, and, if the

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performance goals and targets are achieved for the designated performance period, will award shares of common stock or other stock-based awards on the date the goals and targets are achieved, as provided in the award agreement.

Performance Goals

Performance-based awards may be paid based on attainment of specified performance goals established by the HRCC. These performance goals may be based on one or more of the following criteria: (i) consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization (“EBITDA”)); (ii) net income; (iii) operating margin; (iv) operating income; (v) earnings per share; (vi) book value per share; (vii) net operating profit; (viii) return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales or revenue); (ix) expense management; (x) return on investment; (xi) improvements in capital structure; (xii) profits or profitability, including of an identifiable business unit or product; (xiii) maintenance or improvement of profit margins; (xiv) price per share (including, but not limited to, growth measures and total shareholder return); (xv) market share; (xvi) revenues or sales; (xvii) expense targets or cost reduction goals; (xviii) cash flow measures (including, but not limited to, growth measures); (xix) client satisfaction; (xx) working capital (including, but not limited to, working capital targets and change in working capital); (xxi) productivity ratios; (xxii) economic value added or EVA® (net operating profit after tax minus the sum of capital multiplied by the cost of capital); and (xxiii) such other goals as the HRCC may determine whether or not listed herein, or any combination of the foregoing. The criteria may relate to the Company, one or more of its subsidiaries or affiliates or one or more of its divisions or units, or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, all as determined by the HRCC. In addition to the ratios specifically enumerated above, performance goals may include comparisons relating to capital (including, but not limited to, the cost of capital), shareholders’ equity, shares outstanding, assets or net assets, or any combination thereof. The applicable performance measures may be applied on a pre-or post-tax basis.

No Repricing

Without stockholder approval, the HRCC may not (i) reduce the exercise price of any previously granted stock option or stock appreciation right; (ii) cancel any previously granted stock option or stock appreciation right and replace it with a new stock option or stock appreciation right with a lower exercise price; or (iii) cancel any previously granted stock option or stock appreciation right in exchange for cash or another award if the exercise price of such stock option or such stock appreciation right exceeds the fair market value of a share of our common stock on the date of such cancellation, in each case, other than in connection with a change in control or the adjustment provisions included in the GSP.

Provisions Relating to a “Change in Control” of the Company

Notwithstanding any other provision of the GSP or any award agreement, in the event of a “Change in Control” of the Company, (i) for outstanding awards that are assumed by the successor entity, (x) all outstanding awards that are subject to time-based vesting will continue to vest pursuant to the terms of the applicable award agreement and (y) for all outstanding awards that vest based on the satisfaction of performance criteria, the performance criteria will be deemed to be satisfied at the actual performance level as of the date of the Change in Control and the Award will remain subject to time-based vesting until the end of the performance period set forth in the applicable award agreement and (ii) for outstanding awards that are not assumed by the successor entity, (x) all outstanding awards (other than performance-based awards) will vest immediately prior to the Change in Control and (y) all outstanding awards that vest based on the satisfaction of performance criteria will vest, as determined by the HRCC, based on either (A) actual performance of the Company through the Change in Control or (B) target performance, prorated for the portion of the performance period that has elapsed prior to the Change in Control. If, however, a participant’s employment is terminated by the Company without cause or the participant’s resignation for good reason, in each case, during the two-year period beginning on the date of the Change in Control, all the assumed awards held by such participant will become fully vested as of his or her termination date.

Clawback

The awards granted under the GSP and any cash payment or shares delivered pursuant to an award may be subject to forfeiture, recovery by the Company or other action pursuant to the applicable award agreement or any clawback or recoupment policy which the Company may adopt from time to time, including the Heidrick & Struggles International,

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Inc. Misconduct Clawback Policy, the Heidrick & Struggles International, Inc. Policy on Recoupment of Incentive Compensation, any other policy which the Company may be required to adopt under the Dodd-Frank Wall Street Reform and Consumer Protection Act and implementing rules and regulations thereunder, or as otherwise required by law or applicable listing standards.

Whistleblower Protection

The GSP provides that nothing in the GSP prohibits a participant from providing, without prior notice to us, information to governmental authorities regarding possible legal violations or otherwise testifying or participating in any investigation or proceeding by governmental authorities regarding possible legal violations.

Substitute Awards

Awards may be granted under the GSP in substitution for or in conversion of or in connection with an assumption of awards held by grantees of an entity engaging in a corporate acquisition or merger transaction with us or one of our subsidiaries. If a company acquired by us or with which we merge has shares available for grant under a pre-existing plan previously approved by stockholders (but not approved in connection with the acquisition or merger), we may grant awards of such shares and they will not count against the overall share limit under the GSP.

Amendment of Award Agreements

The HRCC may amend any award agreement at any time, provided that no such amendment may materially impair the right of any participant under any agreement without the written consent of the participant, unless such amendment is required by applicable law, regulation or stock exchange rule.

Termination or Suspension

The Board may terminate, suspend or amend the GSP, in whole or in part, from time to time, without the approval of the stockholders, unless such approval is required by applicable law, regulation, or stock exchange rule, and provided that stockholder approval is required for any amendment that would modify the prohibition on stock option and stock appreciation right repricing or the director compensation limit as described above or increase in the number of shares available for issuance under the GSP, an expansion of the types of awards under the GSP, or a decrease in or a waiver of the minimum vesting and exercisability limitations applicable to awards. No amendment may materially impair the right of any participant under any outstanding award without the written consent of the participant, unless such amendment is required by applicable law, regulation, or stock exchange rule.

Effective Date; Term

The GSP, as amended and restated, will become effective as of the date on which it is approved by our stockholders and, if approved, will terminate as of the first annual meeting of the Company’s stockholders to occur on or after the tenth anniversary of such approval, unless terminated earlier by the Board. No awards may be granted after the tenth anniversary of the GSP’s effective date and no incentive stock options will be granted more than 10 years after the date on which the GSP was approved by the Board. Any award outstanding under the GSP at the time of termination will remain in effect until such award is exercised or has expired in accordance with its terms.

Federal Income Tax Implications of Participation in the GSP

The following is a brief summary of certain United States federal income tax consequences generally arising with respect to awards under the GSP. This discussion does not address all aspects of the United States federal income tax consequences of participating in the GSP that may be relevant to participants in light of their personal investment or tax circumstances and does not discuss any state, local or non-United States tax consequences of participating in the GSP. Each participant is advised to consult his or her particular tax advisor concerning the application of the United States federal income tax laws to such participant’s particular situation, as well as the applicability and effect of any state, local or non-United States tax laws before taking any actions with respect to any awards.

Non-Qualified Stock Options

A participant will not recognize any income at the time the participant is granted a non-qualified stock option. On the date the participant exercises the non-qualified stock option, the participant will recognize ordinary income in an

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amount equal to the excess of the fair market value of the shares on the date of exercise over the exercise price. A participant who is an employee will be subject to the withholding tax obligation that arises at the time the stock option is exercised. We (or, if applicable, the subsidiary employer) generally will receive a tax deduction for the same amount of ordinary income recognized by the participant. When the participant sells these shares, any gain or loss recognized by the participant is treated as either short-term or long-term capital gain or loss depending on whether the participant has held the same shares for more than one year.

Incentive Stock Options

A participant will not recognize any income at the time the participant is granted an incentive stock option. If the participant is issued shares pursuant to the exercise of an incentive stock option, and if the participant does not dispose of the shares within one year after the date of exercise or within two years after the date of grant, the participant will not recognize any income, for federal income tax purposes, with respect to the exercise of the option (except as otherwise described below with respect to the alternative minimum tax). When the participant sells the shares acquired pursuant to the incentive stock option after expiration of the holding periods described above, any gain recognized by the participant in excess of the exercise price will be treated as long-term capital gain and any loss sustained by the participant will be a long-term capital loss. No deduction will be allowed to the Company (or, if applicable, the subsidiary employer) for federal income tax purposes. If, however, the participant disposes of the shares acquired pursuant to the incentive stock option before the expiration of the holding periods described above, the participant will recognize ordinary income equal to the lesser of (i) the difference between the fair market value of the shares on the date of exercise and the exercise price of the shares and (ii) the difference between the amount realized on the disposition and the exercise price of the shares in the year of such disposition. We (or, if applicable, the subsidiary employer) generally will receive a tax deduction in the same amount. Upon exercise of an incentive stock option, the excess of the fair market value over the exercise price is an item of tax preference to the participant for purposes of determining the alternative minimum tax.

In order to qualify as an incentive stock option, the stock option must be exercised no later than three months after the participant’s termination of employment for any reason other than death or disability and within one year after termination of the participant’s employment due to disability. If the stock option is not exercised within this time period, it will be treated as a non-qualified stock option and taxed accordingly.

Stock Appreciation Rights

A participant will not recognize any income at the time of the grant of the stock appreciation right. Upon exercise of the stock appreciation right, the participant will recognize ordinary income in an amount equal to any cash received and the fair market value of any shares received on the date of receipt. A participant who is an employee will be subject to the withholding tax obligation that arises at the time the stock appreciation right is exercised and the ordinary income is recognized. We (or, if applicable, the subsidiary employer) generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the participant.

Restricted Stock Awards/RSUs

Except as described below with respect to an 83(b) election, if the participant receives a stock award, the participant will generally recognize ordinary income when the shares cease to be subject to any restrictions on transfer constituting a substantial risk of forfeiture (e.g., at the end of the restriction period). A participant generally will recognize ordinary income when he receives shares pursuant to the settlement of stock units, provided that if the shares are subject to any restrictions on transfer constituting a substantial risk of forfeiture, the participant will recognize ordinary income when the shares cease to be subject to such restrictions. The amount of income the participant recognizes will be equal to the fair market value of the shares on such date, less the amount paid, if any, by the participant for the shares. The participant’s tax basis for such shares will be equal to the amount of compensation recognized plus the amount paid, if any, for the shares.. A participant who is an employee will be subject to the withholding tax obligation that arises at the time the ordinary income is recognized. In addition, the holding period begins on the day the restrictions lapse, or the date after the date the shares are transferred to the participant if not subject to any restrictions, for purposes of determining whether the participant has long-term or short-term capital gain or loss on a subsequent sale of shares. We (or, if applicable, the subsidiary employer) generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the participant.

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Performance-Based Awards

Participants generally will not be taxed at the time of grant of performance-based awards. If the performance targets and/or the other requirements for a payment of performance awards are achieved, a participant may receive distributions of common stock and/or cash. Participants will recognize ordinary income in an amount equal to any cash received and the fair market value of the common stock received on the date of receipt. A participant who is an employee will be subject to the withholding tax obligation that arises at the time the ordinary income is recognized. In general, a deduction will be allowed to the Company (or, if applicable, the subsidiary employer) for federal income tax purposes in an amount equal to the ordinary income recognized by the participant.

83(b) Election

If a participant who receives a restricted stock award (i.e., an award of shares that are subject to restrictions constituting a substantial risk of forfeiture) makes an election under Section 83(b) of the Internal Revenue Code within 30 days after the date of grant, the participant will recognize ordinary income equal to the fair market value of the shares on the date of grant, less the amount paid, if any, by the participant for the shares, and the participant will recognize no additional income until the participant subsequently sells the shares. A participant who is an employee will be subject to the withholding tax obligation that arises at the time the ordinary income is recognized. When the participant sells the shares, the tax basis will be equal to the amount of compensation recognized plus the amount paid, if any, for the shares and the holding period for capital gains purposes begins on the day following the date on which the shares are transferred to the participant. If the participant forfeits the shares subject to the Section 83(b) election, the participant will not be entitled to any deduction, refund, or loss for tax purposes (other than a capital loss with respect to the amount previously paid by the participant).

Section 162(m)

Section 162(m) of the Internal Revenue Code generally limits to $1 million the amount that a publicly held corporation is allowed each year to deduct for the compensation paid to each of the corporation’s chief executive officer, the corporation’s chief financial officer and certain other current and former executive officers of the corporation.

Historical Equity Awards Table

The following table sets forth the number of RSUs granted over the lifetime of the GSP to the individuals and groups as indicated as of March 28, 2024:

Name and Position	Restricted Stock Units[1]

Krishnan Rajagopalan, President & Chief Executive Officer	584,529

Mark Harris, Chief Financial Officer	177,118

Tracey Heaton, Chief Legal Officer and Corporate Secretary	37,073

Sarah Payne, Chief Human Resources Officer	71,351

All executive officers (5 persons)	544,545

All non-executive directors (7 persons)[2]	164,875

All employees (other than current executive officers) (approximately 88 persons)	2,219,591

1

Included in this column are 788,092 PSUs (at target). Under the terms of the PSU award agreements, the vesting level of the performance stock units may range from 0% to 200% based on the Company’s performance during the three-year performance period.

2	This number includes 74,957 RSUs and 89,918 shares of common stock.

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New Plan Benefits

The number of options and other awards that will be granted under the GSP is not currently determinable. Information regarding awards granted in 2023 under the GSP to the named executive officers is provided in the “2023 Summary Compensation Table” and the “2023 Grants of Plan-Based Awards” table. Information regarding awards granted in 2023 under the GSP to non-employee directors is provided in the “2023 Director Compensation” table.

Equity Compensation Plan Information

The following table sets forth additional information as of December 31, 2023, about shares of our common stock that may be issued upon the vesting of RSUs and PSUs and the exercise of stock options under our existing equity compensation plans and arrangements, divided between plans approved by our stockholders and plans or arrangements not submitted to the stockholders for approval.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options		Weighted-Average Exercise Price of Outstanding Options	Securities Available for Future Issuance Plans (excluding first column)

Equity compensation plans approved by stockholders	926,366	[1]	—	1,028,212

Equity compensation plans not approved by stockholders	—		—	—

Total equity compensation plans	926,366		—	1,028,212

1

Includes 686,741 RSUs and 239,625 PSUs at their target levels and no stock options. The PSUs represent the maximum amount of shares to be awarded based on target levels, and accordingly, may overstate expected dilution.

Accordingly, the Board recommends that our stockholders vote “FOR” the Fifth Amended and Restated Heidrick & Struggles 2012 GlobalShare Plan and adopt the following resolution: “RESOLVED, the adoption of the Fifth Amended and Restated Heidrick & Struggles 2012 GlobalShare Program as described in further detail in the Heidrick & Struggles International Inc. 2024 Proxy Statement be, and the same hereby is, ratified, confirmed and approved.”

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Additional

Matters

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Stock Ownership Information

Directors and Executive Officers

The following table sets forth information regarding beneficial ownership of Company common stock by each director, each Named Executive Officer, and the directors and executive officers as a group, all as of March 28, 2024.

Unless otherwise indicated, each person has sole voting and investment power with respect to the shares set forth in the following table.

Name[1]	Shares of Common Stock Beneficially Owned [2,3]	%

Elizabeth L. Axelrod	34,671	*

Mary E. G. Bear	12,188	*

John L. Berisford	4,626	*

Lyle Logan	34,671	*

Willem Mesdag	64,671	*

Thomas L. Monahan III	0	*

Stacey Rauch	20,576	*

Adam Warby	28,472	*

Mark Harris	38,850	*

Tracey Heaton	2,975	*

Thomas Murray	2,359	*

Sarah Payne	17,789	*

Krishnan Rajagopalan [4]	177,746	*

All Directors and Executive Officers as a group	261,848	1.3%

*	Represents holdings of less than 1%.
1	The mailing address for each NEO and director of the Company is 233 South Wacker Drive, Suite 4900, Chicago, Illinois 60606.
2

In computing the number of shares beneficially owned by a person and the percentage ownership of that person as of March 28, 2024, shares of fully owned or earned Company common stock and vested RSUs as well as shares of Company common stock issuable pursuant to RSUs that vest within 60 days following March 28, 2024 or upon termination of a director’s service to the Board, are deemed to be outstanding and beneficially owned. Shares that a director or executive officer has a right to acquire, however, are not deemed outstanding for purposes of computing the percentage ownership of any other stockholder.

3

The calculation of shares of Company common stock beneficially owned by the non-employee directors includes Company common stock equivalents in the form of fully-earned RSUs that vest upon termination of Board service. For executive officers, the calculation of shares of Company common stock beneficially owned includes RSUs that vest within 60 days of March 28, 2024, and vested PSUs. This includes 12,188 RSUs owned by Ms. Bear; 4,626 RSUs owned by Mr. Berisford; 34,671 RSUs owned by Mr. Mesdag; and 23,472 RSUs owned by Mr. Warby.

4	Effective on March 4, 2024, Mr. Rajagopalan retired as our President and Chief Executive Officer and his employment with the Company ended on April 1, 2024.

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Principal Stockholders

Set forth in the table below is information about the number of shares held by persons the Company knows to be the beneficial owners of more than 5% of the issued and outstanding Company common stock as of March 28, 2024. Unless otherwise indicated, each person has sole voting and investment power with respect to the shares set forth in the following table.

Name and Address	Shares of Common Stock Beneficially Owned	% of Class[1]
BlackRock, Inc.[2] 50 Hudson Yards New York, New York 10001	3,397,238	16.9%
The Vanguard Group[3] 100 Vanguard Blvd. Malvern, Pennsylvania 19355	1,535,887	7.63%
Renaissance Technologies LLC[4] 800 Third Avenue New York, New York 10022	1,082,940	5.38%
Dimensional Fund Advisors LP5 6300 Bee Cave Road Building One Austin, Texas 78746	1,319,499	6.6%

1

The ownership percentages set forth in this column are based on the assumption that each of the principal stockholders continued to own the number of shares reflected in the table above on March 28, 2024. Percentages are calculated using the shares outstanding on the Record Date.

2

The information is based on a Schedule 13G/A filed by BlackRock, Inc. with the SEC on January 22, 2024 reporting beneficial ownership as of December 31, 2023. BlackRock, Inc. reported that it has sole dispositive power over 3,397,238 shares and sole voting power over 3,356,098 shares.

3

The information is based on a Schedule 13G/A filed by The Vanguard Group with the SEC on February 13, 2024 reporting beneficial ownership as of December 29, 2023. The Vanguard Group reported that it has sole dispositive power over 1,482,945 shares; shared dispositive power over 52,942 shares; and shared voting power over 35,410 shares.

4

The information is based on a Schedule 13G/A filed by Renaissance Technologies LLC and Renaissance Technologies Holdings Corporation (together, “Renaissance”) with the SEC on February 13, 2024 reporting beneficial ownership as of December 29, 2023. Renaissance reported that it has sole dispositive power over 1,082,940 shares and sole voting power over 1,082,940 shares.

5

The information is based on a Schedule 13G/A filed by Dimensional Fund Advisors LP with the SEC on February 9, 2024 reporting beneficial ownership as of December 29, 2023. Dimensional Fund Advisors LP reported that it has sole dispositive power over 1,319,499 shares and sole voting power over 1,296,812 shares.

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Questions and Answers about the Proxy Materials and the Annual Meeting

Who is asking for my vote and why?

The Board is soliciting proxies for use at the Company’s Annual Meeting to be held on May 23, 2024, or any adjournment or postponement of the meeting.

The Annual Meeting will be held entirely online at www.virtualshareholdermeeting.com/HSII2024. The Board encourages you to vote before the meeting to ensure that your shares are represented at the Annual Meeting. This proxy statement provides you with information related to the matters upon which you are asked to vote as a stockholder to assist you in voting your shares.

What does it mean to vote by proxy?

It means that you give someone else the right to vote your shares in accordance with your instructions. The Company is asking you to give your proxy to Tracey Heaton, Chief Legal Officer & Corporate Secretary, and Mark R. Harris, Chief Financial Officer. This way, you ensure that your vote will be counted even if you are unable to attend the Annual Meeting online.

If you sign and submit your proxy or voting instruction form without giving specific instructions on how to vote your shares, in accordance with the recommendation of the Board, Ms. Heaton and Mr. Harris will vote your shares in the following manner:

●	FOR the election of each of the nominees for director named in this proxy statement;

●	FOR the advisory vote approving our executive compensation;

●	FOR the ratification of the appointment of RSM US LLP as our independent registered public accountants for the 2024 fiscal year; and

●	FOR the adoption of the Fifth Amended and Restated Heidrick & Struggles 2012 GlobalShare Program.

What happens if other matters are presented at the annual meeting?

If other matters are properly presented at the Annual Meeting, Ms. Heaton and Mr. Harris will have discretion to vote your shares for you on those matters in accordance with their best judgment if you have granted a proxy. However, the Company has not received timely notice from any stockholder of any other matter to be presented at the Annual Meeting.

How do I attend the annual meeting?

To join the Annual Meeting, log in at www.virtualshareholdermeeting.com/HSII2024. You will need the 16-digit control number included on your proxy card or on any additional voting instructions accompanying these proxy materials.

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The Annual Meeting will begin at 8:00 a.m. Central Time. Online check-in will be available beginning at 7:45 a.m. Central Time to allow time for stockholders to log in and test the computer audio system.

Please allow ample time for the online check-in process. A replay of the Annual Meeting will also be posted on our website at https://investors.heidrick.com/investor-overview for at least thirty (30) days after the meeting concludes.

Who is entitled to vote at the annual meeting?

Holders of the Company’s common stock as of the close of business on March 28, 2024 (the “Record Date”), are entitled to vote at the Annual Meeting.

How many votes is each share of common stock entitled to?

Each share of Company common stock outstanding as of the Record Date is entitled to one vote. As of the Record Date, there were 20,206,622 shares of common stock outstanding.

Who can attend the annual meeting online?

Stockholders as of the Record Date are entitled to attend and participate in the Annual Meeting. Others are able to access the Annual Meeting as a guest through the virtual meeting website, but are not able to ask questions or vote during the meeting.

How do I submit a question at the annual meeting?

You may submit a question during the meeting via our virtual stockholder meeting website, www.virtualshareholdermeeting.com/HSII2024. If your question is properly submitted, we intend to respond to your question during the Annual Meeting as time permits. Questions on similar topics will be combined and answered together.

A replay of the Annual Meeting, including the Q&A session, will also be posted on our website at https://investors.heidrick.com/investor-overview under “Proxy Materials” for at least thirty (30) days after the meeting concludes. Rules of Conduct for the meeting will be posted on the virtual meeting website and our website and will provide additional details regarding our procedures for answering questions.

What if the Company or I encounter technical difficulties during the annual meeting?

If we experience technical difficulties during the Annual Meeting (e.g., a temporary or prolonged power outage), our Chair will determine whether the meeting can be promptly reconvened (if the technical difficulty is temporary) or whether the meeting will need to be reconvened on a later day (if the technical difficulty is more prolonged). In any situation, we will promptly notify stockholders of the decision via www.virtualshareholdermeeting.com/HSII2024.

If you encounter technical difficulties accessing our Annual Meeting or asking questions during the Annual Meeting, a support line will be available on the login page of the virtual stockholder meeting website: www.virtualshareholdermeeting.com/HSII2024.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

If your shares are registered directly in your name with the Company’s transfer agent (Computershare Trust Company, N.A.), you are considered a stockholder of record with respect to those shares. If your shares are held in a bank or brokerage account, you are considered a “beneficial owner” of those shares.

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How do I vote my shares?

Beneficial Stockholders – If you own shares through a broker, bank or other holder of record, you must instruct the holder of record how to vote your shares, or you can vote during the Annual Meeting. In order to provide voting instructions to the holder of record of your shares, please refer to the materials forwarded by your broker, bank, or other holder of record. Proxies submitted by internet or telephone must be received by 11:59 p.m. Eastern Time, on May 22, 2024. You are also invited to attend the Annual Meeting online at www.virtualshareholdermeeting.com/HSII2024. To participate in the Annual Meeting, you will need the 16-digit control number included on your proxy card or on any additional voting instructions accompanying these proxy materials. Even if you plan to attend the Annual Meeting, we encourage you to submit your voting instructions to your broker, bank or other holder of record in advance of the Annual Meeting.

Registered Stockholders – If you own shares that are registered in your name, you may vote by proxy before the Annual Meeting by internet at www.proxyvote.com, by calling 1-800-690-6903 or by signing and returning your proxy card by mail. To vote by internet or telephone, you will need your 16-digit voting control number, which can be found on your proxy card. Proxies submitted by internet or telephone must be received by 11:59 p.m. Eastern Time, on May 22, 2024. If you return a signed proxy card but do not provide voting instructions for some or all of the matters to be voted on, your shares will be voted on all uninstructed matters in accordance with the recommendations of the Board of Directors. You may also vote at the Annual Meeting by attending the Annual Meeting online and following the instructions posted at www.virtualshareholdermeeting. com/HSII2024.To participate in the Annual Meeting, you will need the 16-digit control number included on your proxy card or on any additional voting instructions accompanying these proxy materials. Even if you plan to attend the Annual Meeting, we encourage you to submit your proxy in advance of the Annual Meeting.

May I revoke a proxy or change my vote?

Beneficial Stockholders – Beneficial stockholders should contact their broker, bank or other holder of record for instructions on how to revoke their proxies or change their vote. You may also revoke your proxy or previously submitted voting instructions by attending the Annual Meeting online and voting during the meeting.

Registered Stockholders – Registered stockholders may revoke their proxies or change their voting instructions at any time before 11:59 p.m. Eastern Time, on May 22, 2024, by submitting a proxy via internet, telephone or mail that is dated later than the original proxy or by delivering written notice of revocation to the Corporate Secretary at Heidrick & Struggles International, Inc., Attn: Corporate Secretary, 233 S. Wacker Drive, Suite 4900, Chicago, Illinois 60606-6303. You may also revoke your proxy by attending the Annual Meeting online and voting during the meeting. Your attendance at the Annual Meeting online will not, by itself, constitute revocation of your proxy.

How many votes must be present in order to hold the annual meeting?

A quorum must be present to transact business at the Annual Meeting. A quorum consists of the holders of a majority in voting power of the stock issued and outstanding and entitled to vote at the meeting.

Shares of Heidrick & Struggles stock present in person or duly authorized by proxy (including any abstentions and “broker non-votes”) will be counted for purposes of establishing a quorum at the meeting. Attendance at our Annual Meeting online constitutes presence in person for purposes of quorum at the meeting.

What are broker non-votes?

If a broker or other financial institution holds your shares in its name and you do not provide voting instructions, that firm may only vote your shares on routine matters. Proposal 3, the ratification of the appointment of our independent auditor for 2024, is the only matter for consideration deemed to be routine. For all matters other than Proposal 3, you

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must submit voting instructions to the firm that holds your shares if you want your vote to count. When a firm votes a client’s shares on some but not all of the proposals, the missing votes on the non-routine proposals are referred to as “broker non-votes.”

What vote is required to approve each proposal?

Election of Directors (Item 1)

A plurality of the voting power present in person or represented by proxy and entitled to vote is required for the election of directors. This means that the eight director nominees receiving the highest number of votes cast “FOR” will be elected. Only votes “FOR” will affect the outcome. Broker non-votes are not counted for purposes of the election of directors.

Pursuant to our Corporate Governance Guidelines, in an uncontested election of directors (i.e. an election in which the only nominees are those recommended by the Board), any nominee for director who receives a greater number of votes “WITHHELD” from his or her election than votes “FOR” his or her election will tender his or her resignation to the Chair of the NGC following certification of the stockholder vote. The NGC will consider the tendered resignation and recommend to the Board whether to accept or reject the tendered resignation no later than 60 days following the date of the stockholders meeting at which the election occurred. The Board will act on the NGC’s recommendation no later than 120 days following the stockholders meeting. The Company will publicly disclose the Board’s decision whether to accept the resignation as tendered (providing an explanation of the process by which the decision was reached and, if applicable, the reasons for rejecting the tendered resignation).

Brokers holding shares beneficially owned by their clients do not have the ability to cast votes with respect to the election of directors unless they have received instructions from the beneficial owner of the shares. It is therefore important that you provide instructions to your broker if your shares are held by a broker so that your vote with respect to directors is counted.

All Other Proposals (Items 2, 3 and 4)

Stockholders may vote “FOR” or “AGAINST” each of the other proposals, or may abstain from voting. Heidrick’s Amended and Restated By-laws require the affirmative vote of a majority in voting power of the stock present in person or represented by proxy and entitled to vote on the matter for the approval of Proposals 2, 3 and 4. An abstention will have the same effect as a vote “Against” Proposals 2, 3 and 4. “Broker non-votes,” if any, will have no effect on Proposals 2 and 4. As described above, brokers have discretionary authority to vote with respect to Proposal 3.

Who counts the votes?

Representatives of Broadridge Financial Solutions, Inc. will count the votes and will act as the independent inspector of election for the Annual Meeting.

When will the company announce the voting results?

The Company will announce the preliminary voting results at the Annual Meeting and will report the final results on the Company’s website and in a Current Report on Form 8-K filed with the SEC after the Annual Meeting in accordance with SEC Rules.

How are proxies solicited, and what is the cost?

The Company will bear the entire cost of the proxy solicitation. Heidrick has engaged Alliance Advisors, L.L.C. to assist with the solicitation of proxies for an estimated fee of $12,000 plus expenses. The Company will reimburse brokers,

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fiduciaries and custodians for their costs in forwarding proxy materials to beneficial owners of common stock. The Company’s officers and employees may also solicit proxies. They will not receive any additional compensation for these activities.

Will the company make a list of stockholders entitled to vote at the annual meeting available?

Yes. A stockholder list will be available for inspection electronically by stockholders for any purpose germane to the meeting, upon request, starting May 13, 2024 by contacting the Company’s Investor Relations Department via email at InvestorRelations@heidrick.com. In addition, a stockholder list will be posted on the virtual stockholder meeting website during the Annual Meeting.

What does it mean if I receive more than one set of printed proxy materials?

If you hold your shares in more than one account, you may receive a separate set of printed proxy materials, including a separate proxy card or voting instruction card, for each account. To ensure that all of your shares are voted, please vote by telephone or internet or sign, date, and return a proxy card or voting card for each account.

More than one stockholder lives at my address.

Why did we receive only one set of proxy materials?

The Company delivers only one Annual Report and one proxy statement to multiple stockholders sharing the same address unless it has received different instructions from one or more of them. This method of delivery is known as “householding”. Householding reduces the number of mailings you receive, saves on printing and postage costs and helps the environment. The Company will, upon written or oral request, promptly deliver a separate copy of the Annual Report or proxy statement to a stockholder at a shared address. If you would like to change your householding election, request that a single copy of this or future proxy materials be sent to your address, or request a separate copy of this or future proxy materials, you should submit this request by writing Broadridge Householding Department, 51 Mercedes Way, Edgewood, NY 11717 or calling 1-866-540-7095.

Other Matters

Management is not aware of any other matters that will be presented at the Annual Meeting. If any other matter that requires a vote is properly presented at the meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, in their best judgment.

Stockholder proposals – 2025 annual meeting of stockholders

If you wish to submit a proposal for inclusion in Heidrick’s proxy statement for its 2025 annual stockholders meeting, you must follow the procedures set forth in Rule 14a-8 of the Securities Exchange Act of 1934. To be eligible for inclusion, the Company must receive your proposal at the address below no later than December 13, 2024. Under Heidrick’s Amended and Restated By-laws, other proposals and director nominations by stockholders that are not included in the 2025 proxy statement may be eligible for presentation at the 2025 annual stockholders meeting only if they are received by the Company in the form of a proper written notice, directed to the attention of Heidrick’s Corporate Secretary at the address below, no earlier than the close of business on January 23, 2025 and no later than the close of business on February 22, 2025. The notice must contain the information required by the Amended and Restated By-laws and must otherwise comply with the requirements specified in the Amended and Restated By-laws.

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In addition to satisfying the foregoing requirements under Heidrick’s Amended and Restated By-laws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than Heidrick’s nominees must provide notice that sets forth any additional information required by Rule 14a-19 under the Securities Exchange Act of 1934, as amended, no later than March 24, 2025. A stockholder who submits the required Rule 14a-19 notice by that date must still comply with the notice requirements of our Amended and Restated By-laws as described above, including the information and earlier deadline, in order for the stockholder’s director nominees to be eligible for presentation at the 2025 annual stockholders meeting.

Where to send all proposals and nominations:

Heidrick & Struggles International, Inc.

Attn: Corporate Secretary

233 S. Wacker Drive, Suite 4900

Chicago, Illinois 60606-6303

Email: HSIICorpSect@heidrick.com

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Annex A

Heidrick & Struggles International, Inc.

Reconciliation of Operating Income (Loss) and Adjusted Operating Income (Non-GAAP)

(Unaudited)

(In $ thousands)	2023	2022	2021	2020	2019

Revenue before reimbursements (net revenue)	$1,026,864	$1,073,464	$1,003,001	$621,615	$706,924

Operating income (loss)	75,357	112,266	98,264	(35,529)	63,511

Adjustments

Earnout fair value adjustments	-	(464)	11,368	-	-

Restructuring charges	-	-	3,792	52,372	4,130

Impairment charges	7,246	-	-	32,970	-

Total adjustments	7,246	(464)	15,160	85,342	4,130

Adjusted operating income	$82,603	$111,802	$113,424	$49,813	$67,641

Operating margin	7.3%	10.5%	9.8%	-5.7%	9.0%

Adjusted operating margin	8.0%	10.4%	11.3%	8.0%	9.6%

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PROXY STATEMENT 2024

Heidrick & Struggles International, Inc.

Reconciliation of Net Income (Loss) and Adjusted Net Income (Non-GAAP)

(Unaudited)

(In $ thousands, except per share amounts)	2023	2022	2021	2020	2019

Net income (loss)	$54,410	$79,486	$72,572	$(37,707)	$46,869

Adjustments

Earnout fair value adjustments, net of tax	-	(320)	8,282	-	-

Restructuring charges, net of tax	-	-	2,642	39,956	3,768

Impairment charges, net of tax	6,038	-	-	32,970	-

Total adjustments	6,038	(320)	10,924	72,926	3,768

Adjusted net income	$60,448	$79,166	$83,496	$35,219	$50,637

Weighted-average common shares outstanding

Basic	20,029	19,758	19,515	19,301	19,103

Diluted	20,766	20,618	20,296	19,893	19,551

Earnings (loss) per common share

Basic	$2.72	$4.02	$3.72	$(1.95)	$2.45

Diluted	$2.62	$3.86	$3.58	$(1.95)	$2.40

Adjusted earnings per common share

Basic	$3.02	$4.01	$4.28	$1.82	$2.65

Diluted	$2.91	$3.84	$4.11	$1.77	$2.59

114	ANNEX A

HEIDRICK & STRUGGLES

Annex B

Heidrick & Struggles International, Inc.

Reconciliation of Net Income and Operating Income

to Adjusted EBITDA (Non-GAAP)

(Unaudited)

(In $ thousands)	Year Ended December 31, 2023

Revenue before reimbursements (net revenue)	$ 1,026,864

Net income	54,410

Interest, net	(11,617)

Other, net	(1,697)

Provision for income taxes	34,261

Operating income	75,357

Adjustments

Depreciation	9,113

Intangible amortization	9,395

Earnout accretion	1,554

Earnout fair value adjustments	0

Acquisition contingent compensation	11,934

Deferred compensation plan	(6,132)

Restructuring charges	-

Impairment charges	7,246

Total adjustments	50,260

Adjusted EBITDA	$ 125,617

Adjusted EBITDA margin[12]	12.2%

[12]	Adjusted EBITDA margin is defined as Adjusted EBITDA as a percentage of Net Revenue in the same period.

ANNEX B	115

H E I D R I C K & S T R U G G L E S

WE HELP OUR CLIENTS CHANGE THE WORLD, ONE LEADERSHIP

TEAM AT A TIME

Our Worldwide Locations

Americas	Europe	Asia Pacific	Africa / Middle East

Atlanta	Amsterdam	Bangalore	Dubai
Austin	Bremen	Beijing	Johannesburg
Bogota	Brussels	Hong Kong	Riyadh
Boston	Copenhagen	Melbourne	Tel Aviv
Calgary	Dublin	Mumbai
Chicago	Düsseldorf	New Delhi
Costa Mesa	Frankfurt	Perth
Dallas	Helsinki	Seoul
Houston	Lisbon	Shanghai
Los Angeles	London	Singapore
Mexico City	Madrid	Sydney
Miami	Milan	Tokyo
Montreal	Munich
New York	Paris
Philadelphia	Stockholm
Rio de Janeiro	Warsaw
San Francisco	Zürich
São Paulo
Stamford
Toronto
Washington, D.C.

Heidrick & Struggles International,

Inc. 233 South Wacker Drive,

Suite 4900 Chicago, IL 60606

312 496 1200

www.heidrick.com

HEIDRICK & STRUGGLES INTERNATIONAL, INC. 233 S. WACKER DR., SUITE 4900 CHICAGO, IL 60606 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 1 OF 2 1 1 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During the Meeting - Go to www.virtualshareholdermeeting.com/HSII2024 You may attend the meeting via the internet and vote during the meeting. Have your proxy card in hand when you access the website and follow the instructions to join the meeting and vote. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. NAME THE COMPANY NAME INC. - COMMON THE COMPANY NAME INC. - CLASS A THE COMPANY NAME INC. - CLASS B THE COMPANY NAME INC. - CLASS C THE COMPANY NAME INC. - CLASS D THE COMPANY NAME INC. - CLASS E THE COMPANY NAME INC. - CLASS F THE COMPANY NAME INC. - 401 K CONTROL # 0000000000000000 SHARES 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 PAGE 1 OF 2 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. For All Withhold All For All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0000000000 0 2 The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 01) Elizabeth L. Axelrod 02) Mary E.G. Bear 03) John Berisford 04) Lyle Logan 05) Willem Mesdag 06) Thomas L. Monahan III 07) Stacey Rauch 08) Adam Warby The Board of Directors recommends you vote FOR proposals 2, 3 and 4. For Against Abstain 2. Advisory vote to approve Named Executive Officer compensation. 3. Ratification of the appointment of RSM US LLP as the Company’s independent registered public accounting firm for 2024. 4. Approval of the Fifth Amended and Restated Heidrick & Struggles 2012 GlobalShare Program. NOTE: Such other business as may properly come before the Annual Meeting or any adjournment thereof. Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date JOB # Signature (Joint Owners) Date SHARES CUSIP # SEQUENCE # 0000637746_1 R1.0.0.6

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com HEIDRICK & STRUGGLES INTERNATIONAL, INC. Annual Meeting of Stockholders May 23, 2024 8:00 A.M. Central Daylight Time Via live webcast at www.virtualshareholdermeeting.com/HSII2024 This proxy is solicited on behalf of the Board of Directors The undersigned hereby appoints Tracey Heaton and Mark Harris, and either of them, as proxy, with full power of substitution to each of them, to vote, as directed, all the shares of common stock of Heidrick & Struggles International, Inc. held of record as of March 28, 2024, at the Annual Meeting of Stockholders to be held on May 23, 2024, or any adjournment of the meeting. This proxy authorizes Ms. Heaton and Mr. Harris, and either of them, to vote in her or his discretion on any matter that may properly come before the Annual Meeting or any adjournment of the meeting. You can virtually attend the meeting online by visiting www.virtualshareholdermeeting.com/HSII2024. This proxy, when properly executed, will be voted in the manner directed by you. If you sign and return this proxy but do not give any direction, this proxy will be voted in accordance with the Board of Directors’ recommendations on Proposals 1-4 and in the discretion of the proxy holders on any other matters that may properly come before the Annual Meeting and at any adjournment or postponement thereof. Unless otherwise specified, in order for your vote to be submitted by proxy, you must (i) properly complete the Internet or telephone voting instructions or (ii) properly complete and return this proxy in order that, in either case, your vote is received no later than 11:59 P.M. Eastern Time on May 22, 2024. Continued and to be signed on reverse side